UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

COMCAST CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2016 Annual Meeting of Shareholders of Comcast Corporation

Date:	May 19, 2016

Time:	Online check-in begins:	9:45 a.m. Eastern Time
	Meeting begins:	10:00 a.m. Eastern Time

Place:	Meeting live via the Internet — please visit: www.virtualshareholdermeeting.com/comcast2016

Purposes:

•   Elect directors

•   Ratify the appointment of our independent auditors

•   Approve our 2002 Restricted Stock Plan, as amended and restated

•   Approve our 2003 Stock Option Plan, as amended and restated

•   Approve the Comcast Corporation 2002 Employee Stock Purchase Plan, as amended and restated

•   Approve the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, as amended and restated

•   Vote on four shareholder proposals

•   Conduct other business if properly raised

All shareholders are cordially invited to attend a virtual annual meeting of shareholders, conducted via live webcast. We are excited to embrace cutting edge, virtual meeting technology that we believe will provide expanded shareholder access and participation, improved communications and, over time, cost savings for our shareholders and company. During the virtual meeting, you may ask questions and will be able to vote your shares electronically (except with respect to shares held in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan, which must be voted prior to the meeting). To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. Please note that you will not be able to attend the annual meeting in person.

Only shareholders of record on March 10, 2016 may participate and vote at the meeting. If the meeting is adjourned because a quorum is not present, then, at the reconvened meeting, shareholders who attend the meeting will constitute a quorum for the purpose of acting upon the matters presented at that meeting pursuant to the rules described in “Voting Securities and Principal Holders — Outstanding Shares and Voting Rights” in the attached proxy statement.

As permitted by the Securities and Exchange Commission, we are making the attached proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In accordance with this e-proxy process, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the proxy statement also contain instructions on how you can receive a paper copy of the proxy materials. If you elect to receive a paper copy of our proxy materials, our 2015 Annual Report on Form 10-K will be mailed to you along with the proxy statement.

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders beginning on or about April 8, 2016.

Your vote is important. Please vote your shares promptly. To vote your shares, you can (i) use the Internet, as described in the Notice of Internet Availability of Proxy Materials and on your proxy card; (ii) call the toll-free telephone number set forth in the attached proxy statement and on your proxy card; or (iii) complete, sign and date your proxy card and return your proxy card by mail.

April 8, 2016	ARTHUR R. BLOCK Secretary

*                         *                        *

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 19, 2016: Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.proxyvote.com.

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote

Holders of record of Class A and Class B common stock of Comcast Corporation (“Comcast,” the “Company,” “our,” “we” or “us”) at the close of business on March 10, 2016 may vote at the annual meeting of shareholders. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, and this proxy statement is being made available, to our shareholders beginning on or about April 8, 2016.

How to Vote

You may vote at the virtual meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting (except with respect to shares held in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan, which must be voted before the meeting as described in the section immediately below).

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting.

You can vote by proxy in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com or scan the QR code on your Notice or proxy card with a smartphone or tablet, and then follow the instructions outlined on the secure website.

•

By telephone:  Call toll free 1-800-690-6903 and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions your broker, brokerage firm, bank or other nominee provided to you regarding voting by telephone.

•	In writing: Complete, sign and date your proxy card and return your proxy card in the enclosed envelope.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on May 18, 2016.

If you give us your signed proxy but do not specify how to vote, we will vote your shares (i) in favor of (a) the director candidates, (b) the ratification of the appointment of our independent auditors, (c) the approval of our amended and restated 2002 Restricted Stock Plan, (d) the approval of our amended and restated 2003 Stock Option Plan, (e) the approval of the amended and restated Comcast Corporation 2002 Employee Stock Purchase Plan and (f) the approval of the amended and restated Comcast-NBCUniversal 2011 Employee Stock Purchase Plan; and (ii) against each of the shareholder proposals.

If you hold Class A common shares in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and vote, the respective plan trustee will vote your shares as you specify on your proxy card. If you hold Class A common shares in the Comcast Corporation Retirement-

Investment Plan or the Comcast Spectacor 401(k) Plan and do not vote, or you sign and return your proxy card without voting instructions, the respective plan trustee will vote your shares in the same proportion on each matter as it votes shares held in the respective plan for which voting directions were received. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by May 12, 2016.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In compliance with this e-proxy process, on or about April 8, 2016, we mailed to our shareholders of record and beneficial owners the Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders are able to access the proxy materials on the website referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. By participating in the e-proxy process, we reduce the impact of our annual meeting of shareholders on the environment and save money on the cost of printing and mailing documents to you. See “Electronic Access to Proxy Materials and Annual Report on Form 10-K” below for further information on electing to receive proxy materials electronically.

Matters to Be Presented

We are not aware of any matters to be presented at the meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	notifying our Secretary in writing before the meeting at the address given on page 3; or

•	voting at the virtual meeting.

Attending and Voting at the Meeting

We are excited that this year’s annual meeting will be a virtual meeting of shareholders using cutting edge technology, conducted via live webcast. All shareholders of record on March 10, 2016 are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded shareholder access and participation, improved communications and, over time, cost savings for our shareholders and our company.

To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/comcast2016. To participate in the annual meeting, you will need the 16-digit control number included on your Notice or on your proxy card.

You will be able to vote your shares electronically at the annual meeting, other than shares held in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan, which must be voted prior to the meeting.

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962 (toll line).

Conduct of the Meeting

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the annual meeting of shareholders in an orderly manner. This authority includes establishing rules of conduct for shareholders who wish to participate in the meeting. To ensure the meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such person designated by our Board) may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. A copy of these rules will be available at the virtual meeting.

Additional Information on the Annual Meeting of Shareholders

If you have questions or would like more information about the annual meeting of shareholders, you can contact us in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com or scan the QR code on your Notice or proxy card with a smartphone or tablet.

•	By telephone: Call toll free 1-866-281-2100.

•	By writing to the following address:

Arthur R. Block, Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Shareholder Engagement

We have always maintained a very active and broad-based investor relations outreach program to solicit input on a variety of topics related to our business and strategy. Over the course of a year, our investor relations team and some of our named executive officers and other key employees typically meet with several hundred investors through investor roadshows, conferences and phone conversations.

Over the past few years, we have expanded our traditional investor relations outreach program to include in-person and telephonic governance road shows. In 2015, we met with over 20 of our top institutional investors, representing approximately 40% of our outstanding shares of Class A common stock, as well as with other investors who sought to engage with us on governance matters. Nearly all of these meetings included at least one of our named executive officers, and in certain circumstances, at least one of our independent directors. This dialogue provides an opportunity to discuss governance matters generally, including our directors’ skills, our capitalization and board structures, and our approach to compensation matters, including the linkage between pay and performance and our compensation program’s alignment to our shareholders’ interests. Through these discussions, some of our shareholders have suggested that we consider certain changes or additional disclosures. Below are some of the changes and additional disclosures we have made to date as a result of these discussions:

•

Our Compensation Committee over the past three years has been increasing the quantitative portion of our named executive officers’ target annual cash bonus from 20% or 40% in 2013, to 67% in 2014, to 75% or 85% in 2015, depending on the executive.

•

We have added to the duties of our Lead Independent Director, including that he has the ability to schedule meetings of independent directors, presides at all meetings where the Chairman is not present and has the opportunity to provide input on meeting agendas and schedules.

•	We increased the stock ownership requirement of our Chairman and CEO, Mr. Brian L. Roberts, from needing to own shares of our common stock worth 5x to 10x of his base salary.

•

We have enhanced various disclosures relating to our Board and directors, including adding a director skills matrix, providing information about our Board and committee evaluation process and stating the average tenure of our independent directors. We also have added disclosure that the Board and Governance and Directors Nominating Committee consider a director’s tenure in making independence determinations.

•	We have enhanced the disclosure in our Audit Committee Report to provide additional information on our independent auditors and responsibilities of the Audit Committee.

Our Board has established a process for shareholders to communicate with its members. Shareholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to the Lead Independent Director, to any other particular director, to the independent or nonemployee directors or to any committee of the Board or other group of directors, in care of Arthur R. Block, Secretary, Comcast Corporation, at the address given above. You also may send an e-mail in care of the Chair of the Audit Committee of the Board by using the following e-mail address: audit_committee_chair@comcast.com. All such communications are promptly reviewed and, as appropriate, forwarded to either the Board or the relevant director(s), committee(s) or group of directors based on the subject matter of the communication.

VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES AND VOTING RIGHTS

At the close of business on March 10, 2016, the record date, we had outstanding 2,415,871,794 shares of Class A common stock and 9,444,375 shares of Class B common stock.

On each matter to be voted on, the holders of Class A common stock and Class B common stock will vote together. As of the record date, each holder of Class A common stock is entitled to 0.1173 votes per share and each holder of Class B common stock is entitled to 15 votes per share.

We must have a quorum to carry on the business of the annual meeting of shareholders. This means that, for each matter presented, shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on that matter must be represented at the meeting, either by proxy or by attending the virtual meeting. If the meeting is adjourned for one or more periods aggregating at least five days due to the absence of a quorum, those shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of electing directors at such reconvened meeting. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement other than the election of directors.

The director candidates who receive the most votes will be elected to fill the available seats on our Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Except as noted below with respect to broker nonvotes, only votes for or against a proposal count for voting purposes. Withheld votes in regard to the election of directors, abstentions and broker nonvotes count for quorum purposes. Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on the ratification of the appointment of our independent auditors, but may not vote your shares on the election of directors or any of the other proposals.

PRINCIPAL SHAREHOLDERS

This table sets forth information as of March 1, 2016 about persons we know to beneficially own more than 5% of any class of our voting common stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Class A common stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	154,705,528	(1)	6.3%

Class A common stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	141,619,264	(2)	5.8%

Class A common stock	Capital World Investors 333 South Hope Street Los Angeles, CA 90071	134,907,439	(3)	5.5%

Class B common stock	Brian L. Roberts One Comcast Center Philadelphia, PA 19103	9,444,375	(4)	100.00%

(1)	This information is based upon a Schedule 13G filing with the SEC on February 10, 2016 made by BlackRock, Inc. setting forth information as of December 31, 2015.

(2)	This information is based upon a Schedule 13G filing with the SEC on February 11, 2016 made by The Vanguard Group setting forth information as of December 31, 2015.

(3)	This information is based upon a Schedule 13G filing with the SEC on February 12, 2016 made by Capital World Investors setting forth information as of December 31, 2015.

(4)

Includes 9,039,663 shares of Class B common stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B common stock owned by certain family trusts of which Mr. Roberts and/or his descendants are the beneficiaries. The shares of Class B common stock beneficially owned by Mr. Brian L. Roberts represent 33 1/3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable under the terms of our articles of incorporation. Under our articles of incorporation, each share of Class B common stock is convertible at the shareholder’s option into a share of Class A common stock. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A common stock, see the table immediately below, “Security Ownership of Directors, Nominees and Executive Officers,” including footnote (12) to the table.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

This table sets forth information as of March 1, 2016 about the amount of common stock beneficially owned by (i) our current directors (all of whom are also nominees for director, except for J. Michael Cook, who has reached our mandatory retirement age), (ii) the named executive officers listed in “Executive Compensation — Summary Compensation Table for 2015” and (iii) our directors and executive officers as a group. No shares of common stock held by our directors or executive officers are held in margin accounts or have been hedged or pledged.

	Amount Beneficially Owned(1)			Percent of Class
Name of Beneficial Owner	Class A(2)		Class B	Class A(2)	Class B
Michael J. Angelakis	714,556	(3)	–	*	–
Kenneth J. Bacon	23,240		–	*	–
Madeline S. Bell	3,674	(4)	–	*	–
Sheldon M. Bonovitz	132,634	(5)	–	*	–
Edward D. Breen	62,682	(6)	–	*	–
Stephen B. Burke	1,981,207	(7)	–	*	–
Michael J. Cavanagh	1,350		–	*	–
David L. Cohen	2,806,705	(8)	–	*	–
Joseph J. Collins	174,732	(9)	–	*	–
J. Michael Cook	60,322	(10)	–	*	–
Gerald L. Hassell	58,275		–	*	–
Jeffrey A. Honickman	133,547	(11)	–	*	–
Eduardo G. Mestre	51,257		–	*	–
Brian L. Roberts	13,925,035	(12)	9,444,375(13)	*	100	%(13)
Johnathan A. Rodgers	26,475		–	*	–
Dr. Judith Rodin	74,889		–	*	–
Neil Smit	1,366,555		–	*	–
All directors and executive officers as a group (18 persons)	21,278,341		9,444,375	*	100%

*	Less than 1% of the outstanding shares of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	Includes beneficial ownership of the following number of shares for which the following persons hold options exercisable on or within 60 days of March 1, 2016: Mr. Angelakis, 428,537; Mr. Burke, 1,421,990; Mr. Cohen, 2,035,210 (332,640 of which are held by family trusts); Mr. Roberts, 4,582,650; Mr. Smit, 1,169,790; and all executive officers as a group, 9,497,297.

Includes beneficial ownership of the following number of shares underlying restricted stock units (“RSUs”) held by the following persons that vest on or within 60 days of March 1, 2016: Mr. Angelakis, 127,690; Mr. Burke, 148,023; Mr. Cohen, 108,035; Mr. Roberts, 90,000; Mr. Smit, 105,550; and all executive officers as a group, 493,258.

Includes the following number of share equivalents that will be paid at a future date in cash and/or stock pursuant to an election made under our restricted stock plan for the following persons: Mr. Bacon, 6,640; Ms. Bell, 2,174; Mr. Bonovitz, 17,387; Mr. Breen, 6,299; Mr. Collins, 58,061; Mr. Cook, 21,180; Mr. Hassell, 47,810; Mr. Honickman, 59,137; Mr. Mestre, 23,606; Mr. Roberts, 94,708; Mr. Rodgers, 5,772; and Dr. Rodin, 59,307.

Includes the following number of share equivalents that will be paid at a future date in stock under our deferred compensation plans for the following persons: Mr. Breen, 3,794; Mr. Collins, 14,672; Mr. Cook, 3,805; Mr. Hassell, 10,465; Mr. Honickman, 13,691; Mr. Mestre, 5,151; Mr. Rodgers, 720; and Dr. Rodin, 8,558.

(3)	As of January 1, 2016, Mr. Angelakis became the Chief Executive Officer of Atairos Group, Inc., a new strategic company formed by us and Mr. Angelakis. Amount includes 48,551 shares held by a family trust of which he is a trustee; and 109,778 shares owned by a charitable foundation of which he and his spouse are trustees.

(4)	Includes 1,300 shares held jointly by her and her spouse and 200 shares held by her spouse.

(5)	Includes 72 shares held by a testamentary trust of which he is a trustee; 3,000 shares owned by a family trust of which he is a trustee; 88,127 shares owned by family partnerships; and 15,714 shares owned by a charitable foundation of which his spouse is a trustee.

(6)	Includes 47,801 shares held by grantor retained annuity trusts of which he is a trustee.

(7)	Includes 12,031 shares held by a charitable foundation of which he and his spouse are trustees.

(8)	Includes 372,646 shares owned in family trusts; 100,240 shares held by grantor retained annuity trusts of which he is a trustee; and 32,365 shares owned by a charitable foundation controlled by him, his spouse and his children.

(9)	Includes 102,000 shares held by grantor retained annuity trusts of which he is a trustee.

(10)	Mr. Cook has reached our mandatory retirement age and is not standing for re-election to the Board at the annual meeting. Amount includes 2,425 shares owned by his spouse and 4,905 shares held jointly by him and his spouse.

(11)	Includes 10,000 shares held by a grantor trust of which he is a trustee and 77 shares owned by his daughters.

(12)	Includes 275,522 shares owned by his spouse; 240 shares owned by his daughter; 312,420 shares owned by a family charitable foundation of which his spouse is a trustee; 88,550 shares owned in our retirement-investment plan; 6,856,323 shares owned by a limited liability company of which he is the managing member; and 699,298 shares owned by certain family trusts. Does not include shares of Class A common stock issuable upon conversion of Class B common stock beneficially owned by him; if he were to convert the Class B common stock into Class A common stock, he would beneficially own 23,369,410 shares of Class A common stock, representing approximately 1% of the Class A common stock.

(13)	See footnote (4) under “— Principal Shareholders” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers file reports with the SEC pursuant to Section 16(a) of the Exchange Act indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. We have reviewed copies of such reports and written representations from the individuals required to file the reports. Based on our review of these documents, we believe that all filings required to be made by our reporting persons for the period January 1, 2015 through December 31, 2015 were made on a timely basis, other than a late Form 4 filed on behalf of our late founder and director, Mr. Ralph J. Roberts, which, although timely filed to reflect a distribution of previously deferred shares, inadvertently omitted the related shares withheld for taxes, and late Form 5s filed on behalf of Messrs. Sheldon M. Bonovitz and Ralph J. Roberts to report gifts of stock; all of such transactions were subsequently reported.

ABOUT OUR BOARD AND ITS COMMITTEES

THE BOARD

We are governed by a Board of Directors and various committees of the Board that meet throughout the year. During 2015, there were nine meetings of our Board and a total of 18 committee meetings. Each director attended more than 75% of the aggregate of the number of Board meetings and the number of meetings held by all of the committees on which he or she served.

Our independent directors have the opportunity to meet separately in an executive session following each regularly scheduled Board meeting and, under our corporate governance guidelines, are required to meet in executive session at least two times each year.

•	During 2015, our independent directors held executive sessions following all five of our regularly scheduled Board meetings and most regularly scheduled meetings of its committees.

We require our directors to attend the annual meeting of shareholders, barring unusual circumstances. Each director then in office attended the 2015 annual meeting of shareholders.

Board Leadership Structure	Our Board regularly reviews our Board leadership structure. Our Board believes that we and our shareholders are best served by having Brian L. Roberts serve as both our Chairman and Chief Executive Officer. We believe that Mr. Roberts is a strong and effective leader, at both the company and Board levels, who provides critical leadership in carrying out our strategic initiatives and confronting our challenges. He serves as an effective bridge between the Board and management, facilitating strong collaboration and encouraging open lines of communication with the Board. As such, we believe that Mr. Roberts is the most appropriate person to serve as Chairman of our Board.

Our Board believes that Board independence and oversight of management are effectively maintained through the Board’s composition, where, if following the annual meeting all of our director nominees are elected, over 80% of our directors will be independent; through our Audit, Compensation and Governance and Directors Nominating Committees, which are composed entirely of independent directors; and through our Lead Independent Director, who, among other duties and as more fully described immediately below, presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Lead Independent Director	In accordance with our corporate governance guidelines, our Board has a Lead Independent Director position, which is currently filled by Mr. Breen. The Lead Independent Director:

•	presides at any meetings of the Board at which the Chairman is not present;

•

facilitates communication between the Chairman and the independent directors, and communicates periodically as necessary between Board meetings and executive sessions with our independent directors, following discussions with management and otherwise on topics of importance to our independent directors;

•	consults with our independent directors concerning the need for an executive session in connection with each regularly scheduled Board meeting;

•	has authority to schedule meetings of the independent directors, including executive sessions of the independent directors;

•	reviews and has the opportunity to provide input on meeting agendas and meeting schedules for the Board;

•	with the Compensation Committee, organizes the annual Board evaluation of the performance of our Chief Executive Officer and senior management; and

•	with the Governance and Directors Nominating Committee, reviews and approves the process for the annual self-assessment of our Board and its committees.

The role of Lead Independent Director is filled by an independent director recommended by the Governance and Directors Nominating Committee and appointed by the Board annually at the Board meeting immediately following the annual meeting of shareholders.

Board and Committee Evaluations	Each year, our Board and each of its committees perform a self-assessment to evaluate their effectiveness. As part of these assessments, each director completes a detailed questionnaire for the Board and any committees on which he or she serves. The questionnaire seeks answers to questions based on numerical ratings and also seeks qualitative comments on each question and any other general comments. The Governance and Directors Nominating Committee and Lead Independent Director review and approve the process and the questionnaires to be used, with outside counsel also reviewing the questionnaires. The results of the assessments are compiled anonymously, with the average numerical response and any qualitative responses to each question, as well as a general summary of the results, being reviewed and discussed at the Board and the Governance and Directors Nominating Committee (as it relates to both the Board and all committees) and each other committee (as it relates to such committee). The Governance and Directors Nominating Committee develops action plans for any items that may require follow up.

Risk Oversight	While risk management is primarily the responsibility of our management, for the reasons set forth below, we believe that our Board understands the significant risks facing our company and exercises, as a whole and through its committees, an appropriate degree of risk oversight.

•

Periodically throughout the year, our management, with involvement and input from our Board, performs a companywide enterprise risk management assessment and identifies the significant strategic, operational, financial and legal risk areas for our Board’s oversight. Our management reports annually to the Audit Committee and the Board on the results of this assessment. Our executive management committee, which is composed of Messrs. Roberts, Cavanagh, Burke, Smit and Cohen, has the overall responsibility for, and oversight of, this process, and an enterprise risk management steering committee, comprised of legal, financial, accounting and business executives, manages it. We also assign one or more senior business executives to work with the executive management committee and steering committee on each of the identified risks to appropriately monitor and manage them.

•

Our Audit Committee oversees our processes and practices with respect to the enterprise risk management assessment, and one of our independent directors reviews the results of this process with management before management presents any reports to the Audit Committee and the Board. In addition, our Audit Committee reviews our policies and practices with respect to financial risk assessment and management, including our major financial risk exposures and the steps taken to monitor and manage such exposures.

•	Our Compensation Committee considers the risks associated with our compensation policies and practices with respect to executive compensation and compensation matters generally.

•	Our Governance and Directors Nominating Committee oversees risks as they relate to our compliance, cybersecurity and business resiliency programs.

•	Throughout the year, in conjunction with its regular business presentations to the Board and its committees, management also highlights any significant relevant risks and exposures.

Succession Planning	Assuring that we have the appropriate senior management talent to successfully pursue our strategies is one of the Board’s primary responsibilities. To this end, at least once a year, the Board discusses succession planning for our CEO and the remainder of our senior executive management. To help fulfill the Board’s responsibility, our Governance and Directors Nominating Committee requires, pursuant to our corporate governance guidelines, that the Compensation Committee ensure that we have in place appropriate planning to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO succession planning includes criteria that reflect our business strategies, such as identifying and developing internal candidates. Our corporate governance guidelines also require that our Compensation Committee ensure that we have appropriate succession planning for the remainder of our senior executive management team, and each year, our Board and Compensation Committee discuss succession planning for these executives as well as their respective direct reports.

Compensation Consultant	In December 2015, the independent compensation consultant retained by the Compensation Committee, Hay Group, was acquired by Korn/Ferry International. Korn Ferry Hay Group provides research, analysis and input as to the form and amount of executive and director compensation, which generally includes market research utilizing information derived from proxy statements, surveys and its own consulting experience and insight, as well as the provision of other methodological standards and policies in accordance with its established procedures. This research, analysis and input has been provided to both our Compensation Committee and to management. The Compensation Committee collaborated with Korn Ferry Hay Group to determine and approve the parameters used to conduct the assessment work, including items such as the composition of peer groups, the relevant market statistical reference points within the data (e.g., median) and the elements of compensation. Korn Ferry Hay Group did not determine or recommend the form or amount of compensation of our named executive officers for 2015.

In 2015, we paid Korn Ferry Hay Group approximately $478,000 for services related to executive and director compensation and paid Korn/Ferry International approximately $437,000 for leadership and talent consulting and executive search services.

Our Compensation Committee has determined that Korn Ferry Hay Group’s work for us does not raise any conflicts of interest. Our Compensation Committee reached this determination by reviewing the fees paid to Korn Ferry Hay Group and evaluating its work under applicable SEC and NASDAQ rules on conflicts of interest. This evaluation included considering all of the services provided to us, the amount of fees received as a percentage of Korn Ferry Hay Group’s annual revenue, its policies and procedures designed to prevent conflicts of interest, any business or personal relationships between Korn Ferry Hay Group and the members of our Compensation Committee or executive officers and any ownership of our stock by Korn Ferry Hay Group’s team that provided our executive and director compensation services.

As part of their job responsibilities, certain of our executive officers participate both in gathering and presenting facts related to compensation and benefits matters as requested by the Compensation Committee and in formulating and making recommendations to the Compensation Committee in these areas. These executives, together with our employees who work in the compensation area, also conduct research and consult with compensation consultants, legal counsel and other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our named executive officers are made by the Compensation Committee and are reviewed by the Board, following reviews and discussions held in executive sessions.

Director Stock Ownership Policy	Our nonemployee director stock ownership policy requires our nonemployee directors to hold a number of shares of our common stock having a value equal to five times the director’s annual cash retainer. Each nonemployee director has a period of five years following his or her first year of service to reach this ownership requirement. For purposes of this policy, “ownership” does not include any stock held in margin accounts or pledged as collateral for a loan. In addition, “ownership” includes 60% of deferred shares under our restricted stock plan. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. Our nonemployee director stock ownership policy is posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com. All nonemployee directors satisfied the requirements of our stock ownership policy in 2015.

Retirement Age/Director Tenure/Director Emeritus Program	Our corporate governance guidelines require that our nonemployee directors who are also independent directors not stand for re-election to the Board after reaching the age of 72. We do not have a director tenure requirement, as we believe our retirement policy and natural turnover achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge and refreshing the Board with new directors who bring new perspectives and diversity to our Board as longer-term directors retire. Notwithstanding this belief and the fact that our corporate governance guidelines and NASDAQ Global Select Market rules do not deem long-tenured directors to be not independent, our Board reviews director tenure in connection with its director independence determinations. Following the annual meeting if all of our nominees are elected, the average tenure of our independent directors will be 7.7 years. We expect the average tenure of our independent directors to be further reduced in 2017, as Ms. Rodin and Mr. Collins will reach our mandatory retirement age next year.

Our Board has created a director emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as director emeritus for a period of one year. A director emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote, be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director. Following Mr. Cook’s retirement at the annual meeting as required under our corporate governance guidelines, our Board has requested that he serve, and he has agreed to serve, as a Director Emeritus for a one-year term, effective as of the date of the annual meeting.

Corporate Governance Guidelines and Code of Conduct

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have a code of conduct that applies to all our employees, including our executive officers, and our directors. Both the guidelines and the code of conduct are posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com. We will disclose under “Corporate Governance” in the Investors section of our website any amendments to, or any waivers under, the code of conduct that are required to be disclosed by the rules of the SEC.

Director Nominations	Our Governance and Directors Nominating Committee will consider director candidates nominated by shareholders. For a shareholder to make a nomination, the shareholder must provide a written notice along with the additional information listed below required by our by-laws within the following time periods. For election of directors at the 2017 annual meeting of shareholders, if such meeting is called for a date between April 19, 2017 and June 18, 2017, we must receive written notice on or after January 19, 2017 and on or before February 18, 2017. For election of directors at the 2017 annual meeting of shareholders, if such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. Our by-laws require that a written notice set forth: (i) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and (v) the written consent of each nominee to serve as a director if so elected. You can obtain a copy of the full text of the relevant by-laws provision by writing to Arthur R. Block, Secretary, Comcast Corporation, at the address given on page 3. A copy of our by-laws also has been filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and is posted on our website under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com.

COMMITTEES OF OUR BOARD

Our Board has four standing committees, each of which has a charter posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com.

The table below provides membership and meeting information for each of these committees.

	Audit Committee	Compensation Committee	Finance Committee	Governance and Directors Nominating Committee
Kenneth J. Bacon				X
Madeline S. Bell	X
Sheldon M. Bonovitz			X
Edward D. Breen	X❖	X
Joseph J. Collins	X	X		Chair
J. Michael Cook[1]	X❖		X
Gerald L. Hassell		X	Chair	X
Jeffrey A. Honickman	Chair❖			X
Eduardo G. Mestre	X❖		X
Johnathan A. Rodgers	X
Dr. Judith Rodin	X	Chair
❖ Audit Committee Financial Expert
Number of Meetings Held in 2015	6	5	2	5

[1]	Mr. Cook has reached our mandatory retirement age and is not standing for re-election to the Board at the annual meeting.

Audit Committee	Each member is independent and financially literate for audit committee purposes under NASDAQ Global Select Market rules, and our Board has concluded that Edward D. Breen, J. Michael Cook, Jeffrey A. Honickman and Eduardo G. Mestre qualify as audit committee financial experts.

The Audit Committee is responsible for the oversight and evaluation of:

•	the qualifications, independence and performance of our independent auditors;

•	the qualifications and performance of our internal audit function; and

•	the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting.

Compensation Committee	Each member is independent under NASDAQ Global Select Market rules and qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Exchange Act) and an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended).

The Compensation Committee reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and oversees and sets compensation for our senior executives. The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executives, establishing and evaluating performance-based goals related to compensation, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally. Each year, the Compensation Committee performs a review of our compensation philosophy, our executive compensation programs, including any material risks related to our programs, and the performance of our named executive officers. The Compensation Committee’s determinations are reviewed annually by the independent directors. The Compensation Committee also oversees succession planning for our senior management (including our Chief Executive Officer).

Finance Committee	The Finance Committee provides advice and assistance to us, including as requested by the Board. It also may act for the directors in the intervals between Board meetings with respect to matters delegated to it from time to time by our Board in connection with a range of financial and related matters. Areas of the Finance Committee’s focus may include acquisitions, banking activities and relationships, capital allocation initiatives, capital structure, cash management, derivatives risks, equity and debt financings, investments and share repurchase activities.

Governance and Directors Nominating Committee	Each member is independent under NASDAQ Global Select Market rules.

The Governance and Directors Nominating Committee exercises general oversight with respect to the governance of our Board, as well as corporate governance matters involving us and our directors and executive officers. It also is responsible for periodically leading reviews and evaluations of the performance, size and responsibilities of our Board and its committees.

The Governance and Directors Nominating Committee also identifies and recommends director nominees. In identifying and evaluating candidates, whether recommended by the committee or by shareholders (as described above), the committee considers an individual’s professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience, as well as applicable independence requirements. The committee also gives significant consideration to the current composition and diversity of our Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Based on the recommendation of our Board’s Governance and Directors Nominating Committee, our Board has nominated the director candidates named below in “Director Biographies.” All of the nominees for director currently serve as our directors. All of our directors are elected annually.

If a director nominee becomes unavailable before the annual meeting of shareholders, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one.

J. Michael Cook, one of our current directors, has reached our mandatory retirement age under our corporate governance guidelines, and as such, is not standing for re-election to the Board. He will serve as a director emeritus for a one-year term commencing on the date of the annual meeting. The Board will reduce its size from twelve to eleven members, effective as of the date of the annual meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

INDEPENDENCE DETERMINATIONS

Following the annual meeting of shareholders, if all director nominees are elected to serve as our directors, nine of our eleven directors will be independent. Our Board has determined that each of our nonemployee directors, other than Mr. Bonovitz, who is married to a first cousin of Mr. Brian L. Roberts, is independent in accordance with the director independence definition specified in our corporate governance guidelines, which is posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com, and in accordance with applicable NASDAQ Global Select Market rules.

In making its independence determinations, our Board considered transactions and relationships between each director or any member of his or her immediate family and us, including those reported under “Related Party Transaction Policy and Certain Transactions” below. The Board also considered that in the ordinary course of business we have, during the current year and the past three fiscal years, sold products and services to, purchased products and services from, and/or made charitable donations (including by certain of our executive officers) to companies at which some of our directors are currently an executive officer or a significant shareholder. In each case, the amount paid or donated to or received from these companies was below 1% of the recipient company’s total consolidated gross revenues, which is far below the 5% limit prescribed by NASDAQ Global Select Market. The Board also considered that one of our executive officers serves on the board (but no committees of the board) of a non-profit hospital run by one of our directors. Additionally, although neither of our corporate governance guidelines nor NASDAQ Global Select Market rules deem a long-tenured director not independent, our Board reviewed director tenure in connection with making its independence determinations.

DIRECTOR CHARACTERISTICS

As baseline director qualifications, our Board seeks, and each of our directors possesses, key attributes that we deem critical in being a director, including strong and effective decision-making, communication and leadership skills; high ethical standards, integrity and values; and a commitment to representing the long-term interests of our shareholders. Our Board then strives to balance the need to have directors with a variety of experiences and areas of expertise and knowledge, while maintaining appropriate gender and minority representation (approximately 45% of our directors are diverse by gender or race). Our Governance and Directors Nominating Committee has developed a matrix outlining certain specific director qualifications, including those highlighted below, to help ensure that our directors bring to the Board a diversity of experience, qualifications and skills to oversee and address the current issues facing our company.

	Video, Internet or Phone Industry	Wireless Industry	Media Industry	Financial/ Accounting	Consumer Products	Government Affairs	Legal	Non-Profit/ Educational/ Philanthropic	CEO/President/ Executive Officer	Diversity (Gender/ Race)
Kenneth J. Bacon*				X		X		X	X	X
Madeline S. Bell*								X	X	X
Sheldon M. Bonovitz							X	X	X
Edward D. Breen*	X	X			X				X
Joseph J. Collins*	X		X			X			X
Gerald L. Hassell*				X	X				X
Jeffrey A. Honickman*					X				X
Eduardo G. Mestre*	X	X		X			X		X	X
Brian L. Roberts	X	X	X						X
Johnathan A. Rodgers*	X		X						X	X
Dr. Judith Rodin*								X	X	X
*	Independent Director

DIRECTOR BIOGRAPHIES

Kenneth J. Bacon: Mr. Bacon has been a partner at RailField Partners, a financial advisory and asset management firm, since his retirement from Fannie Mae in March 2012, where he had served as the Executive Vice President of the multifamily mortgage business since July 2005. From January 2005 to July 2005, he served as the interim Executive Vice President of Housing and Community Development. Mr. Bacon is a member of the National Multifamily Housing Council.

Qualifications: We believe that Mr. Bacon’s significant experience in government affairs, the financial and housing industries and the non-profit, educational and philanthropic communities renders him qualified to serve as one of our directors.

Age: 61 Director since: November 2002 Current Public Company Directorships: Ally Financial Inc. Forest City Enterprises, Inc. Welltower Inc.

Madeline S. Bell: Ms. Bell is the President and Chief Executive Officer of The Children’s Hospital of Philadelphia (“CHOP”), a top-ranked children’s hospital in the United States. Prior to being promoted to Chief Executive Officer in July of 2015, Ms. Bell served as CHOP’s Chief Operating Officer for eight years. Ms. Bell began her career as a pediatric nurse and moved from a variety of different nursing roles into hospital administration in 1989. Ms. Bell is a fellow of the Philadelphia College of Physicians, Chair-elect of the Children’s Hospital Association, serves on the boards of the University City District, the Schuylkill River Development Corporation, Delaware Valley Healthcare Council, Health Alliance, Solutions for Patient Safety and Greater	Age: 54 Director since: February 2016

Philadelphia Chamber of Commerce and is a member of the Chamber’s CEO Council for Growth. Ms. Bell also serves on the Philadelphia Federal Reserve Bank Economic Advisory Board and the Villanova University College of Nursing Board of Consultors.

Qualifications: We believe that Ms. Bell’s experience and leadership of CHOP as noted above and her experience in the non-profit community render her qualified to serve as one of our directors.

Sheldon M. Bonovitz: Mr. Bonovitz is currently Chairman Emeritus of Duane Morris LLP, a law firm. From January 1998 to December 2007, he served as Chairman and Chief Executive Officer of Duane Morris. Mr. Bonovitz is also Chairman of The Fund for the School District of Philadelphia, a trustee of the Dolfinger-McMahon Charitable Trust and the Christian R. and Mary F. Lindbach Foundation and a member of the board of trustees of the Barnes Foundation, the Free Library of Philadelphia Foundation and the Philadelphia Museum of Art.

Qualifications: We believe that Mr. Bonovitz’s experience and leadership in the legal industry, including his experience as a chief executive officer as noted above, and experience in tax matters and the non-profit, educational and philanthropic communities render him qualified to serve as one of our directors.

Age: 78 Director since: March 1979

Edward D. Breen: Mr. Breen is the Chairman of the Board and Chief Executive Officer of E.I. du Pont de Nemours and Company; he joined the DuPont board in February 2015, and became its Chief Executive Officer in November 2015. Mr. Breen is also the Chairman of the Board of Tyco International Ltd., where he had been its Chief Executive Officer from July 2002 until September 2012. Prior to joining Tyco International, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola’s Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola’s Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument’s Broadband Networks Group. Mr. Breen is a member of the advisory board of New Mountain Capital, and had previously served as one of our directors from June 2005 until November 2011.

Qualifications: We believe that Mr. Breen’s extensive experience in the technology, equipment supplier and consumer product sectors, notably as those sectors relate to the cable, phone and wireless industries, including his various experiences as a president and chief executive officer as noted above, renders him qualified to serve as one of our directors.

Age: 60 Director since: February 2014 Current Public Company Directorships: E.I. du Pont de Nemours and Company Tyco International Ltd.

Joseph J. Collins: Mr. Collins currently serves as the Chairman of Aegis, LLC. From August 2001 to December 2003, he served as Chairman and Chief Executive Officer of AOL Time Warner Interactive Video. From 1989 to August 2001, Mr. Collins served as Chairman and Chief Executive Officer of Time Warner Cable.

Qualifications: We believe that Mr. Collins’ extensive experience and leadership in the cable and Internet industries, including his various experiences as a chief executive officer as noted above, coupled with his experience in the media and entertainment and technology industries and in government affairs, render him qualified to serve as one of our directors.

Age: 71 Director since: October 2004

Gerald L. Hassell: Mr. Hassell is the Chairman and Chief Executive Officer of The Bank of New York Mellon. Prior to the merger of The Bank of New York Company, Inc. and Mellon Financial Corporation in July 2007, Mr. Hassell was President of The Bank of New York Company, Inc. and The Bank of New York. Mr. Hassell is a member of the board of trustees of Duke University, a member of the board of visitors of Columbia University Medical Center, a member of the Financial Services Forum, Vice Chairman of Big Brothers/Big Sisters of New York and a member of the boards of the Lincoln Center for the Performing Arts and the National September 11 Memorial & Museum.

Qualifications: We believe that Mr. Hassell’s significant experience and leadership in the financial industry, including with respect to consumer financial products and his experience as a chief executive officer as noted above, render him qualified to serve as one of our directors.

Age: 64 Director since: May 2008 Current Public Company Directorships: The Bank of New York Mellon

Jeffrey A. Honickman: Mr. Honickman has served since 1990 as the Chief Executive Officer of Pepsi-Cola & National Brand Beverages, Ltd., a bottling and distribution company, which includes among its affiliates Pepsi-Cola Bottling Company of New York, Inc. and Canada Dry bottling companies from New York to Virginia. He is also the Vice President and Secretary of Antonio Origlio Inc., a beverage distributor based in Philadelphia, Pennsylvania, which does business as Origlio Beverages. He currently serves on the board of directors of the American Beverage Association and the Dr. Pepper Snapple Bottlers Association. Mr. Honickman is also a member of the board of trustees of Germantown Academy.

Qualifications: We believe that Mr. Honickman’s significant experience in the wholesale and consumer products industries, including his experience as a chief executive officer as noted above, renders him qualified to serve as one of our directors.

Age: 59 Director since: December 2005

Eduardo G. Mestre: Mr. Mestre has been a Senior Advisor to Evercore Partners Inc., an independent investment banking advisory firm, since April 2014. From February 2012 until April 2014, he was a Senior Managing Director and Chairman of Global Advisory of Evercore Partners, and from October 2004 until February 2012, he was a Vice Chairman of Evercore Partners. From 2001 to 2004, Mr. Mestre served as Chairman of Citigroup’s global investment bank. From 1995 to 2001, he served as head of investment banking and, prior to that, as co-head of mergers and acquisitions at Salomon Smith Barney. Prior to joining Salomon in 1977, Mr. Mestre practiced law at Cleary Gottlieb Steen & Hamilton LLP.

Qualifications: We believe that Mr. Mestre’s significant experience and leadership in the investment banking industry, including with respect to the cable, Internet, phone and wireless industries, render him qualified to serve as one of our directors.

Age: 67 Director since: May 2011 Current Public Company Directorships: Avis Budget Group, Inc.

Brian L. Roberts: Mr. Brian L. Roberts has served as our President since February 1990, as our Chief Executive Officer since November 2002 and as our Chairman of the Board since May 2004. As of December 31, 2015, Mr. Roberts, through his ownership of our Class B common stock, had sole voting power over 33 1/3% of the combined voting power of our two classes of voting common stock. He is a son of our late founder, Mr. Ralph J. Roberts. Mr. Roberts is also a director of the National Cable and Telecommunications Association (“NCTA”), the principal trade association of the cable television industry, and is a director emeritus of CableLabs, the cable industry’s research and development organization.

Qualifications: We believe that Mr. Roberts’ extensive experience and leadership in the cable, Internet, phone, media and entertainment and wireless industries, including as our Chief Executive Officer and President and through his involvement with NCTA and CableLabs, render him qualified to serve as one of our directors.

Age: 56 Director since: March 1988

Johnathan A. Rodgers: Mr. Rodgers was the President and Chief Executive Officer of TV One, a cable network that offers programming targeted for the African American community. Prior to joining TV One, Mr. Rodgers had been the President of Discovery Networks for six years and, prior to that, had worked at CBS, Inc. for twenty years, where he held a variety of executive positions, including President of the CBS Television Stations Division.

Qualifications: We believe that Mr. Rodgers’ extensive experience and leadership in the media and entertainment industry, including his experience as a president and chief executive officer as noted above, render him qualified to serve as one of our directors.

Age: 70 Director since: September 2011 Current Public Company Directorships: Nike, Inc. Former Public Company Directorships: The Procter & Gamble Company

Dr. Judith Rodin: Dr. Rodin is President of the Rockefeller Foundation. From 1994 to 2004, Dr. Rodin served as President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the University of Pennsylvania. She also serves as a director of Laureate, a privately-held company.

Qualifications: We believe that Dr. Rodin’s extensive experience in the non-profit, educational and philanthropic communities, including her various experiences as a president as noted above, renders her qualified to serve as one of our directors.

Age: 71 Director since: November 2002 Current Public Company Directorships: Citigroup Inc. Former Public Company Directorships: AMR Corporation

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, Deloitte & Touche LLP (“Deloitte”). Deloitte, together with its predecessors, has served as our independent auditors since 1963. The lead engagement partner from Deloitte is required to be rotated every five years, and in 2016, a new lead engagement partner was selected in connection with this rotation process. The process for selection of the new lead engagement partner included a meeting between the Chair of the Audit Committee and the candidate for this role, as well as discussion by the full Audit Committee and meetings with senior management.

Each year, the Audit Committee, along with our management and internal auditors, reviews Deloitte’s performance as part of the Audit Committee’s consideration of whether to reappoint the firm as our independent auditors. As part of this review, the Audit Committee considers (i) the continued independence of Deloitte, (ii) evaluations of Deloitte by our management and internal auditors, (iii) Deloitte’s effectiveness of communications and working relationships with the Audit Committee and our management and internal auditors, (iv) the length of time Deloitte has served as our independent auditors and (v) the quality and depth of Deloitte and the audit team’s expertise and experience in the cable communications and media and entertainment industries in light of the breadth, complexity and global reach of our businesses.

Following the Audit Committee’s review of Deloitte’s performance, the Audit Committee appointed Deloitte to serve as our independent auditors for the year ending December 31, 2016. The Audit Committee and our Board recommend that you ratify this appointment, although your ratification is not required. A partner of Deloitte will be present at the annual meeting and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

Set forth below are the fees paid or accrued for the services of Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2015 and 2014.

	2015	2014
	(in millions)
Audit fees	$16.4	$16.0
Audit-related fees	3.9	6.5
Tax fees	0.6	0.7
All other fees	0.1	–

	$21.0	$23.2

Audit fees consisted of fees paid or accrued for services rendered to us and our subsidiaries for the audits of our annual financial statements, audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-related fees in 2014, and to a lesser extent in 2015, include fees paid or accrued for audits in connection with the proposed Time Warner Cable and related Charter Communications transactions, which were terminated in April 2015. Audit-related fees also consisted of fees paid or accrued for attestation services related to contractual and regulatory compliance, audits of our employee benefit plans and financial due diligence services.

Tax fees consisted of fees paid or accrued for domestic and foreign tax compliance services, including review of tax returns, tax examination assistance and an analysis of our tax accounting methods. There were no fees paid or accrued in 2015 and 2014 for tax planning.

Other fees in 2015 consisted of fees paid or accrued for consulting services regarding content security.

PREAPPROVAL POLICY OF AUDIT COMMITTEE OF SERVICES PERFORMED BY INDEPENDENT AUDITORS

The Audit Committee’s policy requires that the committee preapprove all audit and non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general preapproval, it requires separate preapproval by the Audit Committee. Even if a service has received general preapproval, if the fee associated with the service exceeds $250,000 in a single engagement or series of related engagements or relates to tax planning, it requires separate preapproval. The Audit Committee has delegated its preapproval authority to its Chair.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (as used in this section, “we” or “our”) is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. Each member also is financially literate for audit committee purposes under NASDAQ rules, and the Board has concluded that Edward D. Breen, J. Michael Cook, Jeffrey A. Honickman and Eduardo G. Mestre qualify as audit committee financial experts. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is posted under “Corporate Governance” in the Investors section of Comcast’s website at www.comcastcorporation.com.

We serve in an oversight capacity and are not intended to be part of Comcast’s operational or managerial decision-making process. Comcast’s management is responsible for the preparation, integrity and fair presentation of information in Comcast’s consolidated financial statements, financial reporting process and internal control over financial reporting. Deloitte & Touche LLP, Comcast’s independent auditors, is responsible for auditing Comcast’s consolidated financial statements and internal control over financial reporting. Our principal purpose is to monitor these processes.

In this context, at each regularly scheduled meeting, we met and held discussions with management, Comcast’s internal auditors and the independent auditors. Management represented to us that Comcast’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis.

Prior to their issuance, we reviewed and discussed the quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including critical accounting judgments and estimates) with management, Comcast’s internal auditors and the independent auditors. We also reviewed Comcast’s policies and practices with respect to financial risk assessment, as well as its processes and practices with respect to enterprise risk assessment and management. We discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

We discussed with the independent auditors the overall scope and plans for their audit and approved the terms of their engagement letter. We also reviewed Comcast’s internal audit plan. We met with the independent auditors and with Comcast’s internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of Comcast’s internal controls and the overall quality and integrity of Comcast’s financial reporting. Additionally, we reviewed the performance, responsibilities, budget and staffing of Comcast’s internal auditors. We also have established, and oversaw compliance with, procedures for Comcast’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and its employees’ confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters.

We discussed with the independent auditors the auditors’ independence from Comcast and its management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the Public Company Accounting Oversight Board. We also reviewed Comcast’s hiring policies and practices with respect to current and former employees of the independent auditors. We preapproved, in accordance with our preapproval policy described above, all services provided by the independent auditors and considered whether their provision of such services to Comcast is compatible with maintaining the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

In addition, as in prior years, we, along with Comcast’s management and internal auditors, reviewed Deloitte’s performance as part of our consideration of whether to appoint the firm as independent auditors for 2016 and recommend that shareholders ratify this appointment. As part of this review, we considered the continued independence of Deloitte, the results of an evaluation of Deloitte by Comcast’s management and internal auditors, and Deloitte’s effectiveness of communications and working relationships with us, management and the internal auditors. We also considered the period of time that Deloitte has served as Comcast’s independent auditors and evaluated the quality and depth of the firm and the audit team’s expertise and experience in the cable communications and media and entertainment industries in light of the breadth, complexity and global reach of Comcast’s businesses, including those of NBCUniversal. Following this review, we have appointed Deloitte as Comcast’s independent auditors for 2016 and are recommending that Comcast’s shareholders ratify this appointment.

Members of the Audit Committee

J. Michael Cook (Chair until February 22, 2016)

Jeffrey A. Honickman (Chair since February 22, 2016)

Madeline S. Bell (member since February 22, 2016)

Edward D. Breen

Joseph J. Collins

Eduardo G. Mestre

Johnathan A. Rodgers

Dr. Judith Rodin

PROPOSAL 3: APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN,

AS AMENDED AND RESTATED

Our 2002 Restricted Stock Plan was ratified by our Board on November 20, 2002 and approved by our shareholders in 2003, 2009 and, most recently, in 2011. We have used a substantial portion of the current authorized share pool under the plan for existing awards. As a result, on February 22, 2016, the Compensation Committee approved an amendment to our 2002 Restricted Stock Plan to increase the number of shares available for issuance under the plan by 37,500,000 from 96,500,000 to 134,000,000 and approved an extension of the expiration date of the plan from May 11, 2021 to May 19, 2026, in each case, subject to shareholder approval.

In connection with the approval of the amendment to the plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity incentive compensation practices and the advice of the Compensation Committee’s independent compensation consultant. Our Board believes that the increased number of shares available for issuance under the plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives, which are an important component of our compensation program as discussed below in “Executive Compensation — Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program.”

Key Aspects of our 2002 Restricted Stock Plan

The following sets forth key aspects of the plan. A summary of the material features of the plan is provided in “Description of our 2002 Restricted Stock Plan” below.

•	The plan is administered by our Compensation Committee, which is composed entirely of independent directors.

•

Taken together, the proposed increases to the number of shares available for issuance under the plan and our 2003 Stock Option Plan as described in Proposal 4 below, both of which have been approved by our Compensation Committee, subject to shareholder approval, represent approximately 5.6% of our Class A common shares and Class B common shares outstanding (“CSO”) as of the close of business on December 31, 2015 and March 10, 2016.

•

Taken together, awards currently outstanding and available for grant under the plan and our 2003 Stock Option Plan give rise to dilution of 6.6% of CSO as of December 31, 2015. Taken together, our run rate for 2015 (the percentage of CSO that were granted in 2015) was 1.1% of CSO as of December 31, 2015.

•	Approximately 13,200 employees received awards as part of our annual award program under the plan in 2015, including almost all exempt employees with an annual base salary of at least $83,000.

•

Annual awards granted under the plan in 2015 to our named executive officers were subject to a performance-based vesting metric as discussed in more detail below in “Executive Compensation — Compensation Discussion and Analysis — Compensation Decisions for 2015 — Equity Based Incentive Compensation.”

•	The plan incorporates a number of corporate governance best practices to further align our equity compensation program with the interests of our shareholders, including:

¡	No “liberal” share recycling. Shares that are withheld to satisfy any tax withholding obligations may not again be available for issuance under the plan.

¡

No “evergreen” feature.  The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.

¡

No “liberal” change in control definition.  Our change in control definition does not permit acceleration of equity awards unless an actual change in control occurs (see “Terminating Events” below for our definition of a change in control).

¡

Dividend equivalents.  For awards granted under the plan after February 2015, dividend equivalents accrue on shares underlying restricted stock units (“RSUs”) that are payable (without interest) if and when the shares underlying the RSUs vest.

•

We have a robust stock ownership policy for our executive officers and other key employees, as well as nonemployee directors. This policy is designed to increase the executives’ ownership stakes in our company and align their interests with the interests of our shareholders. A person who is not in compliance with these guidelines cannot sell or otherwise dispose of any stock until he or she meets the applicable ownership requirement. Information on our stock ownership policy can be found, for our executive officers, below in “Executive Compensation — Compensation Discussion and Analysis — Other Policies and Considerations — Executive Stock Ownership Policy” and for our nonemployee directors, above in “About Our Board and Its Committees — Director Stock Ownership Policy.”

•

We have an incentive compensation recoupment (or “clawback”) policy that may require reimbursement by an executive officer or former executive officer of vested and unvested awards granted under the plan on or after March 1, 2007 if it is determined by our Board that gross negligence, intentional misconduct or fraud by such executive officer or former executive officer caused or partially caused the restatement of all or a portion of our financial statements. Information on our incentive compensation recoupment policy can be found below in “Executive Compensation — Compensation Discussion and Analysis — Other Policies and Considerations — Recoupment (or “Clawback”) Policy.”

In accordance with applicable NASDAQ Global Select Market rules and to satisfy requirements under Section 162(m) of the Internal Revenue Code, our Board is asking shareholders to approve the plan, as so amended and restated. If the plan, as amended and restated, is not approved, we will not be able to make the proposed additional 37,500,000 shares available for issuance under the plan and the plan will expire on May 11, 2021; the plan will otherwise remain in effect. As a result, following the expiration of the plan, we will be unable to maintain our current equity grant practices, and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

In addition, in accordance with Section 162(m) of the Internal Revenue Code, our Board is asking shareholders to reapprove the range of performance targets that our Compensation Committee may use in connection with the grant of awards under this plan. By obtaining this approval, any shares delivered pursuant to awards tied to objective, quantitative targets will be eligible to be treated as qualified performance-based compensation and will to that extent be deductible by us for federal income tax purposes until May 2021. If the plan is not approved, the plan will otherwise remain in effect but, beginning in 2016, we may not be able to treat as a deductible expense for federal income tax purposes grants of awards under the plan to certain of our executive officers, notwithstanding that they may be subject to the satisfaction of quantitative performance standards or to the individual award limit described below.

Description of our 2002 Restricted Stock Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2002 Restricted Stock Plan, which is attached to this proxy statement as Appendix A.

Types of Awards.  Awards of RSUs and restricted stock may be granted under the plan. However we have not granted, nor do we currently intend to grant, any restricted stock awards under the plan. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share for each unit. Awards of restricted stock are shares of common stock that are awarded subject to such restrictions on transfer as the Compensation Committee or Board may establish.

Eligibility.  Our employees and employees of our participating subsidiaries, as well as our nonemployee directors, are eligible to receive awards under the plan. Based on the Compensation Committee’s current grant guidelines, the number of employees, including our named executive officers, currently eligible to receive annual awards under the plan is approximately 13,200. Currently, no individual may be awarded more than 2 million RSUs or restricted shares in any calendar year.

Shares Subject to the Plan.  The aggregate maximum number of shares that may be issued pursuant to awards under the plan is currently 96,500,000 shares of Class A common stock, subject to adjustment in the event of certain corporate events. Under the amended plan, the number of shares authorized for issuance is 134,000,000. As of the close of business on December 31, 2015, of the current aggregate amount, 71,721,187 shares had been issued or reserved for issuance under the plan. As of the close of business on December 31, 2015, 24,462,124 RSUs were outstanding under the plan and 24,778,813 RSUs remained available for grant under the plan. Under the amended plan, the number of RSUs available for grant would be 62,278,813. Shares issued under the plan may be either treasury shares or originally issued shares. Rights to receive shares forfeited pursuant to the terms of an award will be returned to the pool of shares available for grant under the plan. Shares withheld to satisfy tax withholding obligations will not again be available for awards under the plan. As of March 10, 2016, the fair market value of a share of Class A common stock was $58.37.

Term of the Plan.  Currently, no awards may be granted under the plan after May 11, 2021. Under the amended plan, no awards may be granted under the plan after May 19, 2026.

Administration.  The plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine who is eligible to participate in the plan, select individuals to whom awards will be granted, interpret the plan, prescribe, amend and rescind rules and regulations relating to the plan and make any other determinations necessary or advisable for the administration of the plan. Under the plan, the Compensation Committee may, in its discretion, delegate its authority to any person, persons or committee. The Compensation Committee has retained the authority to grant, amend, interpret and administer awards to our executive officers, but it has delegated to a committee consisting of the Chair of the Compensation Committee and David L. Cohen, our Senior Executive Vice President, the authority to grant, amend, interpret and administer awards to (i) any other employee of Comcast or our subsidiaries (not including NBCUniversal and its subsidiaries) who holds a position of “President” (or higher rank) of a division, subsidiary or affiliate or who holds a position of “Executive Vice President” (or higher rank) and whose principal business location is at one of our division headquarters; and (ii) any other employee of NBCUniversal and its subsidiaries who is classified by NBCUniversal as a high-level executive and has “total target annual compensation” of $2 million or more. For this purpose, “total target annual compensation” includes an employee’s (x) annualized base salary, (y) target short-term incentive bonus and (z) the target grant value of cash and equity grants under a long-term incentive plan for the year in which the grant is made. In addition, the Compensation Committee has delegated to Mr. Cohen the authority to grant, amend, interpret and administer awards to all remaining eligible employees.

Our Board is responsible for granting awards to nonemployee directors.

Terms of Awards.  The Compensation Committee determines the terms and conditions of each award granted to participants, including the vesting terms applicable to RSUs, as well as the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests. When an award vests, we arrange for the recording of the participant’s ownership of the shares on a book entry recordkeeping system maintained on our behalf.

The Compensation Committee may provide, with respect to an award, the right to receive dividends or dividend equivalents. RSUs granted under the plan before March 2015 do not have the right to receive dividend equivalents. RSUs granted on or after March 1, 2015 may include the right to receive dividend equivalents, and RSUs granted after such date have provided that dividend equivalents will accrue on shares underlying RSUs, which are payable (with out interest) if and when the shares underlying the RSUs vest.

The Compensation Committee may condition the vesting of any award of RSUs or restricted shares upon the satisfaction of performance targets or goals as described below. The Compensation Committee is authorized to establish Company-wide, division-wide or individual goals, which may be quantitative performance standards or qualitative performance standards. The quantitative performance standards may include financial measurements, such as revenue, income, expense, operating cash flow, free cash flow, numbers of customers of or subscribers for various services and products offered by us or one of our divisions, customer service measurements and other objective financial or service-based standards relevant to our business as may be established by the Compensation Committee. The qualitative performance standards may include, but are not limited to, customer satisfaction, management effectiveness, workforce diversity and other qualitative performance standards relevant to our business. For each calendar year, any annual performance goal or goals will be established by the Compensation Committee by no later than the 90th day of the year. Any performance goals that are not annual will be established within the first quarter of the start of the applicable performance period. After the close of the performance period, the Compensation Committee will determine whether the performance goal or goals have been satisfied. For a further discussion of our performance goals, see “Executive Compensation — Compensation Discussion and Analysis” below.

Our 2002 Non-Employee Director Compensation Plan sets compensation for our nonemployee directors. This plan provides that on each November 20, our Board will grant an award of RSUs to each nonemployee director having a fair market value of $170,000 on the date of grant. Nonemployee directors are also eligible to receive awards of RSUs upon commencement of service with us. These awards will have a fair market value ranging from $42,500 to $170,000 on the date of grant, depending on the date the nonemployee director commences service with us. Each award of RSUs is fully vested on the grant date. All awards of RSUs specified in the 2002 Non-Employee Director Compensation Plan are made under the 2002 Restricted Stock Plan such that the awards of RSUs are reflected in the number of shares issued under the 2002 Restricted Stock Plan.

Termination of Employment.  Except as otherwise provided by a retirement policy or in an applicable award or employment or other agreement, upon termination of employment, all awards that are then still subject to restrictions or that have not vested will be forfeited. Please see “Executive Compensation — Potential Payments upon Termination or Change in Control” for information on our retirement policy applicable to our named executive officers as it relates to the continued vesting of awards following retirement.

Deferral.  Each recipient of an award who qualifies under the terms of the plan has the right to defer and re-defer to a specified date the receipt of shares that may, subject to an award, vest in the future. Upon vesting, deferred shares are credited to a bookkeeping account. An award recipient who has elected to defer the receipt of shares may also make a “diversification election” of up to 40% of such shares, or such greater percentage if authorized by the Compensation Committee or any officer or committee of two or more officers to whom the committee has delegated such authority. The effect of making a diversification election is to cause a designated portion of the bookkeeping account to be treated as if it were invested in an interest-bearing account. The annual interest rate on amounts diversified is equal to that in our 2005 deferred compensation plan, which is currently 9%.

Withholding.  Unless otherwise determined by the Compensation Committee, tax liabilities incurred by employees in connection with the grant of an award or upon its vesting or settlement will be satisfied by our withholding a portion of the shares subject to the award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, a recipient of an award may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

Adjustments.  The aggregate number of shares under the plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Terminating Events.  In the event of a change in control of our company, the Compensation Committee may provide that upon consummation of such an event, any outstanding awards will vest in full or in part or that all RSUs or restricted stock that have been previously deferred will be transferred to the recipient. A change in control means the occurrence of any one or more of the following events (i) following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by us, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of our outstanding securities entitled to vote generally in the election of directors, unless a majority of our directors in office immediately preceding the date on which such person or group acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance; (ii) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; (iii) the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving us or any of our subsidiaries with any other corporation or entity, which would result in the combined voting power of securities of our company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of our company or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction or (y) any sale, lease, exchange or other transfer of all or substantially all of our assets, in one transaction or a series of related transactions; or (iv) the approval by our shareholders of a liquidation or dissolution of our company.

Amendment or Termination.  The plan may be amended by our Board or the Compensation Committee and may be terminated by our Board at any time, provided that no award will be affected by any amendment or termination without the written consent of its recipient. Shareholder approval will be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rules.

New Plan Benefits.  Future grants of awards of RSUs or restricted stock, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of RSUs granted in 2015.

2015 Restricted Stock Unit Grants under our 2002 Restricted Stock Plan

Name and Position	Number of Shares Underlying RSUs
Brian L. Roberts	90,000
Chairman of the Board, President and Chief Executive Officer
Michael J. Cavanagh	291,333
Chief Financial Officer
Stephen B. Burke	106,820
Chief Executive Officer, NBCUniversal
Neil Smit	143,409
Chief Executive Officer, Comcast Cable
David L. Cohen	94,420
Senior Executive Vice President
Michael J. Angelakis	80,900
Former Vice Chairman and Chief Financial Officer
All executive officers as a group	751,582
All nonemployee directors as a group	27,030
Company employees other than executive officers, as a group	8,035,915

Federal Income Taxation

The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to awards granted under the plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

The grant of an award of RSUs will not be a taxable event. The recipient of the award generally will recognize ordinary compensation income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the units vest. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares. A recipient who makes a proper election to defer the settlement of RSUs will not recognize income with respect to the units until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income equal to the fair market value of the shares of common stock issued at that time.

Subject to Section 162(m) of the Internal Revenue Code and our satisfaction of applicable reporting requirements, at the time income is recognized by a named executive officer who is a recipient of an RSU award, we will be entitled to a corresponding deduction. Under Section 162(m) of the Internal Revenue Code, the deduction is available if, among other reasons, the compensation constitutes qualified performance-based compensation. One requirement to be qualified performance-based compensation is that the material terms of the performance goal or goals under which the compensation will be paid must be disclosed to and approved by our shareholders before the compensation is paid. In addition, if the Compensation Committee has authority to change the targets under a performance goal or goals after shareholder approval, the material terms of the performance goal or goals must be disclosed to and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholder approval was previously received. We received such re-approval in May 2011, and are seeking such reapproval in this proxy statement. We expect to do so again periodically in the future.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN, AS AMENDED AND RESTATED.

PROPOSAL 4:  APPROVAL OF OUR 2003 STOCK OPTION PLAN, AS AMENDED AND RESTATED

Our 2003 Stock Option Plan was adopted by our Board on February 26, 2003 and approved by our shareholders in 2003, 2009 and, most recently, in 2011. We have used a substantial portion of the current authorized share pool under the plan for existing awards. As a result, on February 22, 2016, the Compensation Committee approved an amendment to the plan to increase the number of shares available for issuance under the plan by 99,000,000 from 245,000,000 to 344,000,000 and approved an extension of the expiration date of the plan from May 11, 2021 to May 19, 2026, in each case, subject to shareholder approval.

In connection with the approval of the amendment to the plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity incentive compensation practices and the advice of the Compensation Committee’s independent compensation consultant. Our Board believes that the increased number of shares available for issuance under the plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives, which are an important component of our compensation program as discussed below in “Executive Compensation — Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program.”

Key Aspects of our 2003 Stock Option Plan

The following sets forth key aspects of the plan. A summary of the material features of the plan is provided in “Description of our 2003 Stock Option Plan” below.

•	The plan is administered by our Compensation Committee, which is composed entirely of independent directors.

•

Taken together, the proposed increases to the number of shares available for issuance under the plan and our 2002 Restricted Stock Plan as described in Proposal 3 above, both of which have been approved by our Compensation Committee, subject to shareholder approval, represent approximately 5.6% of CSO as of the close of business on December 31, 2015 and March 10, 2016.

•

Taken together, awards currently outstanding and available for grant under the plan and our 2002 Restricted Stock Plan, give rise to dilution of 6.6% of CSO as of December 31, 2015. Taken together, our run rate for 2015 (the percentage of CSO that were granted in 2015) was 1.1% of CSO as of December 31, 2015. As of the close of business on December 31, 2015, 94,313,326 nonqualified stock options were outstanding under the plan, with a weighted average exercise price of $36.63 and a weighted average term of 6.3 years.

•	Approximately 9,900 employees received grants under the plan in 2015, including almost all exempt Comcast Cable employees with an annual base salary of at least $83,000.

•

For awards with a grant date value of $750,000 or more, the award vests in installments over 9.5 years, generally vesting as follows: 30% on the second anniversary of the date of grant, 15% on each of the third through fifth anniversaries of the date of grant; 5% on each of the sixth through ninth anniversaries of the date of grant and 5% on the nine and one-half year anniversary of the date of grant. For awards with a grant date value of less than $750,000, the award vests in installments over five years, generally vesting as follows: 40% on the second anniversary of the date of grant and 20% on each of the third through fifth anniversaries of the date of grant.

•	The plan incorporates a number of corporate governance best practices to further align our equity compensation program with the interests of our shareholders, including:

¡

No “liberal” share recycling.  Shares that are (i) tendered or withheld to satisfy any tax withholding obligations or as payment of an option exercise price or (ii) repurchased on the open market with the proceeds of the option exercise price, in each case, may not again be available for issuance under the plan.

¡

No “evergreen” feature.  The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.

¡

No “liberal” change in control definition.  Our change in control definition does not permit acceleration of options unless an actual change in control occurs (see “Terminating Events” below for our definition of a change in control).

¡

No repricings.  No repricing of options or cash rights of any kind is permitted without shareholder approval, including through cancellation and regrant, or repurchase of any option or cash right that is “out of the money.”

¡	No discounted options. No discounted options may be granted under the plan.

•

We have a robust stock ownership policy for our executive officers and other key employees, as well as nonemployee directors. This policy is designed to increase the executives’ ownership stakes in our company and align their interests with the interests of our shareholders. A person who is not in compliance with these guidelines cannot sell or otherwise dispose of any stock until he or she meets the applicable ownership requirement. Information on our stock ownership policy can be found, for our executive officers, below in “Executive Compensation — Compensation Discussion and Analysis — Other Policies and Considerations — Executive Stock Ownership Policy” and for our nonemployee directors, above in “About Our Board and Its Committees — Director Stock Ownership Policy.”

•

We have an incentive compensation recoupment (or “clawback”) policy that may require reimbursement by an executive officer or former executive officer of options granted under the plan on or after March 1, 2007 if it is determined by our Board that gross negligence, intentional misconduct or fraud by such executive officer or former executive officer caused or partially caused the restatement of all or a portion of our financial statements. Information on our incentive compensation recoupment policy can be found below in “Executive Compensation — Compensation Discussion and Analysis — Other Policies and Considerations — Recoupment (or “Clawback”) Policy.”

In accordance with applicable NASDAQ Global Select Market rules, our Board is asking shareholders to approve the plan, as so amended and restated. If the plan, as amended and restated, is not approved, we will not be able to make the proposed additional 99,000,000 shares available for issuance under the plan and the plan will expire on May 11, 2021, but the plan will otherwise remain in effect. As a result, following the expiration of the plan, we will be unable to maintain our current equity grant practices, and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

Description of our 2003 Stock Option Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2003 Stock Option Plan, which is attached to this proxy statement as Appendix B.

Types of Awards.  The plan provides for the grant of options to purchase shares. Options granted may be incentive stock options as defined under Section 422(b) of the Internal Revenue Code (“ISOs”), although we have not issued any ISOs since 2003 and have no intention to do so. Options which do not qualify as ISOs and are referred to as nonqualified stock options (together with ISOs, “Options”) may also be granted under the plan. The plan also provides for the grant of tandem cash rights, which are rights to receive a cash payment of an amount per share determined by the Compensation Committee and specified in the Option document, in lieu of exercising a nonqualified stock option. The tandem cash right cash payment amount per share is limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant. Although provided for under the plan, we have not granted, nor do we currently intend to grant, any such tandem cash rights under the plan. Individuals who receive Options are referred to as “Optionees.”

Eligibility.  Our employees and employees of our participating subsidiaries, as well as our nonemployee directors, are eligible to receive Options under the plan, although we do not currently grant options to our nonemployee directors. Employees other than officers are eligible to receive tandem cash rights under the plan. ISOs may only be granted to employees of our company and our subsidiaries. Based on the Compensation Committee’s current grant guidelines, the number of employees, including our named executive officers, currently eligible to participate in the plan is approximately 11,100. The maximum number of shares for which Options may be granted to any single individual in any calendar year is 15 million shares, subject to adjustment in the event of certain corporate events.

Shares Subject to the Plan.  The aggregate number of shares that may be issued under the plan is currently 245,000,000 shares of Class A common stock, subject to adjustment in the event of certain corporate events. Under the amended plan, the number of shares authorized for issuance is 344,000,000. As of the close of business on December 31, 2015, of this aggregate amount, 216,605,791 shares had been issued or reserved for issuance under the plan and 28,394,209 Options remained available for grant under the plan. Under the amended plan, such number of Options available for grant would be 127,394,209. Shares deliverable under the plan may consist of either treasury shares or originally issued shares. If an Option granted under the plan is forfeited, terminates or expires without having been exercised in full, the shares subject to such Option will be available again for grant under the plan. The following shares may not again be made available for issuance under the plan: (i) shares not issued or delivered as a result of a “cashless exercise” or shares used to pay the exercise price, (ii) shares withheld to satisfy any tax withholding liabilities of a participant or (iii) shares repurchased on the open market with the proceeds of the option exercise price. As of March 10, 2016, the fair market value of a share of Class A common stock was $58.37.

Term of the Plan.  Currently, the plan will terminate no later than May 11, 2021. Under the amended plan, the plan will terminate no later than May 19, 2026.

Administration.  The plan is administered by the Compensation Committee or any other committee or subcommittee designated by the Board, provided such committee or subcommittee is composed of two or more nonemployee members of the Board. Currently, the Compensation Committee administers the plan. Under the plan, the Compensation Committee may, in its discretion, delegate its authority to any person, persons or committee. The Compensation Committee has retained the authority to grant, amend, interpret and administer awards to our executive officers, but it has delegated to a committee consisting of the Chair of the Compensation Committee and David L. Cohen, our Senior Executive Vice President, the authority to grant, amend, interpret and administer awards to (i) any other employee of Comcast or our subsidiaries (not including NBCUniversal and its subsidiaries) who holds a position of “President” (or higher rank) of a division, subsidiary or affiliate or who holds a position of “Executive Vice President” (or higher rank) and whose principal business location is at one of our division headquarters; and (ii) any other employee of NBCUniversal and its subsidiaries who is classified by NBCUniversal as a high-level executive and has “total target annual compensation” of $2 million or more. For this purpose, “total target annual compensation” includes an employee’s (x) annualized base salary, (y) target short-term incentive bonus and (z) the target grant value of cash and equity grants under a long-term incentive plan for the year in which the grant is made. In addition, the Compensation Committee has delegated to Mr. Cohen the authority to grant, amend, interpret and administer awards to all remaining eligible employees.

Our Board is responsible for granting awards to nonemployee directors.

The Compensation Committee has the authority to interpret the terms of the plan, prescribe, amend and rescind rules and regulations of the plan and make all other determinations necessary or advisable for the administration of the plan. It also has the authority to select individuals to whom awards will be granted, to determine the terms and conditions of awards (other than the terms and conditions of Options granted to nonemployee directors, which terms will be determined by the Board) and to determine the number of shares issuable upon exercise of each Option. Under certain circumstances, the Compensation Committee may have the power to accelerate the exercise date of outstanding Options.

Rights as a Shareholder.  An Optionee will not have any rights as a shareholder with respect to any shares underlying their Options until the Option is exercized and the Optionee has paid the full purchase price and any applicable taxes relating to such exercize.

Exercise Price.  The exercise price for each Option will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share on the date of grant for any Option. If an ISO is granted to a holder of more than 10% of the combined voting power of our company, the exercise price will be at least 110% of the fair market value of a share on the date of grant.

Method of Exercise.  Options will be exercisable in such manner as determined by the Compensation Committee. Payment of the exercise price for an Option may be made in cash; by certified check; by delivering or attesting to shares which meet the conditions specified in the plan; or, with respect to Options granted on or after February 28, 2007 and certain Options granted prior to February 28, 2007, by cashless exercise. Substantially all of our outstanding Options are required to be exercised by cashless exercise, whereby we withhold shares to cover the exercise price and taxes instead of selling those shares into the market.

Limits on Exercisability.  No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a 10% shareholder). Options will be exercisable at such times as determined by the Compensation Committee, but generally an Option will expire on the first to occur of: (i) 90 days after the date of a termination of employment for any reason other than disability, death or “Cause” (as defined in the plan); provided that the Compensation Committee may specify in the document governing the Option that an Option may be exercisable during a longer period after the Optionee ceases to be an employee, but in no event later than the expiration of the Option term specified in such document; (ii) one year (unless a longer period is established by the Compensation Committee) after the date of termination of employment due to death or disability; or (iii) termination of employment for “Cause.” In the event of a termination for “Cause,” in addition to immediate termination of the Option, the Optionee, upon a determination by the Compensation Committee, will forfeit all shares resulting from the exercise of an Option for which we have not yet delivered stock, upon refund by us of the exercise price of the Option.

Cash Rights.  As described above, the plan provides that the Compensation Committee may, in its sole discretion, give an Optionee the right to receive a cash payment of an amount per share determined by the Compensation Committee and specified in the Option document, in lieu of exercising a nonqualified stock option. Such rights are subject to the same vesting, expiration and transferability terms as the Options to which they are attached. Tandem cash rights may only be granted in connection with Options and may not be exercised separately. The per share cash payment amount for tandem cash rights provided under the plan is limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant. Officers are not eligible to receive tandem cash rights under the plan.

Transferability.  In general, Options are not transferable by the Optionee except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, Options may be exercised only by the Optionee or for the Optionee’s benefit by the Optionee’s attorney-in-fact or guardian. However, the plan provides that the Compensation Committee may, in its discretion, provide that Options may be transferred to a Family Member (as defined in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Optionee, provided that such transfer is without consideration.

Termination of Employment.  Except as otherwise provided by a retirement policy or in an applicable award or employment or other agreement, upon termination of employment, all awards that are then still subject to restrictions or that have not vested will be forfeited. Please see “Executive Compensation — Potential Payments upon Termination or Change in Control” for information on our retirement policy applicable to our named executive officers as it relates to the continued vesting and exercisability of awards following retirement.

Withholding.  Unless otherwise determined by the Compensation Committee, generally any tax liabilities   incurred by employees in connection with the exercise of a nonqualified stock option will be satisfied by our withholding a portion of the shares underlying the Option that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, an Optionee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash. Tax liabilities incurred in connection with the exercise of an ISO will be satisfied by the Optionee’s payment to us of an amount in cash equal to all taxes required to be withheld, unless otherwise determined by the Compensation Committee.

Adjustments.  If shares are exchanged for a different number or kind of shares of our company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board will make such adjustments as it deems appropriate. The Board’s determination will be binding for all purposes of the plan. The Board or Compensation Committee may not reduce the exercise price of an outstanding Option without shareholder approval, except as described in this paragraph.

Terminating Events.  In the event of a change in control of our company, the Compensation Committee may provide that the Option will become exercisable in full or we may provide that an Optionee must exercise any then-exercisable Options or forfeit such Options. A change in control means the occurrence of any one or more of the following events (i) following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by us, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of our outstanding securities entitled to vote generally in the election of directors, unless a majority of our directors in office immediately preceding the date on which such person or group acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance; (ii) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the

Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; (iii) the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving us or any of our subsidiaries with any other corporation or entity, which would result in the combined voting power of securities of our company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of our company or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction or (y) any sale, lease, exchange or other transfer of all or substantially all of our assets, in one transaction or a series of related transactions; or (iv) the approval by our shareholders of a liquidation or dissolution of our company.

Amendment or Termination.  The plan may be amended by our Board or the Compensation Committee and may be terminated by our Board at any time, provided that amendments to change the class of individuals eligible to receive ISOs, extend the expiration date of the plan, decrease the minimum exercise price of an ISO or increase the maximum number of shares for which Options may be granted (other than as a result of adjustments due to certain corporate events) are not effective unless shareholder approval is obtained within twelve months before or after such action. Shareholder approval will be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rules.

New Plan Benefits.  Future grants of Options, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of Options granted in 2015.

2015 Option Grants under our 2003 Stock Option Plan

Name and Position	Number of Shares Underlying Options
Brian L. Roberts	453,800
Chairman of the Board, President and Chief Executive Officer
Michael J. Cavanagh	357,480
Chief Financial Officer
Stephen B. Burke	453,800
Chief Executive Officer, NBCUniversal
Neil Smit	371,100
Chief Executive Officer, Comcast Cable
David L. Cohen	234,900
Senior Executive Vice President
Michael J. Angelakis	323,400
Former Vice Chairman and Chief Financial Officer
All executive officers as a group	2,000,780
All nonemployee directors as a group	—
Company employees other than executive officers, as a group	15,919,015

Federal Income Taxation

The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to Options granted under the plan. This summary deals with the general tax principles that apply to Options and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

Nonqualified Options.  The grant of a nonqualified option will not be a taxable event. The Optionee generally will recognize ordinary income upon exercise of the nonqualified Option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by us to satisfy tax withholding obligations) over the exercise price of the nonqualified Option, and we will be allowed a deduction in this amount. Upon disposition of the shares received upon exercise, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the Optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the Optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the Option was exercised). Special tax rules may apply if an Optionee uses previously owned shares to pay the exercise price of an Option.

Incentive Stock Options.  Neither the grant nor the exercise of an ISO will be a taxable event, except that the alternative minimum tax may apply at the time of exercise. The Optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an ISO provided the Optionee does not dispose of such shares within two years from the date the ISO was granted and within one year after the shares were transferred to the Optionee. For purposes of determining such gain or loss, the Optionee’s basis in such shares will, in general, be the exercise price of such Option. If the Optionee satisfies both of the holding periods described above, then we will not be allowed a deduction by reason of the exercise of the ISO. If the Optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of such Option, and we will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held the shares.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2003 STOCK OPTION PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5:  APPROVAL OF THE COMCAST CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

The Comcast Corporation 2002 Employee Stock Purchase Plan was ratified by our Board on November 20, 2002 and approved by our shareholders in 2009 and most recently, in 2012. The plan was adopted for the benefit of eligible employees of Comcast and certain of its subsidiaries (but excluding NBCUniversal and its subsidiaries). The plan is intended to meet the requirements of Section 423 of the Internal Revenue Code. Due to the participation of our employees in the plan, the current authorized share pool under the plan is nearly exhausted. As a result, on February 22, 2016, the Compensation Committee approved an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 35,500,000 to 50,500,000. Our Board is asking shareholders to approve the plan as so amended and restated in order to satisfy certain requirements under the Internal Revenue Code so that certain tax benefits will be available to our employees.

Description of the Comcast Corporation 2002 Employee Stock Purchase Plan

The following is a summary of the material features of the plan, as amended and restated. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2002 Employee Stock Purchase Plan, which is attached to this proxy statement as Appendix C.

Eligibility.  In general, a full-time employee or part-time employee working at least 20 hours per week of Comcast or a participating subsidiary is eligible to participate in the plan if he or she has been continuously employed for at least 90 days as of the first day of an offering period. A part-time employee working less than 20 hours per week is eligible to participate in the plan if he or she has been continuously employed for at least one year as of the first day of an offering period. Any eligible employee who, after purchasing shares under the plan, would own 5% or more of our stock (by vote or value) is not eligible to purchase additional shares under the plan. Approximately 102,000 employees are currently eligible to participate in the plan.

Shares Subject to the Plan.  In the aggregate, 35,500,000 shares of Class A common stock are available for purchase under the plan, subject to adjustment in the event of certain corporate events. As of the close of business on March 10, 2016, of this aggregate amount, 30,930,409 shares had been issued under the plan and 4,569,591 shares remained available for grant under the plan. Shares deliverable under the plan may consist of either treasury shares or originally issued shares. As of March 10, 2016, the fair market value of a share of Class A common stock was $58.37.

Administration.  The plan is administered by the Compensation Committee. The Board and the Compensation Committee have authority to interpret the plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the plan. Pursuant to its delegation authority under the plan, the Compensation Committee has delegated certain of its administrative duties, subject to its review and supervision, to David L. Cohen, our Senior Executive Vice President.

Adjustments.  If shares are exchanged for a different number or kind of shares of our company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board or the Compensation Committee will make such adjustments as it deems appropriate. The Board or the Compensation Committee’s determination will be binding for all purposes of the plan.

Participation in the Plan.  The plan enables eligible employees to purchase shares during certain offering periods, which generally encompass a calendar quarter. To become a participant in the plan, an eligible employee must file an election form in accordance with the terms and conditions set forth in the plan. On his or her election form, the participant will designate the percentage of eligible compensation (which can be no more than 10% with respect to each payroll period during the offering period) he or she would like to have credited to his or her account under the plan. No participant can purchase shares having more than $25,000 in fair market value (as determined under Section 423(b)(8) of the Internal Revenue Code) each calendar year under this plan (and the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan). At the end of each offering period, amounts credited to this account will be used to purchase whole shares. Shares so purchased will be credited to a brokerage account established by us, and cash remaining after such purchase will be credited towards the purchase of whole shares in the next offering period or returned to the participant upon his or her request. The purchase price per share of Class A common stock will be 85% of the lesser of the fair market value per share on the first day of the offering period or the last day of the offering period.

If the total number of shares of Class A common stock that participants have elected to purchase on the last day of the offering period exceeds the maximum number of shares of Class A common stock available under the plan, the Board or the Compensation Committee will make a pro rata allocation of shares available for delivery and distribution in as uniform a manner as practicable, and the unapplied account balances will be returned to participants as soon as practicable following the last day of the offering period.

During an offering period, the amount of payroll deductions may not be changed, but may be discontinued. A participant may change the amount of payroll deductions for subsequent offerings by giving notice of such change on or before the 15th day of the month immediately preceding the first day of the offering period for the offering for which such change is effective. A participant may discontinue his or her participation in the plan by providing notice at any time before the end of an offering period. All amounts credited to the account of a participant who discontinues payroll deductions will be applied to the purchase of shares of Class A common stock in accordance with the regular terms of the plan, and no further payroll deductions will be made with respect to the participant. A participant who is required to discontinue payroll deductions resulting from a hardship withdrawal will not be eligible to participate for the offering periods for which they are suspended from the Comcast Corporation Retirement-Investment Plan.

Upon termination of employment, all amounts credited to a participant’s account will be delivered to the participant or his or her successor in interest (in the case of death). No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Transferability.  A participant’s rights under the plan may not be transferred or assigned to any other person during the participant’s lifetime. After shares have been issued under the plan and credited to a participant’s brokerage account under the plan, such shares may be assigned or transferred in the same manner as any other shares. However, the Board or the Compensation Committee may, in its discretion, require that participants satisfy a minimum holding period following the purchase of shares pursuant to the plan before those shares may be sold or transferred, and the Compensation Committee has established a mandatory one-year holding period with respect to shares purchased pursuant to the plan. The holding period will not apply to shares used to pay withholding taxes pursuant to the plan or to shares credited to the account of a participant who has terminated employment due to death or disability.

Amendment or Termination.  The plan does not automatically terminate on any particular date. However, the Board or the Compensation Committee has the right to amend or terminate the plan at any time without notice. Upon any termination, all unapplied payroll deductions will be distributed to participants, and no amendment will affect the right of a participant to receive his or her proportionate interest in the shares of Class A common stock or unapplied payroll deductions. We may seek shareholder approval for a plan amendment if required by applicable law.

New Plan Benefits.  Because benefits under the plan depend on employees’ elections to participate in the plan and the fair market value of the shares of Class A common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Brian L. Roberts, as well as our nonemployee directors, are not eligible to participate in the plan.

Federal Income Taxation

The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to participation in the plan (if shareholder approval is obtained). This summary deals with the general tax principles that apply to participation in the plan and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

Under the Internal Revenue Code, a participant will not realize income at the time the offering period commences or when the shares purchased under the plan are transferred to him or her. If a participant disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of the disposition over the purchase price or (ii) the excess of the fair market value of the shares at the commencement of the offering period over the purchase price at such time. The participant’s basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition should be treated as long-term capital gain or loss. In such event, we will not be entitled to any tax deduction.

If a participant disposes of shares purchased under the plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, we will be entitled to a deduction equal to the amount that the participant is required to include in income as a result of such disposition.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 6: APPROVAL OF THE COMCAST-NBCUNIVERSAL

2011 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

On February 23, 2011, our Board adopted the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, which was amended and restated in accordance with its terms on March 18, 2011. Our shareholders approved the plan in 2011 and most recently, in 2012. The plan was adopted for the benefit of eligible employees of NBCUniversal and certain of its subsidiaries and is similar to the Comcast Corporation 2002 Employee Stock Purchase Plan in nearly all respects. The plan provides for broad-based eligibility; however, because it excludes participation by certain workers covered by collective bargaining agreements, certain workers classified as “temporary” or intermittent employees and workers based outside of the United States, the plan cannot satisfy the employee eligibility requirements of Section 423 of the Internal Revenue Code. We are seeking to increase the current authorized share pool under the plan. As a result, on February 22, 2016, the Compensation Committee approved an amendment to the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 4,600,000 to 12,100,000.

Description of the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan

The following is a summary of the material features of the plan, as amended and restated. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, which is attached to this proxy statement as Appendix D.

Eligibility.  In general, a full-time employee or part-time employee working at least 20 hours per week of NBCUniversal or a participating subsidiary is eligible to participate in the plan if he or she has been continuously employed for at least 90 days as of the first day of an offering period. A part-time employee working less than 20 hours per week is generally eligible to participate in the plan if he or she has been continuously employed by NBCUniversal or its predecessors for at least one year as of the first day of an offering period. However, the following individuals are not eligible to participate in the plan:

•	an individual covered by a collective bargaining agreement, unless the collective bargaining agreement specifically provides for participation in the plan;

•

unless otherwise provided by the terms of the plan, an individual who is not on a United States employee payroll of a participating company or an individual with respect to whom the participating company does not report such individual’s compensation as wages on Form W-2;

•	an individual who has entered into an agreement with a participating company that excludes such individual from participation in employee benefit plans of a participating company;

•

an individual who is not classified by a participating company as an employee of the participating company, even if such individual is retroactively recharacterized as an employee by a third party or a participating company;

•	except as otherwise provided by the Compensation Committee, an individual whose principal work location is outside of the United States; and

•

an individual whose employment is classified by the participating company with which such individual is employed as an internship, or as “temporary” or “intermittent,” all in accordance with uniformly applied personnel policies.

The following subsidiaries of NBCUniversal are excluded from participating in the plan:

•	those subsidiaries of NBCUniversal that are specifically excluded as participating companies by the Board, the Compensation Committee or their delegate;

•	those subsidiaries that are organized under the laws of a jurisdiction outside of the United States, except for those subsidiaries designated in the plan; and

•	those subsidiaries that are a “Participating Company” under the Comcast Corporation 2002 Employee Stock Purchase Plan, unless otherwise provided by the Compensation Committee.

Approximately 32,000 employees are currently eligible to participate in the plan. None of our executive officers is eligible to participate in the plan.

Shares Subject to the Plan.  In the aggregate, 4,600,000 shares of Class A common stock are available for purchase under the plan, subject to adjustment in the event of certain corporate events. As of the close of business on March 10, 2016, of this aggregate amount, 2,832,290 shares had been issued under the plan and 1,767,710 shares remained available for grant under the plan. Shares deliverable under the plan may consist of either treasury shares or originally issued shares. As of March 10, 2016, the fair market value of a share of Class A common stock was $58.37.

Administration.  The plan is administered by the Compensation Committee. The Board and the Compensation Committee have authority to interpret the plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the plan. Pursuant to its delegation authority under the plan, the Compensation Committee has delegated certain of its administrative duties, subject to its review and supervision, to David L. Cohen, our Senior Executive Vice President.

Adjustments.  If shares of Class A common stock are exchanged for a different number or kind of shares of our company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board or the Compensation Committee will make such adjustments as it deems appropriate. The Board or the Compensation Committee’s determination will be binding for all purposes of the plan.

Participation in the Plan.  The plan enables participants to purchase shares of Class A common stock during certain offering periods, which generally encompass a calendar quarter. To become a participant in the plan, an eligible employee must file an election form in accordance with the terms and conditions set forth in the plan. On his or her election form, the participant will designate the percentage of eligible compensation (which can be no more than 10% with respect to each payroll period during the offering period) he or she would like to have credited to his or her account under the plan. No participant can purchase shares having more than $25,000 in fair market value (as determined on the same basis as if the plan were subject to Section 423(b)(8) of the Internal Revenue Code) each calendar year under this plan (and the Comcast Corporation 2002 Employee Stock Purchase Plan). At the end of each offering period, amounts credited to this account will be used to purchase whole shares. Shares so purchased will be credited to a brokerage account established by us, and cash remaining after such purchase will be credited towards the purchase of whole shares in the next offering period or returned to the participant upon his or her request. The purchase price per share of Class A common stock will be 85% of the lesser of the fair market value per share on the first day of the offering period or the last day of the offering period.

If the total number of shares of Class A common stock for which participants have elected to purchase on the last day of the offering period exceeds the maximum number of shares of Class A common stock available under the plan, the Board or the Compensation Committee will make a pro rata allocation of shares available for delivery and distribution in as uniform a manner as practicable, and the unapplied account balances will be returned to participants as soon as practicable following the last day of the offering period.

During an offering period, the amount of payroll deductions may not be changed, but may be discontinued. A participant may change the amount of payroll deductions for subsequent offerings by giving notice of such change on or before the 15th day of the month immediately preceding the first day of the offering period for the offering for which such change is effective. A participant may discontinue his or her participation in the plan by providing notice at any time before the end of an offering period. In addition, a participant’s payroll deductions will be discontinued to the extent required in connection with the participant’s hardship withdrawal under the rules of any plan, program or arrangement pursuant to which discontinuance of contributions to the plan may be required in connection with a participant’s hardship withdrawal. All amounts credited to the account of a participant who discontinues payroll deductions will be applied to the purchase of shares of Class A common stock in accordance with the regular terms of the plan, and no further payroll deductions will be made with respect to the participant. A participant who is required to discontinue payroll deductions resulting from a hardship withdrawal will not be eligible to participate for the offering periods for which they are suspended from the Comcast Corporation Retirement-Investment Plan.

Upon termination of employment, all amounts credited to a participant’s account will be delivered to the participant or his or her successor in interest (in the case of death). No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Transferability.  A participant’s rights under the plan may not be transferred or assigned to any other person during the participant’s lifetime. After shares have been issued under the plan and credited to a participant’s brokerage account under the plan, such shares may be assigned or transferred in the same manner as any other shares. However, the Board or the Compensation Committee may, in its discretion, require that participants satisfy a minimum holding period following the purchase of shares pursuant to the plan before those shares may be sold or transferred, and the Compensation Committee has established a mandatory one-year holding period with respect to shares purchased pursuant to the plan. The holding period will not apply to shares used to pay withholding taxes pursuant to the plan or to shares credited to the account of a participant who has terminated employment due to death or disability.

Amendment or Termination.  The plan does not automatically terminate on any particular date. However, the Board or the Compensation Committee has the right to amend or terminate the plan at any time without notice. Upon any termination, all unapplied payroll deductions will be distributed to participants, and no amendment will affect the right of a participant to receive his or her proportionate interest in the shares of Class A common stock or unapplied payroll deductions. We may seek shareholder approval for a plan amendment if required by applicable law.

New Plan Benefits.  Because benefits under the plan depend on participants’ elections to participate in the plan and the fair market value of shares of Class A common stock at various future dates, it is not possible to determine future benefits that will be received by employees under the plan, and none of our executive officers or directors are eligible to participate in the plan.

Federal Income Taxation

The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to participation in the plan (if shareholder approval is obtained). This summary deals with the general tax principles that apply to participation in the plan and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

Under the Internal Revenue Code, a participant will not have taxable income upon the grant of a right to purchase shares under the plan. Upon purchase of shares under the plan, the participant will be required to include in income an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and NBCUniversal or the participant’s participating employer will be entitled to a corresponding tax deduction. If the shares are sold or exchanged, the participant’s basis in such shares will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMCAST-NBCUNIVERSAL 2011 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.

SHAREHOLDER PROPOSALS

We received the following shareholder proposals. The proponent of each proposal has represented to us that the proponent has continuously held at least $2,000 in market value of Class A common stock for at least one year and will continue to hold these securities through the date of the annual meeting of shareholders. To be voted upon at our 2016 annual meeting of shareholders, the proponent of a proposal, or a representative of the proponent qualified under Pennsylvania law, must attend the meeting to present the proposal.

For each of the shareholder proposals, other than adding a brief title for the proposal, we have included the text of the proposal and shareholder’s supporting statement. Following each proposal, we explain why our Board recommends a vote AGAINST the proposal.

PROPOSAL 7:  TO PREPARE AN ANNUAL REPORT ON LOBBYING ACTIVITIES

The following proposal and supporting statement were submitted by Friends Fiduciary Corporation, 1650 Arch Street, Suite 1904, Philadelphia, PA 19103 and Everence Financial, 1110 N. Main Street, P.O. Box 483, Goshen, IN 46527 on behalf of the Praxis Growth Index Fund.

Whereas, we believe in full disclosure of Comcast’s direct and indirect lobbying activities and expenditures to assess whether Comcast’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Comcast request the preparation of a report, updated annually, disclosing:

1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2. Payments by Comcast used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3. Comcast’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4. Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, “grassroots lobbying communication” is communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying by a trade association or other organization of which Comcast is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Comcast’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation. According to OpenSecrets.org, Comcast spent $35.83 million on federal lobbying in 2013 and 2014, more than any other company. This does not include lobbying expenditures in states, where Comcast also lobbies but disclosure is uneven or absent. For example, Comcast reportedly lobbies in 39 states with “a powerful, experienced army of local lobbyists and trade groups” (“Comcast Ties to Cities, States Run Deep, Could Help Sell Megadeal,”Politico, March 24, 2014).

Comcast serves on the board of the National Cable & Telecommunications Association, which spent $37.33 million lobbying in 2013 and 2014. However, Comcast does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Comcast will disclose its non-deductible trade association payments used for political contributions, but this does not cover payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions.

Nor does Comcast disclose its membership in tax-exempt organizations that write and endorse model legislation, such as its membership in the American Legislative Exchange Council (ALEC). Comcast’s ALEC membership has drawn press scrutiny (“BP and Google Leave ALEC: Are Companies Finally Taking Climate Change Seriously?”The Guardian, March 25, 2015). More than 100 companies, including 3M, Intel, Merck and Sprint, have publicly left ALEC.

Transparent reporting would reveal whether company assets are being used for objectives contrary to Comcast’s long-term interests.

Company Response to Shareholder Proposal

We believe that it is both important and appropriate to communicate with lawmakers and regulators about the interests of our company, our employees, our shareholders and the communities in which we operate. In fact, in the highly regulated industries in which we primarily operate – the communications and media/entertainment industries – lobbying important legislative and regulatory issues is an absolute necessity to protecting our businesses and, ultimately, our shareholders.

Because the information that this proposal seeks to be disclosed is generally publicly available in appropriate detail, as in fact evidenced by the amounts noted in the proposal itself, implementing this proposal would require us to incur unnecessary expenses and divert management attention away from our primary business activities and would raise potential competitive concerns. For example:

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Information with respect to our political activities program is set forth in our Statement on Political and Trade Association Activity (the “Statement”), which is available for review at http://corporate.comcast.com/our-values/integrity/compliance-risk-management. The Statement is periodically reviewed by our Governance and Directors Nominating Committee and outlines the wide variety of public policy issues that impact our business.

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We provide an annual report of our contributions to federal, state, and local candidates, political parties, political committees, other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code and ballot measure committees, which is available at http://www.cmcsa.com/documentdisplay.cfm?DocumentID=6023. We ask trade associations that receive more than $50,000 in a calendar year from our government affairs organization to identify the portion of our payments that are used for political contributions (as defined by 26 U.S.C. Section 162(e)(1)(B)), which are included in our annual report to the extent we were provided such information.

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To be clear, as noted in the Statement, we do not, either directly or through our employees, executive officers or directors, make independent expenditures or contribute to federal, state or local political committees that only make independent expenditures (so-called “SuperPACs”) or to any organization for the purpose of funding independent expenditures.

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We also do not, either directly or through our employees or executive officers, support other non-profits, such as 501(c)4 organizations, for the purpose of funding political activity, or unregulated 527 political organizations (entities that are not registered as PACs under state or federal campaign finance laws) for the purpose of funding political advertising. Before making any contributions to these organizations, we must receive written representations that our funds will be used in a manner acceptable to us, including that they will not be used, directly or indirectly, to make contributions to candidate campaigns, political parties, other organizations registered as political committees, or SuperPACs, or to make independent expenditures.

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Our lobbying activities are subject to various public disclosure requirements. As such, we already disclose most of our government lobbying interactions in accordance with registration and reporting requirements as required by federal law, each state and certain local jurisdictions. For example, we file quarterly reports with the U.S. Congress about our federal lobbying activities and the amount spent, which are publicly available at http://lobbyingdisclosure.house.gov. There are similar disclosure requirements in all fifty states. Federal and certain state laws also require that we disclose the portion of certain trade association dues that are used for lobbying activities, and trade associations are separately subject to strict public disclosure requirements regarding their lobbying activities. In fact, it is through these various disclosure requirements that the proponent has been able to obtain the very information included in its proposal, which reinforces that any shareholder interested in obtaining such information may readily do so.

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We believe we benefit by participating in a number of industry and trade associations, which enable our access to business, technical and industry expertise and advance our commercial interests. While we may advise these associations of our views on particular subjects, they are independent organizations that represent the interests of all their members, who may have divergent views and interests. Additionally, we have no direct control over how any such associations direct any expenditures, and in most cases, are not even aware that such expenditures are made. In fact, we may not agree with the position of the organization on any given candidate or issue.

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For a company in a highly regulated industry such as ours, providing information to government officials and making sure they fully understand the implications of their policy decisions is a necessary cost of doing business, and an extension of our right to petition our government. Requiring a company to go through the unnecessary burden of gathering and disclosing such costs — when much of the information is already publicly available — would be a waste of resources.

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As interactions with government entities are highly regulated, we take diligent steps to ensure that we are in compliance with applicable rules and regulations. Our lobbying activities are subject to the restrictions and reporting requirements of applicable law and our Code of Conduct, which is available for review under the “Corporate Governance” section of the Investors section of our website at www.comcastcorporation.com.

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Finally, and importantly, this proposal could interfere with our ability to communicate with legislators and regulators and, more importantly, may require that we disclose proprietary information, putting us at a competitive disadvantage.

For the reasons set forth above, our Board believes that the requirements in this proposal are burdensome and an unproductive use of our resources and are not in the best interests of our shareholders.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 8:  TO PROHIBIT ACCELERATED VESTING UPON A CHANGE IN CONTROL

The following proposal and supporting statement were submitted by the Board of Trustees of the International Brotherhood of Electrical Workers Pension Benefit Fund, 900 Seventh Street, NW, Washington, DC 20001.

RESOLVED: The shareholders ask the board of directors of Comcast Corporation to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as to not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2016 annual meeting.

Supporting Statement

Comcast Corporation (“Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, if the board decided to accelerate the vesting of stock options and restricted stock awards to the Company’s five senior executives in connection with a change in control on Dec 31, 2014, the senior executives could have received a total of $401 million, with $98 million going to the CEO.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Company Response to Shareholder Proposal

The proponent’s proposal seeks to impose a simple, “one-size-fits all” approach to an issue that (i) is not particularly relevant to our company given that our current equity compensation program does not provide for any automatic vesting of awards in connection with a change in control, and (ii) more importantly, would eliminate one of the cornerstones of effective corporate governance – namely, the informed decision-making process employed by directors who are bound by fiduciary duties under law to act in a manner they believe to be in a company’s and its shareholders’ best interests. As such, we do not believe that the proponent’s proposal is in the best interests of our company and shareholders for the reasons set forth below.

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We grant equity awards as part of our annual compensation program under our restricted stock plan and stock option plan. Neither of these equity plans provides for the automatic accelerated vesting of awards in connection with a change in control.

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None of our named executive officers’ (“NEOs”) employment agreements provides for the automatic accelerated vesting of equity awards in connection with a change in control (a “single trigger”), and our Compensation Committee has no affirmative obligation to accelerate any such awards.

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None of our NEOs’ employment agreements, other than Mr. Brian L. Roberts, provides for the automatic accelerated vesting of equity awards upon the occurrence of one or more specified events that may follow a change in control, such as a termination of employment (a “double trigger”).

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Integral to our equity compensation program design is the fundamental belief that the Compensation Committee should retain the flexibility and discretion to determine whether, and under what circumstances, to accelerate all or part of an equity award in connection with a change in control. The proponent’s proposal, however, seeks to substitute for the Compensation Committee’s informed judgment the proponent’s view that the amount of time an employee is employed represents the extent to which an equity award is “earned.” The Compensation Committee, which is composed entirely of independent directors, is bound by fiduciary obligations under law to act in a manner that it believes to be in our best interests and the best interests of our shareholders. As such, the Compensation Committee, and not shareholders who are not bound by fiduciary obligations, should be able to exercise its judgment in determining what is in the best interests of our company and shareholders in a particular change in control transaction.

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The Compensation Committee should have the ability to exercise its judgment, in accordance with its fiduciary duties, to protect executives, and all employees, against the potential forfeiture of all or a substantial portion of their equity awards upon a change in control. Equity compensation, which is inherently performance based, is a significant component of our executives’ total annual compensation. We believe that putting executives in a position to lose the opportunity to earn their equity awards undermines pay-for-performance objectives.

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The Compensation Committee’s ability to exercise its discretion is crucial to its ability to develop a competitive executive compensation program that fosters the achievement of our strategic, operational and financial goals. For example, allowing the Compensation Committee to retain the discretion to accelerate the vesting of some or all of an employee’s equity awards in connection with a change in control (i) would encourage employees, including our senior executives (who would be the most likely to be terminated in connection with a change in control), to remain with our company through a transaction while reducing uncertainty and distraction leading up to such an event and (ii) would potentially avoid conflicts of interest that could result if employees believed they were being penalized by losing incentive compensation as a result of a transaction that is outside of their control but is in the best interests of our shareholders.

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Imposing a restriction as the proponent proposes could adversely affect shareholder value, as it may be appropriate for the Compensation Committee to accelerate vesting to properly align our executives’ interests with those of our shareholders by incentivizing them to maximize value for shareholders in connection with a change in control transaction. In this regard, a recent independent academic study concluded that takeover premiums are significantly larger when the CEO of a target company receives the benefit of accelerated vesting as compared to when the

CEO of a target company continues to vest in his or her awards after the transaction closes. (See Elkinawy, Susan and Offenberg, David, Accelerated Vesting in Takeovers: The Impact on Shareholder Wealth (November 7, 2011). Financial Management. Available at SSRN: http://ssrn.com/abstract=1975962.)

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Adopting the proponent’s proposal, where senior executives would be treated significantly worse than other employees who participate in our equity plans, serves no legitimate shareholder interest and undermines the objectives discussed above for the individuals most at risk of departure in connection with a potential change in control.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 9:  TO REQUIRE AN INDEPENDENT BOARD CHAIRMAN

The following proposal and supporting statement was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278.

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions — “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is also the CEO, as is the case with our Company. Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board also supported this position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 9

Company Response to Shareholder Proposal

Our Board believes that we and our shareholders are best served by having Brian L. Roberts serve as Chairman and Chief Executive Officer. Our Board believes that Mr. Roberts serves as an effective bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges.

Board independence and oversight of management are effectively maintained, and management plans are critically reviewed, as a result of the following:

•	Over 80% of our directors are independent.

•	Each of our Audit, Compensation and Governance and Directors Nominating Committees are comprised entirely of independent directors.

•	Our Lead Independent Director, currently Mr. Breen, is appointed annually by the Board after being recommended by the Governance and Directors Nominating Committee and, among other things:

¡	Presides at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

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Facilitates communication between the Chairman and the independent directors, and communicates periodically as necessary between Board meetings and executive sessions with our independent directors, following discussions with management and otherwise on topics of importance to our independent directors.

¡	Has the authority to schedule meetings of the independent directors.

¡	Reviews and has the opportunity to provide input on meeting agendas and meeting schedules for the Board.

¡	Consults with our independent directors concerning the need for an executive session in connection with each regularly scheduled Board meeting.

¡	With the Compensation Committee, organizes the annual Board evaluation of the performance of our CEO and senior management.

¡	With the Governance and Directors Nominating Committee, reviews and approves the process for the annual self-assessment of our Board and its committees.

Having one individual perform the role of Chairman and Chief Executive Officer is both consistent with the practice of over a majority of major companies and is not restricted or prohibited by current laws. Additionally, our directors, including the Chairman, are bound by fiduciary obligations under law to act in a manner that they believe to be in our best interests and the best interests of our shareholders. Separating the offices of Chairman and Chief Executive Officer would not serve to augment this fiduciary duty.

Further, our Board does not believe it should be constrained by adopting an inflexible, formal requirement that the offices of Chairman and Chief Executive Officer be separated, even if such policy were to not apply to our current Chairman as the proposal would allow. We and our shareholders are best served by maintaining the flexibility to have the same individual serve as Chairman and Chief Executive Officer, based on what is in the best interests of our company at a given point in time. As such, our Board does not believe that adopting a policy requiring the election of an independent Chairman of the Board would in any way enhance its independence or performance and, to the contrary, believes that the adoption of such a policy would not be in the best interests of our shareholders.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 10: STOP 100-TO-ONE VOTING POWER

The following proposal and supporting statement were submitted by Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021.

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company’s outstanding stock has one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 15-votes per share compared to far less than one-vote per share for other shareholders. Without an equal voice, shareholders cannot hold management accountable. This proposal topic won 148 million yes-votes at our 2013 annual meeting.

GMI Ratings, an independent investment research firm, reported that each share of our Class B Common stock had 15 votes. Each share of Class A Common stock had 0.1336 votes. In other words each Class B share has more than 100-times as many votes as one Class A share.

Please vote to protect shareholder value:

Stop 100-to-One Voting Power — Proposal 10

Company Response to Shareholder Proposal

Along with the respected and stable leadership of Brian L. Roberts, our Board believes not only that our dual class structure has contributed to our stability and long-term shareholder returns, but also that maintaining this structure is in the best interests of our company and shareholders. Specifically, our Board believes that our ownership structure has helped protect us from short-term pressures, allowing our Board and executive management team to focus on our long-term success. Our Board periodically evaluates our capital structure, most recently having evaluated it in detail in 2015, and unanimously concluded that our structure, and the stability it promotes, is in the best interests of our company and shareholders. We and our Board believe that our capital structure has driven, and will continue to drive, long-term shareholder value for shareholders who are committed to holding our stock for extended periods. As a testament to this belief:

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We have outperformed the S&P 500 in long-term cumulative shareholder returns, with our Class A common stock returning 58% and 181% over the three- and five-year periods ending December 31, 2015 versus 52% and 80% in the case of the S&P 500.

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Since going public in 1972, our shares have outperformed leading stock indices by significant margins, including the S&P 500 by a margin of almost 2 to 1. An investor who bought 1,000 shares of Class A common stock in 1972 at the IPO price of $7 per share would have had, after various stock splits and reinvested dividends, $8.6 million in shares as of December 31, 2015.

Our Board believes that Mr. Roberts has been, and will continue to be, an extremely important part of the long-term success of our business. During his tenure leading our company, we have pursued a strategy based on long-term growth and value creation, such as through our acquisitions of AT&T’s cable business in 2002 and NBCUniversal in 2011, as well as through key investments in our businesses, such as the X1 platform and NBCUniversal’s programming and theme park assets. This long-term strategy and the success it has generated has helped us build a strong, effective and highly regarded executive management team.

To ensure that our long-term strategy is enriched by a broad range of views and developed and overseen by the independent judgment all of our directors, we have strong and effective governance mechanisms in place, such as:

•	Over 80% of our directors are independent.

•	Each of our Audit, Compensation and Governance and Directors Nominating Committees are comprised entirely of independent directors.

•	We have a strong Lead Independent Director, currently Mr. Breen, whose duties are set forth starting on page 9.

•	The average tenure of our independent directors following the annual meeting will be 7.7 years.

•	Our Board and each of its key committees hold executive sessions in connection with nearly every regularly-scheduled meeting.

Our Board also believes that our history of being able to successfully raise capital for acquisitions and our other business needs provides evidence that the dual class voting structure does not impair our ability to raise additional capital or acquire other companies. Additionally, dual class voting structures are found in many other public companies, including First Amendment speaker media companies such as Viacom and CBS, as well as other leading companies like Berkshire Hathaway and Google’s parent company Alphabet.

Our dual class voting structure has existed since we went public in 1972. At the AT&T shareholders meeting relating to our 2002 acquisition of AT&T’s cable business, AT&T shareholders not only approved the transaction as a whole but also separately approved — by approximately 92% of votes cast — the governance terms of that transaction in which Mr. Roberts agreed to reduce his voting interest from approximately 87% to a 33 1/3% non-dilutable interest.

Finally, under Pennsylvania law and our Articles of Incorporation, no recapitalization that affects the voting rights of our Class B common stock can be effected without the separate approval of Mr. Roberts, as beneficial owner of our Class B common stock. As such, neither we nor the Board alone has the power to implement this proposal.

Our strong performance, focused on generating long-term shareholder value and reflected in strong shareholder returns and financial results, coupled with our overall governance structure and highly effective management team, show that generalized criticisms of dual class structures have not and do not apply to our company.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis describes our executive compensation philosophy, process, plans and practices and gives the context for understanding and evaluating the more specific compensation information for our named executive officers (“NEOs”) relating to 2015 contained in the tables and related disclosures that follow. Our NEOs are as follows:

•	Brian L. Roberts, Chairman and Chief Executive Officer

•	Michael J. Cavanagh, Chief Financial Officer

•	Stephen B. Burke, Chief Executive Officer of NBCUniversal

•	Neil Smit, Chief Executive Officer of Comcast Cable Communications

•	David L. Cohen, Senior Executive Vice President

•	Michael J. Angelakis, former Vice Chairman and Chief Financial Officer[1]

Executive Summary

We are a global media and technology company with two primary businesses, Comcast Cable Communications and NBCUniversal.

•	Comcast Cable is a leading provider of video, high-speed Internet and voice services to residential customers under the XFINITY brand and also provides these services to businesses.

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NBCUniversal operates a diversified portfolio of cable networks, the NBC and Telemundo broadcast networks, television studio production operations, television station groups, Universal Pictures and Universal Parks and Resorts.

With these two primary businesses, our NEOs are responsible for managing a more complex company than many of our peer companies and for helping to shape the future of media and technology.

In designing a compensation program for our NEOs, we start by evaluating our businesses’ objectives and take into account the complexity of our businesses in tailoring our compensation program toward furthering our company’s objectives.

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The quality and performance of our executives makes a substantial difference in our company’s performance, particularly in light of challenging competitive, regulatory and technological environments. We need uniquely talented and experienced individuals to perform for our highly competitive businesses. To address this issue, we do two things:

¡	First, we provide pay opportunity levels that are highly competitive.

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Second, we structure our long-term incentive program to be provided in restricted stock units (“RSUs”) (with performance conditions) and stock options, both generally with vesting periods longer than typical, as an explicit retention strategy and to tie the value ultimately realized to our long-term performance.

We believe that the combination of these elements furthers our shareholders’ interests in that they obtain the benefit of our executives’ services in an exceedingly competitive talent market for the long-term and our executives’ interests are strongly aligned with the interests of our shareholders. See “Pay for Performance” on page 54 for additional information.

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Cash generation is critical to our businesses, both in measuring the operating success of our businesses and in generating excess capital, which is not only necessary to maintain our existing businesses, but also to make growth and strategic capital investments that allow us to proactively

[1]	Mr. Angelakis resigned as our Vice Chairman and Chief Financial Officer as of June 30, 2015 and remained our employee through the remainder of 2015 to assist us and Mr. Cavanagh with transitional and other matters. As of January 1, 2016, he became the Chief Executive Officer of Atairos Group, Inc., a new, strategic company formed by us and Mr. Angelakis.

anticipate technological and consumer behavior changes in a rapidly-changing competitive environment. Cash generation also supports our return of capital strategy to our shareholders in the form of dividend payments and share repurchases.

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To reinforce this critical aspect of our businesses, we use three quantitative performance goals in certain elements of our compensation program tied to (1) revenue — which serves as the top line component to our cash generation, (2) operating cash flow — which reflects the operational performance of our businesses, taking into account the costs of operating our businesses and (3) free cash flow – which measures, among other things, the cash remaining after capital investments and allows us to repay indebtedness, make strategic investments and return capital to shareholders.

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We use operating cash flow as the measurement for vesting of RSUs, as that metric is a recognized gauge of the overall health of our business (in the short and long term), and also include operating cash flow along with revenue and free cash flow as the financial quantitative metrics for our annual cash bonus incentive program so as to present a holistic evaluation of our operational and strategic performance by including the three key financial measures we use internally to measure, and externally to report, our financial results.

¡	We believe that our performance on these three key financial metrics is strongly correlated to shareholder returns in the short and long term.

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The complexity of our businesses, overlaid with the impact of cyclical factors and macroeconomic factors, makes consolidated financial goal-setting a challenge for us. The work that our NEOs must do to successfully operate our businesses, including by working constructively, proactively and cohesively together, does not entirely lend itself to formulaic measurements, and a proper assessment requires the use of business judgment. See “NEO Evaluations” starting on page 64 for additional information.

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Taken together, the interplay of these various elements provides a pay program that is strongly aligned with shareholder interests, retains a high quality executive team and compensates the executive team when they do the right things to help our businesses succeed. Specifically, as described in greater detail below in “2015 Business Highlights” and “Pay for Performance,” 2015 was a terrific year strategically, financially and operationally. Even with the unexpected challenges of the Time Warner Cable transaction being terminated, the FCC implementing new net neutrality rules and the increasingly competitive media and cable markets where new technologies continue to evolve and influence consumer behavior, our financial performance at Comcast Cable, particularly in the second half of the year, and NBCUniversal was remarkable – in 2015, consolidated revenue increased by 8.3%, consolidated operating cash flow increased by 7.7%, consolidated free cash flow increased by 9.4% and consolidated operating income increased by 7.3%.

¡

At Comcast Cable, our continued commitment to innovation and the customer experience resulted in our adding 666,000 customer relationships, an 86% year-over-year improvement. We achieved our best video customer results in 9 years, and added over 1.3 million high-speed Internet customers in 2015 – more than our telephone competitors on a combined basis and our best results in 8 years. Transforming the customer experience was our top priority in 2015 and we made great strides – we improved our on-time rate to close in on our goal of 100% on-time arrival, saw lower repeat tech visits and are answering phone calls faster.

¡

NBCUniversal’s performance in 2015 was equally impressive, with Universal being the first studio ever to have three movies gross more than $1 billion in a single year, our theme parks having record revenue, operating cash flow and attendance, and the NBC Network ending the year ranked as the number one network among adults 18-49.

¡

Over the past several years, we have been delivering consistent financial results, allowing us to both reinvest in our businesses to compete effectively and adapt to changing consumer behaviors, such as through our accelerated deployment of our X1 set-top boxes and wireless gateways, and return significant capital to shareholders without increasing our net debt to operating cash flow leverage ratio, which is currently a conservative ratio of 2.0x.

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This strong financial performance has translated into meaningful long-term stock performance. Even with (i) some overhang resulting from increases in Comcast Cable’s capital intensity as we continue to proactively invest for the long-term, (ii) compression of trading multiples in the media industry and (iii) some of our transmission/distribution peers’ stock performance benefitting in 2015 from the prospect of acquisition activity, our one-year cumulative shareholder returns were (1)% as of December 31, 2015, compared to our entertainment/media and transmission/distribution peers of (19)% and (3)%, respectively. And over the longer term, our 3-year and 5-year returns have significantly outperformed both of these peer groups, generating 58% and 181% returns, respectively.

2015 Business Highlights

All of our businesses operate in intensely competitive, and rapidly changing technological, environments. While our businesses also are extensively regulated, we face unique challenges in that Comcast Cable and NBCUniversal are subject to additional regulatory requirements due to the NBCUniversal transaction. Our board credits the leadership of Mr. Brian L. Roberts and the other members of our executive management committee (which is composed of all of our NEOs) for Comcast achieving such strong performance over the past several years.

We continued our strong consolidated financial performance in 2015.

(1)	Reconciliations of consolidated operating cash flow to operating income and consolidated free cash flow to net cash provided by operating activities are set forth on Appendix E.

•	Our Cable Communications and NBCUniversal businesses had strong performances in 2015:

¡	Cable Communications’ revenue increased 6.2% to $46.9 billion and operating income before depreciation and amortization (“operating cash flow”) increased 5.6% to $19.1 billion.

¡	NBCUniversal’s revenue increased 11.9% to $28.5 billion and operating cash flow increased 14.8% to $6.4 billion.

•	We returned a record total of $9.2 billion of capital to shareholders in 2015, by repurchasing $6.75 billion of common stock and making four cash dividend payments totaling $2.4 billion.

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In February 2016, we announced a 10% increase in our dividend to $1.10 per share on an annualized basis – the 8th increase in 8 years. We expect to repurchase $5.0 billion of common stock in 2016, subject to market conditions.

Even while generating over $8.9 billion in free cash flow, we continued to execute on key strategic initiatives, such as:

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Investing in our IP and cloud-enabled video platform, referred to as our X1 platform, and continuing to actively deploy X1 set-top boxes throughout our footprint. As a result of the X1 platform, we have developed our Cloud DVR technology, which is now available in substantially all of our markets, and the first voice-guided remote control for the X1 user interface.

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Deploying wireless gateways, which combine a customer’s wireless router, cable modem and voice adapter, to improve the performance of multiple Internet-enabled devices used at the same time within the home, provide faster Internet speeds and create an in-home Wi-Fi network.

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Continuing to invest in our network infrastructure by developing multiple tools to recapture bandwidth and optimize our network to allow for faster Internet speeds and capacity and in expanding our business services and our home security and automation services.

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Investing to enhance our cable customers’ overall experience, including through our commitment to hire 5,500 new call center agents and our on-time appointment and installation and routine issue resolution guarantees. In 2015, we began to see tangible benefits of these investments by achieving some of our best customer service metrics in years, including by improving our on-time rate, nearing our goal of attaining 100% on-time arrival for scheduled appointments.

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Continuing to invest in NBCUniversal’s original programming and sports programming rights and in new attractions at our Universal theme parks, and acquiring a 51% interest in the Universal Studios theme park in Osaka, Japan for $1.5 billion.

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Executing on attaining key diversity milestones, such as by increasing the level of our spend from minority and women-owned vendors by 28% year over year to a total of $2.6 billion in 2015 and joining the Billion Dollar Roundtable for having spent more than $1 billion with those vendors, increasing diverse programming available On Demand and online by 70% in 2015, and hiring new minority and female leaders at the vice president level and above representing 29.2% and 43.1%, respectively, of our total new hire leaders in 2015.

Pay for Performance

As more fully discussed in “Emphasis on Performance” starting on page 57, we believe that our compensation program is well aligned to our performance.

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Our compensation program (summarized in “Elements and Mix of Our Compensation Program” on page 59) is designed to motivate, reward and retain our NEOs by including in their compensation both short-term and long-term performance-based components and to align their compensation with our shareholders’ interests. We use objective performance-based criteria tied to key financial and operating measures for our annual cash incentive plan and the vesting of RSUs, and a material portion of our NEOs’ compensation is in the form of equity, which is inherently tied to our stock price movement and the achievement of shareholder value.

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While our performance measures are “absolute” in nature, our Compensation Committee also reviews our performance measures on a “relative” basis compared to our peers over time to ensure that our relative financial performance is consistent with our strongly competitive compensation philosophy. Based on these reviews of our performance in 2015, our compounded annual growth rates over the past five and ten years for operating cash flow and revenue generally have been near or in the top quartile of our peer groups, and we believe that we use an appropriate portion of our operating cash flow to support our compensation program. See “Use of Competitive Data” and “Pay Program Validation” starting on pages 61 and 63, respectively, for more information.

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Our Class A common stock performance over each of the last one, three and five-year periods has exceeded the performance of our transmission/distribution and entertainment/media industry peer groups and supports our intended philosophy to target compensation around the median of our entertainment/media peers and in the upper quartile of our transmission/distribution and general industry peers.

	Cumulative Total Returns (as of December 31, 2015)[1]
	Class A Common Stock	Entertainment/ Media	Transmission/ Distribution	General Industry	S&P 500 Stock Index
One-Year	(1)%	(19)%	(3)%	2%	1%
Three-Year	58%	40%	45%	59%	52%
Five-Year	181%	126%	112%	94%	80%

(1)	Cumulative returns for each of the peer groups are based on the composition of our 2015 peer groups and are calculated by averaging returns without reference to market capitalization or other weightings. Returns for the transmission/distribution peer group include DIRECTV, Inc. through its acquisition by AT&T Inc. in July 2015.

Compensation Program Highlights

As discussed elsewhere in this Compensation Discussion and Analysis, below are summaries of our key compensation practices and policies.

What We Do:

•	The Compensation Committee has directly engaged Korn Ferry Hay Group as its own independent compensation consultant.

•	Option awards for our NEOs have among the longest vesting terms of any company – vesting over 9.5 years. RSUs generally vest over 5 years and are back-end weighted, with 40% vesting in the fifth year.

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Substantially all of our outstanding options, including all options held by our NEOs, are net settled; net settled options, as opposed to stock options exercised with a cash payment, result in fewer shares being issued and less dilution to shareholders.

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We maintain robust stock ownership guidelines. Our CEO’s stock ownership requirement is 10x his base salary; other NEOs are required to own 3x their base salaries; and nonemployee directors are required to own 5x their annual retainer. A person who is not in compliance with these guidelines cannot sell or otherwise dispose of any stock until he or she meets the applicable ownership requirement.

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Our executive officers and directors are prohibited from using any strategies or products to hedge against potential changes in the value of our stock. Stock can be pledged only in limited circumstances; any stock pledged as collateral or held in a margin account will not be counted in determining compliance with our stock ownership guidelines. No executive officer or director currently has any stock pledged or held in a margin account.

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Our NEOs are required to reimburse us for any benefits that would be considered perquisites. We do not provide premium payments or reimbursements, or tax payments to our NEOs under any life or any other insurance policies.

•	We have an incentive compensation recoupment (or “clawback”) policy applicable to our executive officers.

What We Don’t Do:

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We do not maintain any defined benefit pension plans or supplemental executive retirement plans (SERPs) for our NEOs; instead, we offer a non-qualified and unfunded deferred compensation plan as our primary retirement vehicle generally to all employees with base salaries of at least $250,000.

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None of our equity plans has automatic accelerated vesting provisions in connection with a change in control. Mr. Roberts’ employment agreement has a “double trigger” change in control provision. None of the other NEOs have any change in control provisions in their employment agreements.

•	We do not permit the repricing of options of any kind.

•	We do not allow for any excise tax gross ups for our executive officers.

Summary 2015 CEO and NEO Compensation

CEO Pay Changes from Prior Year. Mr. Roberts’ base salary increased by 2.5%. In light of our strong 2015 performance, Mr. Roberts received 111% of his target annual cash bonus, or $9.8 million. He also received grants of stock options and RSUs, each with a grant date value of approximately $5.4 million, representing nearly the same value granted to him last year. We also credited Mr. Roberts’ deferred compensation account with $3.8 million, a 5% increase from last year.

Other NEO Pay Changes from Prior Year. Compensation actions for our other NEOs in 2015 reflect their strong contributions to our overall performance, as well as the performance and operation of each NEO’s respective business or function. The annual cash bonuses for each of these NEOs were paid at 111% of their target. Annual RSU and option awards varied among our NEOs, with Messrs. Smit and Cohen receiving higher amounts, primarily resulting from Mr. Smit receiving an additional performance-based RSU award of $4.0 million and a $1 million deferred compensation contribution in December 2015 and Mr. Cohen receiving an additional performance-based RSU award of $3.0 million in October 2015, as discussed below in “Compensation Decisions for 2015 — Additional Performance-Related Awards.” In March 2015, the base salary of Mr. Smit increased 15.5% as a result of his new employment agreement entered into in December 2014, while all the other NEOs’ base salaries increased by 2.5%. Total compensation for these NEOs also was affected by the year-over-year changes in their respective deferred compensation account balances.

Mr. Cavanagh joined our company in May 2015, and, as such, there are no comparisons to his prior year compensation. While Mr. Cavanagh’s total compensation for 2015 was approximately $41 million, we expect that his total compensation in future years will be significantly lower, as his 2015 compensation level was a result of granting him approximately $12.5 million of additional performance-based RSUs and making an additional $10 million contribution to his deferred compensation account as signing bonuses in large part to make him whole for compensation he forfeited in connection with his departure from his prior employer.

See “Compensation Decisions for 2015” starting on page 66 for additional information.

Results from Last Advisory Vote on Executive Compensation

At our 2014 annual meeting, our shareholders approved by 93% of the votes cast, on an advisory basis, the 2013 compensation of our NEOs. Our next vote will be held in 2017 with respect to 2016 compensation. The Compensation Committee has carefully considered the results of the 2014 advisory vote on executive compensation and has discussed our executive compensation program and our annual meeting voting results with Korn Ferry Hay Group, the Compensation Committee’s independent compensation consultant. The Compensation Committee also considered shareholder feedback that we received through dialogue with various shareholders and proxy advisory services regarding our executive compensation, including as it relates to the level of discretion used in our annual cash bonus awards and the overall design of our program and use of performance metrics. Our Compensation Committee is committed to our continued engagement with shareholders to fully understand diverse viewpoints and to discuss and demonstrate the important connection between our compensation program, on the one hand, and our business strategy, goals and financial and operating performance, on the other hand. (For information on our shareholder engagement generally, including as it relates to general corporate governance matters, please see “General Information — Shareholder Engagement” on page 3.) Our Compensation Committee, with the assistance of Korn Ferry Hay Group, continues to evaluate our compensation program design. Following these deliberations and discussions, the Compensation Committee believes that its policies and decisions are consistent with our compensation philosophy and objectives discussed below and align, without incenting inappropriate risk taking, the interests of our NEOs with our long-term goals and the interests of our shareholders.

Emphasis on Performance

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The Compensation Committee’s emphasis on performance is evidenced by our program design, incorporating both objective financial goals (in the case of the annual cash bonus and the vesting of performance RSUs) and subjective evaluation criteria. The combination of internally measured (financial performance) and externally measured (stock price as reflected in stock options and RSUs) performance provides both short-term and long-term performance components in the compensation structure of our NEOs. See “Elements and Mix of Our Compensation Program” on page 59.

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In 2015, we further increased the level of quantitative measures employed in setting our target annual cash bonuses. As a result, 85% of the target annual bonus for each of Messrs. Roberts, Cavanagh, Smit, Cohen and Angelakis and 75% of the target annual bonus for Mr. Burke were based on quantitative performance metrics. See “Compensation Decisions for 2015 — Annual Cash Bonus” for additional information.

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Our compensation program’s emphasis on performance, especially equity-based compensation, aligns the compensation structure with our shareholders’ interests in that the achievement (or lack of achievement) of our operating, investing and capital goals would be expected to be reflected in the market price of our stock. Because a material portion of compensation for each NEO is in the form of equity, a significant portion of each NEO’s compensation is inherently tied to stock price movement and the achievement of shareholder value.

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Total performance-based compensation in 2015 (using the grant date value of stock options and RSUs and including any additional performance awards paid as performance-based compensation) was a significant percentage of the NEOs’ total compensation (excluding deferred compensation earnings), as reflected in the chart and table below. We do not include deferred compensation earnings because, like all employees in our deferred compensation plans, the NEOs make their own investment decisions as to how much of their salary and annual cash bonus to defer and for how long, such that interest earned on deferred compensation is largely tied to individual retirement planning decisions and not to the Compensation Committee’s compensation decisions.

CEO Compensation Mix

(Excluding Deferred Compensation Earnings)

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Total performance-based compensation (calculated in accordance with the paragraph above) as a percentage of total compensation in 2015 for our other NEOs (other than Mr. Cavanagh who joined our company in 2015) was as follows:

Mr. Burke	75%
Mr. Smit	84%
Mr. Cohen	80%
Mr. Angelakis	79%

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Our quantitative performance metrics – revenue, operating cash flow and free cash flow — are meaningful measures of our performance that can be affected by the decision making of our NEOs. Measuring performance for our NEOs for these purposes using the same consolidated financial metrics (rather than individual performance goals tied to specific operating targets) is appropriate given the overall responsibility of the NEOs, as the members of our executive management committee, to achieve our most important performance goals for the year.

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The Compensation Committee does not condition incentive-based compensation award achievement on a total shareholder return (TSR) metric, as it seeks to motivate our NEOs by setting company-specific quantitative and qualitative performance goals that are directly linked with our NEOs’ management of our businesses rather than using a TSR metric that can be significantly affected by external factors such as economic and market conditions that they cannot control. The Compensation Committee also believes that using a TSR metric could lead to an undesirable focus on short-term results at the expense of long-term performance.

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The Compensation Committee reviews the nature and mix of compensation elements, as well as compensation plan design and award terms, to ensure that our compensation program does not include inadvertent incentives for the NEOs to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders. In conducting this review, the Compensation Committee also considers specific business risks identified through our enterprise risk management process.

Elements and Mix of Our Compensation Program

We view the executive compensation program on a “portfolio” basis. The following chart illustrates our view of the significant aspects of our portfolio.

Type	Element	Why We Use It	Compensation Highlights
Fixed	Base Salary	• Necessary to attract and retain our NEOs. • Serves as a baseline measure of an NEO’s value. • Guaranteed compensation in exchange for investing in a career with us.	• Salary level is based on individual performance, level of achievement of performance goals and any increase in duties and responsibilities.
Deferred Compensation Plans

•   One of our primary tools to attract and retain NEOs.

•   Retention incentive gets stronger as the account balance grows; the crediting rate is materially reduced following termination of employment.

•   We do not offer any pension or other defined benefit-type plan.

•   Provides a simple, transparent, tax-efficient vehicle for long-term value accumulation.

•   Amount of company contributions is determined as part of an overall evaluation of individual performance, any increase in duties and responsibilities and retention.

•   Receipt of RSUs may be voluntarily deferred; the value of RSUs ultimately received is based on stock price when deferral lapses or upon diversification into cash deferred compensation.

Variable, Short-Term, Performance Based	Annual Cash Bonus

•   Provides a competitive annual cash bonus opportunity and completes our competitive total annual cash compensation package.

•   Target bonus is based on the Compensation Committee’s assessment of the optimal mix of base salary and annual cash bonus compensation.

•   Supports our objective that NEOs must balance achieving satisfactory or better current year (short-term) results with long-term value creation.

•   Bonus is at risk for performance — 100% of the target bonus is not paid unless 100% of the goals are met; no bonus is paid unless the minimum performance goal is achieved.

•   Based on objective performance metrics, but also includes a small qualitative portion based on achievement of key initiatives, such as diversity.

Additional Performance-Related Awards

•   Rewards an NEO for extraordinary performance, attainment of strategic milestones or unanticipated additional responsibilities.

•   May also be used in connection with an employment agreement renewal or extension, which provides a strong retention tool.

•   Form of bonus can vary, depending on primary goals/purposes for the grant.

• Amount and form of awards are based on individual performance and any increase in duties and responsibilities.
Variable, Long-Term, Performance Based	Annual Stock Option Grants

•   Fosters a long-term commitment, motivates executives to improve the long-term market performance of our stock and focuses them on the long-term creation of shareholder value.

•   Links the NEOs’ decision making with the long-term outcomes of those decisions.

•   Use one of the longest vesting periods among our peers (9.5 years) to create a significant retention tool and tie value ultimately realized to our long-term performance.

•   Stock price must appreciate for stock options to deliver value.

•   Generally vest over a 9.5 year period: 30% on the 2nd anniversary of the date of grant, 15% on each of the 3rd through 5th anniversaries, 5% on each of the 6th through 9th anniversaries and 5% on the 9.5 year anniversary.

Annual Performance-Based RSU Grants

•   Fosters a long-term commitment, motivates executives to improve the long-term market performance of our stock and focuses them on the long-term creation of shareholder value.

•   Links the NEOs’ decision making with the long-term outcomes of those decisions.

•   Back-end weighted vesting term used for most RSU grants creates a meaningful retention tool.

•   Use one of the longest vesting periods among our peers for most grants to create a significant retention tool and tie value ultimately realized to our long-term performance.

•   Vesting is dependent upon achievement of one or more performance goals.

•   Ultimate value of shares acquired upon vesting depends on stock price.

•   Generally vest over 5 years and are back-end weighted: 15% vest after 13 months, an additional 15% on each of the 2nd through 4th anniversaries and 40% on the 5th anniversary; Mr. Roberts’ RSUs vest 100% after 13 months.

•   May have shorter vesting terms on account of extraordinary performance.

Compensation Decision-Making Process

Compensation Committee’s Role and Process

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executive officers, and, for all of our employees, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally.

Each year, the Compensation Committee reviews:

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The nature and amounts of all elements of the NEOs’ compensation, both separately and in the aggregate, using comprehensive tally sheets that include the current value of outstanding stock option and RSU awards (as compared to their grant date value) and deferred compensation account balances.

•	Each element of the NEOs’ compensation for internal consistency.

•	Various analyses provided by the independent compensation consultant, including the following that were reviewed in 2015:

¡	an assessment of the composition of our peer groups;

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a competitive pay assessment (comparing NEO compensation to that of executives holding comparable positions at our peer group companies as disclosed in proxy statements and to broad groups of companies in published surveys);

¡	a target pay mix analysis (analyzing components of pay compared to those of our peer group companies (e.g., fixed vs. variable, cash vs. equity-based, short-term vs. long-term));

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a financial performance review (comparing our performance relative to our peer group companies with respect to growth in operating cash flow, free cash flow, revenue, return on investment and total shareholder return);

¡	a compensation sharing analysis (analyzing the actual pay delivered to our NEOs as a percentage of our operating cash flow and free cash flow as compared to our peer group companies);

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an incentive compensation design analysis (analyzing, for our annual cash bonus, the number and type of performance measures, the payout leverage and the use of discretion, and for our annual equity awards, the number and type of components (e.g., performance-based RSUs and stock options), the type of performance measures and the payout leverage); and

¡	an analysis of equity dilution resulting from, and annual usage rates in, our equity-based compensation plans (i.e., overhang and burn rates).

The Compensation Committee reviews, but does not give significant weight to, aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation. It believes that value realized on prior years’ compensation from stock appreciation is the reward for the NEOs’ work over that period and reflects the achievement of our long-term goals, and conversely, that lesser amounts realized on prior years’ compensation reflect a lack of achievement of our long-term goals. As such, the Compensation Committee believes that realized or realizable equity compensation is inherently aligned with our long-term performance and shareholders’ interests.

Following these reviews and assessments, and with these goals in mind, the Compensation Committee determines what it believes to be an appropriate current year compensation package for each NEO. This process includes subjective criteria and involves the exercise of discretion and judgment. While the Compensation Committee considers various quantitative data, it does not use a mathematical or other formula in which stated factors or their interrelationship are quantified and weighted (either in general or as to each NEO). The Compensation Committee also believes it should retain discretion to adjust the compensation of an NEO from time to time on account of extraordinary performance, unanticipated additional responsibilities, an employment agreement renewal or extension or other circumstances. See “Assessing NEO Performance” below for information on how the Compensation Committee assessed performance in 2015.

Role of Compensation Consultants

The Compensation Committee has directly engaged Korn Ferry Hay Group as its own compensation consultant. In determining 2015 compensation, the Compensation Committee directed Korn Ferry Hay Group to provide it with various compensation analyses as described above; Korn Ferry Hay Group did not recommend or determine compensation levels or elements, performance targets or compensation plan design. The Compensation Committee assessed Korn Ferry Hay Group’s work as required under SEC rules and concluded that its work for the Compensation Committee in 2015 did not raise any conflicts of interest. See “About Our Board and Its Committees — The Board — Compensation Consultant” above for additional information.

Use of Competitive Data

The results of the peer group and compensation survey analyses discussed below, as well as the other analyses referred to above, are considered important and valuable by the Compensation Committee. However, the Compensation Committee does not make any determination of, or change to, compensation in reaction to market data alone. Rather, it uses this information only as one of several considerations to inform its decision and put its experience in context in determining compensation levels (and when to change compensation levels).

Peer Groups. Our company is uniquely positioned among our peers, owning both Comcast Cable, which distributes content, and NBCUniversal, which is a creator of content. As such, all of our NEOs are responsible for managing a more complex company than many companies in our peer groups.

In preparing to make its compensation determinations for 2015, the Compensation Committee reviewed its prior peer group determinations and confirmed that it should use the entertainment/media peer group as its primary point of reference. As secondary measures to inform its judgment, the Compensation Committee also maintained the use of the transmission/distribution peer group and the general industry peer group. Together, these three peer groups reflect the prominence of our two primary businesses in their respective industries and the size, scope and complexity of our businesses and enhance the Compensation Committee’s deliberations by allowing it to review practices and outcomes that are distinctive to each peer group.

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Entertainment/Media Peer Group.  The Compensation Committee pays particular attention to the entertainment/media peer group because it believes our stock price has a strong correlation with certain of these peer group companies and this peer group has special relevance with respect to competition for executive talent. The business expertise of employees in this industry is highly correlated to our needs, not only as a leading media and entertainment company, but as a leading U.S. cable company. Increasingly, media companies are looking for new ways to distribute and monetize their content, both directly to consumers through the Internet and indirectly through video distributors. For all of these reasons, our executives are attractive candidates to entertainment/media companies, in addition to those companies’ executives being attractive to us.

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Transmission/Distribution Peer Group.  Comcast Cable is a leading provider of video, high-speed Internet and voice services to residential customers and also provides these services to businesses. Many companies in this peer group are among Comcast Cable’s primary competitors.

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General Industry Peer Group.  Our revenue and market capitalization rank us among the largest companies in the United States. This peer group includes companies in the consumer products and services, industrial, technology and financial services sectors with revenue and market capitalization levels similar to ours.

The three peer groups were composed as follows:

Entertainment/Media	Transmission/Distribution	General Industry[1]
• CBS Corporation • Twenty-First Century Fox, Inc. • Time Warner Inc. • Viacom Inc. • The Walt Disney Company	• AT&T Inc.[1] • CenturyLink, Inc. • DISH Network Corporation • DIRECTV, Inc.[1] • Sprint Corporation • Time Warner Cable Inc. • Verizon Communications Inc.

•   Apple Inc.

•   3M Company

•   The Boeing Company

•   Caterpillar Inc.

•   Cisco Systems, Inc.

•   The Coca-Cola Company

•   Deere & Co.

•   DIRECTV, Inc.[1]

•   E. I. du Pont de Nemours and Company

•   Express Scripts Holding Co.

•   Google Inc.

•   Halliburton Company

•   Honeywell International Inc.

•   Intel Corporation

•   International Business Machines Corporation

•   Johnson & Johnson

•   Lockheed Martin Corporation

•   McDonalds’ Corporation

•   McKesson Corporation

•   Merck & Co. Inc.

•   Microsoft Corporation

•   Oracle Corporation

•   PepsiCo, Inc.

•   Pfizer Inc.

•   Procter & Gamble Co.

•   UnitedHealth Group Incorporated

•   United Parcel Service, Inc.

•   United Technologies Corporation

•   Verizon Communications Inc.

•   The Walt Disney Company

(1)	AT&T Inc. acquired DIRECTV, Inc. in July 2015.

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Our peer group analyses indicate that overall, with respect to the mix of fixed vs. variable, cash vs. equity-based and the types of equity-based vehicles used, our “pay at risk” practices are generally aligned with peer group practices, although Mr. Roberts’ compensation does have somewhat more emphasis on fixed compensation and less on annual equity awards than our peers. Our Compensation Committee believes it is appropriate to provide Mr. Roberts with slightly more fixed compensation in light of his very significant stock holdings in our company, which provides meaningful shareholder alignment and long-term focus.

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Comparisons for (i) Mr. Roberts were made to peer chief executive officers of other companies for all peer groups, (ii) Mr. Burke were made to peer chief executive officers of the entertainment/media peer group and by ordinal rank (i.e., the position in the Summary Compensation Table) for the entertainment/media and general industry peer groups, (iii) Mr. Smit were made to peer chief executive officers of the transmission/distribution peer group and by ordinal rank for the transmission/distribution and general industry peer groups, (iv) Mr. Cohen were made by ordinal rank for all peer groups and (v) Mr. Angelakis were made to peer chief financial officers for all peer groups. Comparisons for Mr. Cavanagh were made to peer chief financial officers for all peer groups and Mr. Angelakis, and the Compensation Committee also considered his level of compensation at his previous employer. Additionally, as a means to further inform the Compensation Committee, comparisons for Messrs. Burke and Smit were made to chief executive officers of general industry peer groups with revenues similar in size to those of their respective business units.

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The Compensation Committee does not determine an NEO’s target compensation solely based on a specific reference point within our peer groups; instead, it reviews our peer group analyses, as well as the other analyses discussed immediately below under “Pay Program Validation,” both to validate our compensation program design and to inform its judgment in determining target compensation.

¡

The Compensation Committee generally seeks compensation to be competitive (around the median) with the entertainment/media peer group, to which, as noted above, the Compensation Committee pays particular attention.

¡	The Compensation Committee generally seeks compensation to be in the upper quartile for the transmission/distribution and general industry peer groups as a supplemental point of reference.

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The compensation we provide varies among the peer groups and individual companies within a group in its relationship to the reference points above. In reviewing target compensation levels for 2015, Mr. Roberts’ target total remuneration (which includes base salary, target annual cash bonus, Company deferred compensation contributions and equity-based compensation) fell below the 25th percentile of that in the entertainment/media peer group. Otherwise, our NEOs’ total compensation for 2015 generally met or exceeded the reference points.

Pay Program Validation. The Compensation Committee annually reviews our financial performance as compared to our peers over time to ensure that our relative financial performance is consistent with our strongly competitive compensation philosophy. In particular, it believes our executives should be rewarded when our key financial performance metrics are among the top of our peers.

The following analyses demonstrate that our pay program (i) is well aligned from a relative financial performance perspective, (ii) uses an appropriate portion of our operating cash flow and free cash flow as compared to our peers and (iii) supports our use of revenue, operating cash flow and free cash flow as our performance metrics for our annual cash bonus and annual RSU grants.

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Our operating cash flow and revenue compounded annual growth rates have been near or in the top quartile of our three peer groups over the 5-year and 10-year periods ended December 31, 2014 and 2015. Our free cash flow compounded annual growth rates were around the median of our three peer groups over the 5-year periods ended December 31, 2014 and 2015.

•	Our equity dilution and annual share usage (or overhang and burn rates) for share-based compensation are within the range of market practices.

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The portion of our operating cash flow and free cash flow used to pay the NEOs’ annual cash bonus, total cash compensation (base salary plus target annual cash bonus and Company deferred compensation contributions) and total remuneration (total cash compensation plus equity-based compensation) generally aligns with our financial performance. The portion of our operating cash flow and free cash flow that we use to pay these types of compensation varies by type, but generally is in the lower quartile of our entertainment/media peers and around the median or in the top quartile of transmission/distribution and general industry peers.

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The Compensation Committee reviewed a Korn Ferry Hay Group compensation survey analysis in which base salary, total cash compensation and total remuneration for each NEO were measured against published compensation survey data for functionally comparable positions among broad groups of companies of similar size to us. This analysis concluded that, while our NEOs’ total compensation was relatively high on a competitive basis, our financial performance was also generally high relative to our peers as stated above.

The Compensation Committee did not use any Korn Ferry Hay Group analysis, or any of the surveys included in any such analysis, to benchmark our NEO compensation, but instead used the analysis to understand the current compensation practices for comparable job functions of a broad cross-section of companies across varied industry lines but with revenue sizes that are within a range close to ours.

Assessing NEO Performance

In determining an NEO’s individual compensation, the Compensation Committee:

•	Sets specific factors to be used in evaluating Mr. Brian L. Roberts, and Mr. Roberts discusses with the Compensation Committee the performance of our other NEOs.

•	Assesses each NEO’s responsibilities and roles with respect to overall corporate policy-making, management, operations and administration, as well as the importance of retaining the NEO.

•	Evaluates each NEO’s prior year performance, both in terms of his contribution to our performance and as compared to his individual performance goals.

•	Evaluates our overall prior year performance, both in terms of financial results and progress on strategic initiatives, including a comparison of our performance to our competitors.

NEO Evaluations

The Compensation Committee employs a rigorous process to evaluate our NEOs’ performance that informs its compensation decisions for the year, including those related to an NEO’s base salary and annual equity award, the attainment of qualitative objectives for our annual cash bonus and awarding any additional performance-related bonuses. This design allows our Compensation Committee to employ a holistic evaluation process with extensive performance reviews, taking into account factors in and out of management’s control, while balancing it with our financial and shareholder outcomes, to get to a better result than a purely formulaic calculation would provide. Each year, our Compensation Committee establishes a set of defined objectives for the qualitative portion of our annual cash bonus, which may be tied to an NEO’s or our company’s overall performance or to key company initiatives, such as diversity and customer service initiatives, at the time it determines the quantitative bonus metrics. In determining payout levels on the qualitative metrics, the Compensation Committee critically evaluates, as appropriate, our NEOs’ and company’s performance and their progress on any key initiatives, based on the defined objectives. Additionally, the Compensation Committee evaluates the performance of our NEOs over the course of the year and, from time to time, may award additional performance-related bonuses to reward exceptional performance or in light of an NEO assuming additional responsibilities or entering into a new employment agreement.

Company Performance. The Compensation Committee considers overall performance of our company when approving pay decisions for our NEOs. Despite intensifying competition and a challenging regulatory environment in 2015, we delivered healthy growth in our key operating metrics, growing revenue by 8.3%, operating cash flow by 7.7% and free cash flow by 9.4%. We also returned over $9 billion of capital to shareholders. We achieved these results while continuing the successful management of our balance sheet, allowing us liquidity and access to capital when needed during the year and avoiding any near or medium-term risk associated with debt repayment requirements.

NEO Performance. All of our NEOs provided critical strategic vision and leadership to our company as we continue to shape the future of technology and media. Our NEOs maintained their focus on our day-to-day operations throughout 2015, including during integration planning in the first few months of 2015 relating to the Time Warner Cable transaction before the transaction was terminated, and promptly shifting their focus following the termination. The NEOs fostered team building and collaboration among the senior leadership teams of both Comcast and NBCUniversal to further reinforce our “one Company” culture, with each NEO continuing to exert additional efforts on strategic issues, cultural integration and transition execution related to the NBCUniversal transaction. Our Project Symphony continues to be a strong driver of business results at both Comcast and NBCUniversal, which is supported by cross-company cooperation on technology initiatives such as TV Everywhere, advanced and interactive advertising and electronic sell through.

To reinforce critical aspects of our business, customer service metrics and product rollout targets were introduced as components of our NEOs’ annual cash bonus. In 2015, we achieved some of our best customer service metrics in years, including by improving our on-time rate, nearing our goal of attaining

100% on time arrival for scheduled appointments. We also saw lower repeat tech visits due to our goal to solve more problems the first time, and our time to answer phone calls improved. Our NEOs, individually and as a team, were instrumental in supporting and promoting this initiative throughout our entire company.

Our NEOs also continued to frame and support our strategic plans to accelerate the deployment of certain enhanced products to our customer base. We continued to actively deploy our X1 set-top boxes and wireless gateways throughout our footprint, with approximately 30% of our video customers having X1 set-top boxes and more than 70% of our residential high-speed data customers having wireless gateways as of the end of 2015. In addition, as of the end of 2015, our Cloud DVR technology was available in substantially all of our markets.

When assessing NEO performance, our Compensation Committee considered each NEO’s progress on these and other strategic initiatives, including those described starting on page 53 above. In particular:

•

Mr. Roberts was instrumental in continuing to shape the strategic vision of our company. He also continued to demonstrate strong leadership among our NEOs and senior leadership team in championing our technology initiatives, in focusing on the customer experience, in creating a culture of integrity and compliance and in reinforcing our “one Company” culture and diversity initiatives.

•

Since becoming our CFO, Mr. Cavanagh has provided critical financial and strategic leadership to our company. He successfully transitioned into this role, and quickly gained an in-depth understanding of our company and its various businesses. He also successfully managed our balance sheet. He has helped ensure that our capital allocation framework supports all of our business initiatives and strategies, and has provided critical leadership in framing our current capital allocation framework.

•

Mr. Burke successfully managed NBCUniversal, which had revenue growth of 11.9% and operating cash flow growth of 14.8% in 2015. These results were driven by the results of our filmed entertainment business, which had three films in 2015, Furious 7, Jurassic World and Minions, reach $1 billion in worldwide theatrical receipts and the continued success of our Universal theme park attractions (including The Wizarding World of Harry Potter™ — Diagon Alley™in Orlando and the Fast & Furious™ — Supercharged™ studio tour in Hollywood). We believe Mr. Burke’s strategic vision (including his commitment to continuing to invest in our programming assets and grow our theme parks business, both domestically and internationally) is a critical factor in NBCUniversal attaining such strong results.

•

Mr. Smit successfully managed Comcast Cable, which had revenue growth of 6.2% and operating cash flow growth of 5.6% in 2015. Mr. Smit continues to provide strategic leadership to our cable communications business, including by seamlessly leading us through the integration planning for, and promptly shifting priorities following the termination of, the Time Warner Cable transaction. His focus on our newer customer experience initiatives has led to improved customer service metrics, even with increased activity levels created by the accelerated deployment of new products, such as our X1 set-top boxes, Cloud DVR technology and wireless gateways. As a result of our improved customer service and accelerated product deployments, our customer churn metrics improved, and in 2015, we added 666,000 net customer relationships – an 86% year-over-year improvement.

•

Mr. Cohen provided critical leadership to our corporate communications, external affairs and governmental relations functions at a time when we are facing an increasingly challenging regulatory environment. He also has effectively managed his other significant administrative responsibilities by continuing to lead our diversity initiatives and community investment functions. Through Mr. Cohen’s leadership, we continue to execute on our diversity initiatives, which reach far beyond our efforts to diversify our workforce and span both Comcast Cable and NBCUniversal. We increased the level of our spend from minority and women-owned vendors by

28% year over year to a total of $2.6 billion in 2015 and joined the Billion Dollar Roundtable for having spent more than $1 billion with those vendors, increased diverse programming available On Demand and online by 70% in 2015 and hired new minority and female leaders at the vice president level and above representing 29.2% and 43.1%, respectively, of our total new hire leaders in 2015. We also are the cable industry’s leader in making cable services more accessible to individuals with disabilities, as evidenced by our development of the nation’s first talking video TV interface and voice-activated remote control.

•

While he was our CFO, Mr. Angelakis provided critical financial and strategic leadership to our company, including to our corporate development and strategy functions and initiatives. He successfully managed our balance sheet and ensured that our capital allocation framework supported all of our business initiatives and strategies.

Compensation Decisions for 2015

Base Salary

In March 2015, the Compensation Committee increased the base salaries of Messrs. Roberts, Burke, Cohen and Angelakis by 2.5%. The Compensation Committee increased Mr. Smit’s base salary by 15.5% in March 2015 in connection with his entering into a new employment agreement in December 2014.

Annual Cash Bonus

Our cash bonus plan, which was approved by our shareholders, provides a variable and performance-based element to annual cash compensation.

•	The target bonus opportunity amount in 2015, expressed as a percentage of salary, was 300% for Messrs. Roberts, Cavanagh, Burke, Smit and Angelakis and 200% for Mr. Cohen.

•

Under our cash bonus plan, a threshold quantitative performance goal must be satisfied as a condition for any bonus payment to occur. For 2015, this threshold performance goal was that our consolidated operating cash flow in 2015 must be at least 101% of that in 2014, and this was achieved.

•

Because this threshold goal was achieved, for 2015, for the NEOs (other than Mr. Burke), up to 85% of the target bonus payment amount was based on quantitative goals and up to 15% was based on qualitative goals. For Mr. Burke, up to 75% of the target bonus payment amount was based on these same quantitative goals and up to 25% was based on qualitative goals. The qualitative portion of the NEOs’ bonuses was based on the Compensation Committee’s determination of their level of achievement in contributing to the overall management of Comcast, including the continuing management of Comcast Cable (for all NEOs other than Mr. Burke) and NBCUniversal (for all NEOs other than Mr. Smit) and the continuing focus on critical diversity and customer service metrics.

•

As a result of our strong performance during 2015 as described above in “Executive Summary,” of a potential maximum bonus payment of 161% of the NEOs’ target bonuses (164% in the case of Mr. Burke), the Compensation Committee considered it appropriate to award bonuses based on actual achievement of the quantitative and qualitative goals of approximately 125% of the target bonuses (126% in the case of Mr. Burke). However, prior to any such determination, the NEOs requested that they not receive more than 111% of their target bonuses to more closely align their bonus outcomes with those of other management employees. After considering this request, the Compensation Committee determined to limit the NEOs’ 2015 cash bonus awards to the level requested by them.

•

The table below provides further details of our 2015 cash bonus plan for our NEOs other than Mr. Burke, including the levels that were pre-established for the quantitative goals and the actual achievement against those goals. The target levels established for the quantitative goals are bolded. Given Mr. Burke’s role as CEO of NBCUniversal, his weightings for the customer experience and product rollout varied slightly from the other NEOs, and more discretionary weight was given to him based on NBCUniversal’s performance.

•

The Compensation Committee established the quantitative goals below based on an in-depth consolidated budget that is prepared annually, which takes into consideration the cyclicality of working capital in our business, capital spending plans for the upcoming year, target product rollout numbers and other relevant factors. For 2015 in particular, the goals below reflect that capital expenditures and software spending was expected to increase by approximately $1 billion to support accelerated product rollouts and our working capital was expected to have a significant negative impact on our cash flows.

Goal	Achievement Range (in billions)	(% of target bonus)
Consolidated Operating Cash Flow	≤ $23.50 > $23.50 – $24.10 > $24.10 – $24.20 > $24.20 – $24.60 or more	0% 12% – 27%(1) 30% 33% – 45%(1)
Actual 2015 Achievement	$24.598(4)	42%
Consolidated Free Cash Flow	≤ $6.95 > $6.95 – $7.55 > $7.55 – $7.65 > $7.65 – $8.05 or more	0% 8% – 18%(1) 20% 22% – 30%(1)
Actual 2015 Achievement	$8.935	30%
Consolidated Revenue	≤ $71.30 > $71.30 – $72.50 > $72.50 – $72.70 > $72.70 – $73.50 or more	0% 4% – 9%(2) 10% 11% – 15%(2)
Actual 2015 Achievement	$74.341(4)	15%
Customer Experience (measured by Customer Satisfaction levels)	≤ 88.40% > 88.40% – 90.0% > 90.0% – 90.40% > 90.40% – 91.01% or more	0% 3% – 13.5% 15% 16.5% – 21%
Actual 2015 Achievement		14.3%
Product Rollout (measured by internal product rollout grade)		0% – 20%
Actual 2015 Achievement		9%
Qualitative Goal(3)		0% – 30%

Actual 2015 Achievement		15%
% of Target Bonus Achieved for 2015		125.3%
% of Target Bonus Paid for 2015		111%
Actual Bonus for 2015	Roberts: $9,752,731 Cavanagh: $5,994,000 Burke: $9,053,646	Smit: $5,904,306 Cohen: $3,183,735 Angelakis: $6,005,036
(1)	Determined based on incremental increases of $100 million.

(2)	Determined based on incremental increases of $200 million.

(3)	The qualitative portion of the annual cash bonus was determined based on predetermined objectives tied primarily to the NEOs’ collective management of our company, each NEO’s individual management of his respective function and the attainment of critical diversity and customer service metrics.

(4)	Consolidated operating cash flow and consolidated revenue were reduced by $80 million and $169 million, respectively, from the amounts as reported in our consolidated financial statements to exclude the benefit of additional operating cash flow and revenue from our acquisition of a 51% interest in Universal Studios Japan in November 2015.

Equity-Based Incentive Compensation

The Compensation Committee seeks to achieve the long-term objectives of equity compensation in part by extending the vesting period for options and RSUs granted under our annual award program over a longer time period than most other large public companies, though RSUs granted to Mr. Roberts generally vest in full 13 months after the date of grant.

•

In general, the total value of equity-based compensation is based on a proportional relationship to the expected cash compensation of each NEO, taking into account awards made at the same time to other executives, as well as the value of equity-based compensation awarded to comparable NEOs at our peer companies.

•

The grant date value of equity-based compensation in our annual award program has not materially increased over the last several years, although the annual equity award for Mr. Burke was lower in 2015 due to a higher RSU award in 2014 as a result of NBCUniversal’s extraordinary performance.

•	RSUs and stock options each represented approximately 50% of the total value of equity awards granted to Mr. Roberts, while the mix varied among the other NEOs in 2015.

•

Shares underlying RSUs granted in March 2015 as part of our annual award program vest in their first scheduled year of vesting if performance goals have been achieved with respect to any prior year; any shares that did not vest in the first scheduled year of vesting because of the failure to achieve applicable performance goals are carried over to the next year’s scheduled vesting date (if any such date remains under the grant) for potential vesting at that time. If applicable performance goals are not achieved by the final potential vesting date, any unvested shares are forfeited.

•

For all RSUs granted in 2015, the Compensation Committee established the performance goal as consolidated operating cash flow being at least 101% of the consolidated operating cash flow in the prior twelve months (in which event the NEOs would receive 100% of the service vested portion of the award). Neither our Board nor the Compensation Committee has the discretion to vest these RSUs absent attainment of the applicable goal.

Deferred Compensation

The deferred compensation plan available to our NEOs allows certain employees, including all employees with base salaries of at least $250,000, to defer the receipt of cash compensation (i.e., base salary and annual bonus). In addition, our NEOs have specified amounts credited to their deferred compensation plan account, in each case, as described below under “Agreements with Our Named Executive Officers.” The deferred compensation plan is not tax qualified and is unfunded; account balances are unsecured and at-risk and may be forfeited in the event of a company bankruptcy. As of January 1, 2014, the interest crediting rate on deferred compensation account contributions was reduced to 9% from 12%, although it will remain at 12% for (i) compensation that was originally earned before 2014 (including any subsequent redeferrals), (ii) Company deferred compensation contributions made pursuant to employment agreements entered into before 2014 and (iii) certain future contributions depending generally on whether a participant’s account balance at certain points during the five-year period ending December 31, 2013 was higher than the participant’s balance at specified future times. Our deferred compensation plan is described in more detail below under “Nonqualified Deferred Compensation in and as of 2015 Fiscal Year-End.”

The Compensation Committee reviewed the deferred compensation plan balances of our NEOs and other key senior executives in 2014 and 2015 and annually reviews the embedded and projected costs of this plan.

Additional Performance-Related Awards

From time to time, the Compensation Committee may grant cash bonuses or equity awards or make additional contributions to an NEO’s deferred compensation plan on account of extraordinary performance, unanticipated additional responsibilities, an employment agreement renewal or extension or other circumstances. The Compensation Committee grants these additional awards not only as a reward for extraordinary past performance, but also to motivate our executives to continue operating at such high levels of performance. See “Assessing NEO Performance” for additional information on the Compensation Committee’s use of discretion in awarding additional performance-related bonuses.

In December 2015, Mr. Smit was awarded additional compensation as a special performance-related short-term bonus in light of Comcast Cable’s extraordinary performance in 2015 and the exceptional and seamless transition of Comcast Cable’s operations from integration planning for the Time Warner Cable and Charter Communications transactions to executing on accelerated X1 and wireless gateway product rollouts and achieving some of the best customer service metrics in years. As a result, Mr. Smit received an RSU grant with a value of $4 million that will vest in thirteen months, subject to continued employment and satisfaction of the performance condition that our consolidated operating cash flow for 2016 equals at least 101% of that in 2015, and a $1 million contribution to his deferred compensation account. See “Executive Summary” for more information on Comcast Cable’s performance in 2015 and “Assessing NEO Performance — NEO evaluations” above for more information on Mr. Smit’s exceptional performance leading Comcast Cable in 2015.

In October 2015, we entered into a new employment agreement with Mr. Cohen to secure his employment through December 31, 2020, as described below in “Agreements with Our Named Executive Officers.” In connection with this agreement, Mr. Cohen received an RSU grant with a value of $3 million that will vest over a five-year period, subject to continued employment and satisfaction of the performance condition that our consolidated operating cash flow for the twelve-month period ending September 30, 2016 equals at least 101% of the operating cash flow for the prior twelve-month period (or that the operating cash flow for any subsequent twelve-month period ended September 30th during the vesting period equals at least 101% of that of the prior twelve-month period).

Other Policies and Considerations

Executive Stock Ownership Policy

We have a stock ownership policy for members of our senior management, including our NEOs, which is available on our website, www.comcastcorporation.com. Under these guidelines, (i) Mr. Roberts is expected to own our stock in an amount equal to at least ten times his annual base salary, (ii) the other NEOs are expected to own our stock in an amount equal to at least three times their annual base salaries, (iii) other executive officers must own an amount equal to at least one and a half times their annual base salaries and (iv) other key executives must own an amount equal to at least one times their annual base salaries. This policy is designed to increase our executives’ ownership stake in our company and align their interests with the interests of our shareholders. “Ownership” for purposes of this policy is defined to include stock owned directly or indirectly and shares credited under our employee stock purchase plan, which must be held for one year from the date credited, but “ownership” does not include any stock held in margin accounts or pledged as collateral for a loan (although none of our NEOs holds any stock in a margin account or has pledged any stock as collateral). In addition, “ownership” includes 60% of the shares owned under our 401(k) plan, deferred vested shares under our restricted stock plan and the net number of shares deliverable upon the exercise of vested stock options. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. All of our NEOs were in compliance with the requirements of our stock ownership policy as of December 31, 2015. If an executive is not in compliance, he or she is prohibited from selling our stock (unless a hardship exemption is granted).

Policies Regarding Trading Activities, Hedging and Pledging

Our trading policy prohibits our executive officers and directors from buying or selling any of our securities during specified blackout periods, and, when outside of those blackout periods, they may only buy or sell our securities with the prior approval of our General Counsel. This seeks to ensure that the executive officers will not trade in our securities at a time when they are in possession of material, nonpublic information. In addition, our executive officers and directors are prohibited from using any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our stock. Executive officers and directors also may not hold Comcast stock in margin accounts or pledge our stock as collateral for a loan, unless it is approved by the Chair of our Governance and Directors Nominating Committee or his or her designee, who will consider such items as he or she deems relevant, including the amount of the pledge as compared to both our average daily trading volume and the total value of Comcast stock held by such person, as well as such person’s ability to repay any loans secured by Comcast stock or to substitute other assets as collateral.

No Automatic Payments in Connection with a Change in Control

We generally do not have any benefits, such as accelerated vesting of equity awards, that are “triggered” automatically as a result of a “change in control” (a “single trigger”) or the occurrence of one or more specified events (a “double trigger”) that may follow a change in control, such as termination of employment without cause. Instead, we believe it is in the best interests of our company for our Board and Compensation Committee, who are subject to fiduciary obligations to act in a manner they believe to be in the best interests of our company and shareholders, to retain the discretion to determine whether it is appropriate to accelerate the vesting of stock options and/or RSUs or provide other benefits in connection with a particular change in control transaction.

Mr. Roberts’ employment agreement provides that if his employment is terminated following a change in control, that termination will be treated as a termination without cause for the purpose of determining his benefits in those circumstances under his employment agreement. The Compensation Committee approved this provision as a fair and reasonable protection for our Chief Executive Officer in the event of a change in control.

Payments in Connection with a Termination of Employment

Payments to our NEOs upon a termination of employment are described under the “Potential Payments upon Termination or Change in Control” table on page 87. These compensation arrangements are contained in each NEO’s employment or other agreements, which are summarized below under “Agreements with Our Named Executive Officers,” and are not a factor in the Compensation Committee’s determination of current year compensation elements. These arrangements were arrived at as a result of arm’s-length negotiations in connection with entering into each such agreement, based on the Compensation Committee’s decision that it was appropriate to provide more favorable arrangements than those offered to nonexecutive employees upon termination of employment.

Recoupment (or “Clawback”) Policy

We have an incentive compensation recoupment (or “clawback”) policy providing that, if it is determined by our Board that gross negligence, intentional misconduct or fraud by one of our executive officers or former executive officers caused or partially caused the restatement of all or a portion of our financial statements, the Board, in its sole discretion, may, to the extent permitted by law and our benefit plans, policies and agreements, and to the extent it determines in its sole judgment that it is in our best interests to do so, require repayment of all or a portion of any annual cash bonus, vested RSU or other incentive-based compensation paid to such executive officer or former executive officer (and/or effect the cancellation of unvested RSUs) if: (i) the amount or vesting of the incentive-based compensation was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement and (ii) the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct. Our Compensation Committee and the Governance and Directors Nominating Committee review this policy from time to time, and they will review it following the SEC’s adoption of final rules regarding recoupment policies arising under the Dodd-Frank Act.

Award Timing

As has been the practice in the past, our annual equity incentive awards are granted each year on the second bi-weekly pay date in March to employees other than those at NBCUniversal, who receive awards on each March 1st. These annual awards are approved by the Compensation Committee at a meeting on or prior to the grant date. Our off-cycle awards (for new hires, mid-year promotions, etc.) are granted in accordance with pre-established grant date schedules.

Tax and Accounting Considerations

The Compensation Committee periodically reviews our compensation practices with respect to tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code. When the Compensation Committee determines it to be appropriate, it designs compensation to provide for tax deductibility, taking into account the terms of our employment agreements and related contractual commitments and any other factors it determines to be relevant. For example, one of the reasons we generally include a performance condition in RSU awards to our NEOs is to be able to obtain a tax deduction for their compensatory value. In the exercise of its business judgment, the Compensation Committee has awarded, and may in the future award, compensation that is not tax deductible if it determines that such award is consistent with its philosophy and is in our and our shareholders’ best interests. In addition, our employment agreements with our NEOs seek to ensure that any compensation that could be characterized as nonqualified deferred compensation is exempt from or complies with Section 409A of the Internal Revenue Code.

The Compensation Committee also considers the accounting treatment of the various forms and components of compensation in determining types and levels of compensation for our NEOs.

In addition, the Internal Revenue Code limits the amount that companies can deduct for the personal use of Company-provided aircraft to the amount recognized as income by the executives who used the aircraft. In 2015, the total amount of our disallowed tax deduction resulting from the personal use of Company-provided aircraft by our NEOs and any guests was approximately $8.1 million.

Other Considerations

The Compensation Committee is aware that Mr. Brian L. Roberts is a son of our late founder and director, Mr. Ralph J. Roberts, and is our shareholder with the greatest beneficial voting power. The Compensation Committee maintains an objective stance toward Mr. Brian L. Roberts’ compensation. The Compensation Committee uses the same methods, tools and processes to determine Mr. Roberts’ compensation as it does for our other NEOs.

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Dr. Judith Rodin (Chair)

Edward D. Breen

Joseph J. Collins

Gerald L. Hassell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or ever has been, an employee or an officer of our company. None of our executive officers has served during 2015 as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board or Compensation Committee.

SUMMARY COMPENSATION TABLE FOR 2015

The following table sets forth specified information regarding the compensation for 2015, 2014 and 2013 of our Chairman of the Board, President and Chief Executive Officer (Mr. Brian L. Roberts), our Chief Financial Officer (Mr. Michael J. Cavanagh), our former Vice Chairman and Chief Financial Officer (Mr. Michael J. Angelakis) and our next three most highly compensated executive officers (Messrs. Stephen B. Burke, Neil Smit and David L. Cohen). We refer to these individuals as our named executive officers or NEOs.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Brian L. Roberts Chairman of the Board, President and Chief Executive Officer	2015 2014 2013	$2,928,748 2,857,315 2,800,761	$	— — —	$5,350,500 5,253,700 5,257,200	$5,350,302 5,350,925 5,332,800	$9,752,731 9,000,542 9,242,511	$8,727,525 6,495,491 5,058,930	$4,138,463 4,003,083 3,675,052	$36,248,269 32,961,056 31,367,254

Michael J. Cavanagh Chief Financial Officer(6)	2015	1,800,000		—	16,495,009	4,000,201	5,994,000	447,404	11,909,632	40,646,246

Stephen B. Burke President and CEO of NBCUniversal	2015 2014 2013	2,718,813 2,652,500 2,381,285		— — —	6,341,903 7,360,160 6,800,147	5,350,302 5,350,925 4,708,000	9,053,646 8,355,375 7,858,241	6,124,757 3,799,819 4,147,711	4,074,455 6,397,081 5,216,244	33,663,876 33,915,860 31,111,628

Neil Smit President and CEO of Comcast Cable Communications	2015 2014 2013	1,773,065 1,568,546 1,530,433		— — —	8,369,688 7,579,178 3,702,265	4,375,269 3,000,954 2,992,000	5,904,306 4,940,920 5,050,428	4,654,095 3,261,770 2,433,390	2,869,287 2,766,605 1,695,488	27,945,710 23,117,973 17,404,004

David L. Cohen Senior Executive Vice President	2015 2014 2013	1,434,115 1,399,137 1,365,140		— — —	5,756,663 2,534,952 3,481,575	2,769,471 2,768,064 2,763,200	3,183,735 2,938,187 3,003,308	3,350,875 2,555,319 2,079,985	1,424,569 1,317,520 1,264,243	17,919,428 13,513,179 13,957,451

Michael J. Angelakis Former Vice Chairman and Chief Financial Officer(7)	2015 2014 2013	1,803,314 1,759,331 1,716,582		— — —	4,803,842 4,475,224 4,494,930	3,812,886 3,812,742 3,819,200	6,005,036 5,541,892 5,664,721	1,699,703 1,259,963 1,623,149	2,056,342 2,025,300 1,857,791	20,181,123 18,874,452 19,176,373

(1)	The amounts in this column for 2015 represent the aggregate grant date fair value of performance-based RSUs granted to each of the NEOs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). These amounts, which do not correspond to the actual value that may be realized by the NEOs, were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant and, as the RSUs are subject to performance conditions as defined in the Glossary to FASB ASC Topic 718, in accordance with SEC rules relating to executive compensation disclosure, taking into account the probable outcome of the RSUs’ performance conditions as of the date of grant and excluding the effect of estimated forfeitures. The amounts were also discounted to consider that dividend equivalents that accrue during the vesting period are not paid out until the underlying shares vest. See the “Grants in 2015 of Plan-Based Awards” table on page 75 for additional information on RSUs granted in 2015.

(2)

The amounts in this column for 2015 represent the aggregate grant date fair value of stock options granted to each of the NEOs in accordance with FASB ASC Topic 718. Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures. These amounts, which do not correspond to the actual value that may be realized by the NEOs, were calculated using the Black-Scholes option-pricing model, based upon the following valuation assumptions for options granted in March 2015 to our NEOs other than Mr. Cavanagh and in May 2015 to Mr. Cavanagh: an expected volatility of approximately 23%, an expected term to exercise of 6 years, an interest rate of approximately 1.6% (1.7% in the case of the May 2015 grant to Mr. Cavanagh) and a dividend yield of approximately 1.7% (1.8% in the case of the May 2015 grant to Mr. Cavanagh). For information on valuation assumptions with respect to grants made before 2015, refer to the footnotes in the “Summary Compensation Table” in our definitive proxy statements filed with the SEC in 2014 and 2015. See the “Grants in 2015 of Plan-Based Awards” table on page 75 for additional information on options granted in 2015.

(3)	The amounts in this column represent annual performance-based bonuses earned by our NEOs under our 2006 Cash Bonus Plan. See the “Grants in 2015 of Plan-Based Awards” table on page 75 and “Compensation Discussion and Analysis — Compensation Decisions for 2015 — Annual Cash Bonus” above for additional information on these bonuses and the achievement of specified metrics in 2015.

(4)	The amounts in this column represent the dollar value of interest earned on compensation deferred under our deferred compensation plans in excess of 120% of the long-term applicable federal rate. The interest crediting rates on deferred compensation were 9% or 12%, depending on a variety of factors as more fully discussed below in “Nonqualified Deferred Compensation in and as of 2015 Fiscal Year-End” on page 81.

(5)	The amounts in this column for 2015 include: (a) Company contributions to our retirement-investment plan accounts in the amount of $10,000 for each NEO, other than Mr. Cavanagh, whose Company contribution was $11,925; (b) Company contributions to our deferred compensation plans (Mr. Roberts, $3,828,845; Mr. Cavanagh, $11,800,000; Mr. Burke, $3,675,000; Mr. Smit, $2,823,259; Mr. Cohen, $1,215,506; and Mr. Angelakis, $1,823,259); and (c) amounts on account of personal use of Company-provided aircraft (Mr. Roberts, $299,618; Mr. Cavanagh, $97,707; Mr. Burke, $389,455; Mr. Smit, $36,028; Mr. Cohen, $199,063; and Mr. Angelakis, $223,083).

For security and business reasons, Company practices and policy strongly encourage, and in some cases may require, Messrs. Roberts and Burke to use Company-provided aircraft for business and personal travel. Our other NEOs also have access to Company-provided aircraft, as it affords all of our NEOs greater security, allows travel time to be used productively and enables them to be immediately available to respond to business priorities from any location. Our policy allows an NEO to bring guests, such as family members, on flights on Company-provided aircraft. The NEOs are required to pay us for personal use of Company-provided aircraft in amounts determined by Company policy. The NEOs are imputed income for costs related to use of Company-provided aircraft when required under Internal Revenue Code guidelines. We do not reimburse the NEOs for any taxes incurred as a result of imputed income. In addition, the Internal Revenue Code limits the amount that we can deduct for the personal use of Company-provided aircraft to the amount recognized as income by our executives who use the aircraft; the amounts in the table above do not include our 2015 disallowed tax deduction of $8.1 million resulting from the personal use of Company-provided aircraft by our NEOs and any guests.

The amounts reflected for each NEO on account of personal use of Company-provided aircraft indicate the extent to which the incremental cost of such use exceeds the amount paid to us by the NEO. The aggregate incremental cost for a personal flight taken on a charter plane is the cost of the flight as charged to us by the charter company. The aggregate incremental cost for a personal flight on a Company plane includes all variable costs for the year, such as fuel, maintenance and other trip expenses, to arrive at a variable cost per hour that we then multiply by the number of hours the NEO used the aircraft for personal travel (including the hours for repositioning flights). This methodology excludes fixed costs, as these costs do not change based on usage.

For all other benefits that would otherwise be considered perquisites, our NEOs are required to pay us in full (and have paid us in full) for such benefits.

(6)	On May 11, 2015, Mr. Cavanagh became one of our employees, and on July 1, 2015, he was appointed as our Senior Executive Vice President and Chief Financial Officer in connection with Mr. Angelakis’s resignation as our Vice Chairman and Chief Financial Officer as described in footnote 7 below.

(7)	Mr. Angelakis resigned as our Vice Chairman and Chief Financial Officer as of June 30, 2015 and remained our employee through the remainder of 2015 to assist us and Mr. Cavanagh with transitional and other matters. As of January 1, 2016, he became the Chief Executive Officer of Atairos Group, Inc., a new, strategic company formed by us and Mr. Angelakis.

GRANTS IN 2015 OF PLAN-BASED AWARDS

The table below provides information about equity and non-equity awards granted to our NEOs in 2015 as follows: (1) the grant date for equity awards; (2) the estimated future payouts under non-equity incentive plan awards (columns (a), (b) and (c)); (3) the estimated future payouts under equity incentive plan awards, which consist of performance-based RSUs (columns (d), (e) and (f)); (4) option awards, which consist of the number of shares underlying stock options (column (g)); (5) the exercise price of the stock option awards, which reflects the closing price of our Class A common stock on the date of grant (column (h)); and (6) the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 (column (i)).

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(3) (g)	Exercise or Base Price of Option Awards (h)	Grant Date Fair Value of Stock and Option Awards(4) (i)
Name	Grant Date		Threshold (a)	Target (b)	Maximum (c)	Threshold (d)	Target (e)	Maximum (f)
Brian L. Roberts	—		$2,372,286	$8,786,244	$14,145,853
	3/20/2015					90,000	90,000	90,000			$5,350,500
	3/20/2015								453,800	$59.45	5,350,302
Michael J. Cavanagh	—		1,458,000	5,400,000	8,694,000
	5/15/2015	(5)				291,333	291,333	291,333			16,495,009
	5/15/2015	(5)							357,480	56.64	4,000,201
Stephen B. Burke	—		2,120,674	8,156,439	13,376,560
	3/20/2015					106,820	106,820	106,820			6,341,903
	3/20/2015								453,800	59.45	5,350,302
Neil Smit	—		1,436,183	5,319,195	8,563,904
	3/20/2015					73,600	73,600	73,600			4,369,632
	3/20/2015								371,100	59.45	4,375,269
	12/24/2015	(5)				69,809	69,809	69,809			4,000,056
David L. Cohen	—		774,422	2,868,230	4,617,850
	3/20/2015					46,500	46,500	46,500			2,760,705
	3/20/2015								234,900	59.45	2,769,471
	10/30/2015	(5)				47,920	47,920	47,920			2,995,958
Michael J. Angelakis	—		1,460,684	5,409,942	8,710,007
	3/20/2015					80,900	80,900	80,900			4,803,842
	3/20/2015								323,400	59.45	3,812,886

(1)	Represents annual performance-based bonus awards granted under our 2006 Cash Bonus Plan. The actual amounts earned with respect to these bonuses for 2015 are included in the “Summary Compensation Table for 2015” on page 73 under the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts in this column represent shares of our Class A common stock underlying performance-based RSUs granted under our 2002 Restricted Stock Plan. Subject to consolidated operating cash flow equaling or exceeding 101% of that in an applicable prior year period, as described above in “Compensation Discussion and Analysis — Compensation Decisions for 2015 — Equity-Based Incentive Compensation,” shares subject to these RSUs will vest as follows: (i) RSUs granted to Mr. Roberts on March 20, 2015 and to Mr. Smit on December 24, 2015 vest 100% on the 13-month anniversary of the date of grant (April 20, 2016 and January 24, 2017, respectively); (ii) RSUs granted to Mr. Angelakis vest approximately 33% on the 13-month anniversary of the date of grant (April 20, 2016), approximately 12% on each of the second, third and fourth anniversaries of the date of grant (March 20, 2017, 2018 and 2019) and approximately 32% on the fifth anniversary of the date of grant (March 20, 2020); (iii) RSUs granted to Messrs. Burke, Smit and Cohen on March 20, 2015 vest 15% on the 13-month anniversary of the date of grant (April 20, 2016), 15% on each of the second, third and fourth anniversaries of the date of grant (March 20, 2017, 2018 and 2019) and 40% on the fifth anniversary of the date of grant (March 20, 2020); (iv) RSUs granted to Mr. Cavanagh vest approximately 69% on the 13-month anniversary of the date of grant (June 15, 2016), approximately 9% on each of the second and third anniversaries of the date of grant (May 15, 2017 and 2018), approximately 4% on the fourth anniversary of the date of grant (May 15, 2019) and approximately 9% on the fifth anniversary of the date of grant (May 15, 2020); and (v) RSUs granted to Mr. Cohen on October 30, 2015 vest 15% on the 13-month anniversary of the date of grant (November 30, 2016), 15% on each of the second, third and fourth anniversaries of the date of grant (October 30, 2017, 2018 and 2019) and 40% on the fifth anniversary of the date of grant (October 30, 2020). Dividend equivalents accrue on shares underlying these RSUs, although the amounts only will be paid (without interest) if and when the shares underlying the RSU vest.

(3)	The amounts in this column represent shares of our Class A common stock underlying stock options granted under our 2003 Stock Option Plan. Options granted on March 20, 2015 to Messrs. Roberts, Burke, Smit, Cohen and Angelakis and on May 15, 2015 to Mr. Cavanagh become exercisable, as applicable: 30% of the shares become exercisable on the second anniversary of the date of grant (March 20 or May 15, 2017), 15% on each of the third, fourth and fifth anniversaries of the date of grant (March 20 or May 15, 2018, 2019 and 2020), 5% on each of the sixth through ninth anniversaries of the date of grant (March 20 or May 15, 2021, 2022, 2023 and 2024) and 5% on the nine-and-a-half-year anniversary of the date of grant (September 20 or November 15, 2024).

(4)	The amounts in this column represent the grant date fair value of RSUs and stock options computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the NEOs. The grant date fair value of RSUs was determined as described in footnote (1) to the “Summary Compensation Table for 2015” on page 73. Amounts with respect to stock options were calculated using the Black-Scholes option-pricing model, based upon the assumptions set forth in footnote (2) to the “Summary Compensation Table for 2015.”

(5)	These grants were approved on the following dates: Mr. Cavanagh, May 5, 2015; Mr. Smit, October 14, 2015; and Mr. Cohen, October 14, 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table provides information on the holdings of stock option and stock awards by our NEOs as of December 31, 2015. This table includes unexercised vested and unvested options to purchase shares of Class A common stock (see columns (a), (b), (c) and (d)), unvested RSUs with respect to shares of Class A common stock (see columns (e) and (f)) and unvested performance-based RSUs with respect to shares of Class A common stock, the vesting of which is subject to achieving specified increases in consolidated operating cash flow or free cash flow (see columns (g) and (h)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of stock awards is based on the closing market price of a share of our Class A common stock as of December 31, 2015, or $56.43.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (a)		Number of Securities Underlying Unexercised Options Unexercisable(2) (b)	Option Exercise Price (c)	Option Expiration Date (d)	Number of Shares or Units of Stock That Have Not Vested (e)	Market Value of Shares or Units of Stock That Have Not Vested (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (h)
Brian L. Roberts
								90,000	$5,078,700
	756,000		–	$17.50	03/09/2016
	493,200		54,800	25.44	03/15/2017
	682,550		120,450	18.98	03/27/2018
	916,000		229,000	14.54	03/26/2019
	868,500		289,500	18.34	03/25/2020
	503,400		335,600	25.02	03/24/2021
	294,750		360,250	29.99	03/22/2022
	181,800		424,200	41.22	03/21/2023
	–		482,500	50.00	03/20/2024
	–		453,800	59.45	03/19/2025

Michael J. Cavanagh
								291,333	16,439,921
	–		357,480	56.64	05/14/2025

Stephen B. Burke
								439,425	24,796,753
	30,240		–	17.50	03/09/2016
	–		43,840	25.44	03/15/2017
	–		96,360	18.98	03/27/2018
	–		184,000	14.54	03/26/2019
	–		233,250	18.34	03/25/2020
	405,600		270,400	25.02	03/24/2021
	287,100		350,900	29.99	03/22/2022
	160,500		374,500	41.22	03/21/2023
	–		482,500	50.00	03/20/2024
	–		453,800	59.45	03/19/2025

Neil Smit
								469,265	26,480,624
	345,150		115,050	18.34	03/25/2020
	258,600		172,400	25.02	03/24/2021
	183,150		223,850	29.99	03/22/2022
	102,000		238,000	41.22	03/21/2023
	–		270,600	50.00	03/20/2024
	–		371,100	59.45	03/19/2025

David L. Cohen
								334,755	18,890,225
	49,680		25,520	25.44	03/15/2017
	317,900	(1)	56,100	18.98	03/27/2018
	432,000		108,000	14.54	03/26/2019
	410,850	(1)	136,950	18.34	03/25/2020
	238,200		158,800	25.02	03/24/2021
	168,750		206,250	29.99	03/22/2022
	94,200		219,800	41.22	03/21/2023
	–		249,600	50.00	03/20/2024
	–		234,900	59.45	03/19/2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (a)	Number of Securities Underlying Unexercised Options Unexercisable(2) (b)	Option Exercise Price (c)	Option Expiration Date (d)	Number of Shares or Units of Stock That Have Not Vested (e)	Market Value of Shares or Units of Stock That Have Not Vested (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (h)

Michael J. Angelakis
							337,160	19,025,939
	–	24,774	25.95	03/29/2017
	–	72,270	18.98	03/27/2018
	–	138,000	14.54	03/26/2019
	–	176,350	18.34	03/25/2020
	–	204,400	25.02	03/24/2021
	–	283,800	29.99	03/22/2022
	–	303,800	41.22	03/21/2023
	–	343,800	50.00	03/20/2024
	–	323,400	59.45	03/19/2025

(1)	Mr. Cohen assigned to family trusts a portion of these options representing 168,300 and 164,340 shares, respectively.

(2)	Vesting dates for each outstanding unvested option award for the NEOs are as follows:

Vesting Date	Exercise Price	Number of Shares Underlying Vesting Awards
		Brian L. Roberts	Michael J. Cavanagh	Stephen B. Burke	Neil Smit	David L. Cohen	Michael J. Angelakis
2016
03/16/2016	$25.44	27,400	–	21,920	–	12,760	–
03/21/2016	50.00	144,750	–	144,750	81,180	74,880	103,140
03/22/2016	41.22	90,900	–	80,250	51,000	47,100	65,100
03/23/2016	29.99	98,250	–	95,700	61,050	56,250	77,400
03/25/2016	25.02	125,850	–	101,400	64,650	59,550	76,650
03/26/2016	18.34	57,900	–	46,650	23,010	27,390	35,270
03/27/2016	14.54	57,250	–	46,000	–	27,000	34,500
03/28/2016	18.98	40,150	–	32,120	–	18,700	24,090
03/30/2016	25.95	–	–	–	–	–	12,387
09/16/2016	25.44	27,400	–	21,920	–	12,760	–
09/30/2016	25.95	–	–	–	–	–	12,387

2017
03/20/2017	59.45	136,140	–	136,140	111,330	70,470	97,020
03/21/2017	50.00	72,375	–	72,375	40,590	37,440	51,570
03/22/2017	41.22	90,900	–	80,250	51,000	47,100	65,100
03/23/2017	29.99	98,250	–	95,700	61,050	56,250	77,400
03/25/2017	25.02	41,950	–	33,800	21,550	19,850	25,550
03/26/2017	18.34	57,900	–	46,650	23,010	27,390	35,270
03/27/2017	14.54	57,250	–	46,000	–	27,000	34,500
03/28/2017	18.98	40,150	–	32,120	–	18,700	24,090
05/15/2017	56.64	–	107,244	–	–	–	–
09/28/2017	18.98	40,150	–	32,120	–	18,700	24,090

2018
03/20/2018	59.45	68,070	–	68,070	55,665	35,235	48,510
03/21/2018	50.00	72,375	–	72,375	40,590	37,440	51,570
03/22/2018	41.22	90,900	–	80,250	51,000	47,100	65,100
03/23/2018	29.99	32,750	–	31,900	20,350	18,750	25,800
03/25/2018	25.02	41,950	–	33,800	21,550	19,850	25,550
03/26/2018	18.34	57,900	–	46,650	23,010	27,390	35,270

Vesting Date	Exercise Price	Number of Shares Underlying Vesting Awards
		Brian L. Roberts	Michael J. Cavanagh	Stephen B. Burke	Neil Smit	David L. Cohen	Michael J. Angelakis
03/27/2018	14.54	57,250	–	46,000	–	27,000	34,500
05/15/2018	56.64	–	53,622	–	–	–	–
09/27/2018	14.54	57,250	–	46,000	–	27,000	34,500

2019
03/20/2019	59.45	68,070	–	68,070	55,665	35,235	48,510
03/21/2019	50.00	72,375	–	72,375	40,590	37,440	51,570
03/22/2019	41.22	30,300	–	26,750	17,000	15,700	21,700
03/23/2019	29.99	32,750	–	31,900	20,350	18,750	25,800
03/25/2019	25.02	41,950	–	33,800	21,550	19,850	25,550
03/26/2019	18.34	57,900	–	46,650	23,010	27,390	35,270
05/15/2019	56.64	–	53,622	–	–	–	–
09/26/2019	18.34	57,900	–	46,650	23,010	27,390	35,270

2020
03/20/2020	59.45	68,070	–	68,070	55,665	35,235	48,510
03/21/2020	50.00	24,125	–	24,125	13,530	12,480	17,190
03/22/2020	41.22	30,300	–	26,750	17,000	15,700	21,700
03/23/2020	29.99	32,750	–	31,900	20,350	18,750	25,800
03/25/2020	25.02	41,950	–	33,800	21,550	19,850	25,550
05/15/2020	56.64	–	53,622	–	–	–	–
09/25/2020	25.02	41,950	–	33,800	21,550	19,850	25,550

2021
03/20/2021	59.45	22,690	–	22,690	18,555	11,745	16,170
03/21/2021	50.00	24,125	–	24,125	13,530	12,480	17,190
03/22/2021	41.22	30,300	–	26,750	17,000	15,700	21,700
03/23/2021	29.99	32,750	–	31,900	20,350	18,750	25,800
05/15/2021	56.64	–	17,874	–	–	–	–
09/23/2021	29.99	32,750	–	31,900	20,350	18,750	25,800

2022
03/20/2022	59.45	22,690	–	22,690	18,555	11,745	16,170
03/21/2022	50.00	24,125	–	24,125	13,530	12,480	17,190
03/22/2022	41.22	30,300	–	26,750	17,000	15,700	21,700
05/15/2022	56.64	–	17,874	–	–	–	–
09/22/2022	41.22	30,300	–	26,750	17,000	15,700	21,700

2023
03/20/2023	59.45	22,690	–	22,690	18,555	11,745	16,170
03/21/2023	50.00	24,125	–	24,125	13,530	12,480	17,190
05/15/2023	56.64	–	17,874	–	–	–	–
09/21/2023	50.00	24,125	–	24,125	13,530	12,480	17,190

2024
03/20/2024	59.45	22,690	–	22,690	18,555	11,745	16,170
05/15/2024	56.64	–	17,874	–	–	–	–
09/20/2024	59.45	22,690	–	22,690	18,555	11,745	16,170
11/15/2024	56.64	–	17,874	–	–	–	–

(3)	Vesting dates for each outstanding performance-based RSU for the NEOs are as follows:

		Number of Shares Underlying Vesting Awards
Vesting Date	Award Type	Brian L. Roberts	Michael J. Cavanagh	Stephen B. Burke	Neil Smit	David L. Cohen	Michael J. Angelakis
2016
01/26/2016	Performance RSU	–	–	–	68,511	–	–
03/21/2016	Performance RSU	–	–	16,050	12,000	8,295	11,430
03/22/2016	Performance RSU	–	–	17,145	14,595	13,725	13,845
03/23/2016	Performance RSU	–	–	23,565	19,995	18,840	19,080
03/25/2016	Performance RSU	–	–	75,240	47,920	60,200	56,920
04/20/2016	Performance RSU	90,000	–	16,023	11,040	6,975	26,415
06/15/2016	Performance RSU	–	201,863	–	–	–	–
11/30/2016	Performance RSU	–	–	–	–	7,188	–
2017
01/24/2017	Performance RSU	–	–	–	69,809	–	–
03/20/2017	Performance RSU	–	–	16,023	11,040	6,975	9,615
03/21/2017	Performance RSU	–	–	16,050	12,000	8,295	11,430
03/22/2017	Performance RSU	–	–	17,145	14,595	13,725	13,845
03/23/2017	Performance RSU	–	–	62,840	53,320	50,240	50,880
05/15/2017	Performance RSU	–	25,309	–	–	–	–
10/30/2017	Performance RSU	–	–	–	–	7,188	–
2018
03/20/2018	Performance RSU	–	–	16,023	11,040	6,975	9,615
03/21/2018	Performance RSU	–	–	16,050	12,000	8,295	11,430
03/22/2018	Performance RSU	–	–	45,720	38,920	36,600	36,920
05/15/2018	Performance RSU	–	25,309	–	–	–	–
10/30/2018	Performance RSU	–	–	–	–	7,188	–
2019
03/20/2019	Performance RSU	–	–	16,023	11,040	6,975	9,615
03/21/2019	Performance RSU	–	–	42,800	32,000	22,120	30,480
05/15/2019	Performance RSU	–	10,596	–	–	–	–
10/30/2019	Performance RSU	–	–	–	–	7,188	–
2020
03/20/2020	Performance RSU	–	–	42,728	29,440	18,600	25,640
05/15/2020	Performance RSU	–	28,256	–	–	–	–
10/30/2020	Performance RSU	–	–	–	–	19,168	–

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table provides information, for each of our NEOs, on the number of options exercised and the value realized upon such exercise, and the number of shares of Class A common stock resulting from the vesting of RSUs and the value realized before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Brian L. Roberts	537,500	$19,771,938	232,880	(1)	$13,333,831(1)
Michael J. Cavanagh	–	–	–		–
Stephen B. Burke	1,039,508	42,082,469	236,375		13,562,942
Neil Smit	–	–	114,560	(1)	6,567,111(1)
David L. Cohen	549,375	21,824,821	122,995		7,023,901
Michael J. Angelakis	989,027	32,140,439	162,380		9,294,141

(1)	Mr. Roberts deferred the April 21, 2015 vesting of 94,708 RSUs, and Mr. Smit deferred the March 22 and April 21, 2015 vestings of 14,595 and 12,000 RSUs, respectively, until January 2, 2018. The value of the RSUs realized on vesting is based on the value of a share of Class A common stock on the original vesting date, regardless of whether the vesting had been deferred. The actual value of the RSUs realized upon settlement may be different than the value reflected in this table. The value realized on vesting also is reflected in the “Executive Contributions in Last FY” column of the “Nonqualified Deferred Compensation in and as of 2015 Fiscal Year-End” table immediately below; see footnote (6) to that table for additional information regarding these RSU deferrals.

NONQUALIFIED DEFERRED COMPENSATION IN AND AS OF 2015 FISCAL YEAR-END

The table below provides information on the nonqualified deferred compensation of our NEOs in and as of the end of 2015.(1)

Name	Executive Contributions in Last FY(2)		Company Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)		Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE(5)
Brian L. Roberts	$ 9,000,542 5,572,619	(6) (6)	$ 3,828,845 –	$11,790,155 (228,247	)(6)	$(12,000,000 –	)(7)	$109,260,621 5,344,372
Michael J. Cavanagh	550,000		11,800,000	684,081		–		13,034,081
Stephen B. Burke	12,693,222	(6)	3,675,000	8,253,622		–		81,023,598
	–		–	66,293	(6)	(3,530,824	)(6)	–
Neil Smit	7,233,075	(6)	2,823,259	6,321,938		–		65,755,352
	1,573,753	(6)	–	1,844	(6)	(1,575,597	)(6)	–
David L. Cohen	1,469,093		1,215,506	4,505,651		–		42,661,878
Michael J. Angelakis	2,770,946		1,823,259	2,279,364		(3,346,403	)(7)	21,813,143

(1)	Amounts in this table have been deferred under our deferred compensation plans, except with respect to deferrals of RSUs with respect to shares of Class A common stock under our restricted stock plan, as more fully described in footnote (6) to this table. Eligible employees and directors may participate in these plans.

Under our deferred compensation plans, each employee participant, including our NEOs, may only defer an amount of cash compensation equal to or less than 35% of the sum of (x) his or her annual salary, target bonus opportunity, annual stock option and RSU grant values and any annual Company contribution to his or her deferred compensation account (the “total compensation value”) as of September 30th of the prior year, and (y) 50% of the value of certain additional awards, provided that his or her deferred compensation account balance as of September 30th of the prior year does not exceed seven times the total compensation value (the “7x cap”). If a participant’s account balance exceeds the 7x cap and we are contractually required to make a contribution on his or her behalf, such contribution will occur. Our nonemployee directors are not subject to either the annual 35% limit or the 7x cap.

Amounts credited to each employee participant’s account generally will be deemed invested in an income fund. Nonemployee directors who have elected to defer the receipt of shares as described in the “Director Compensation for 2015” table on page 92 will have these amounts deemed invested in our stock fund. Beginning for compensation earned on or after January 1, 2014, the interest crediting rate was reduced from 12% to 9%, but it remained at 12% for (i) compensation that was originally earned before January 1, 2014 (including any subsequent redeferrals) and (ii) certain other compensation earned on or after January 1, 2014 as described in more detail in our 2005 Deferred Compensation Plan (which resulted in (x) all amounts earned in 2015 that are reflected in the “Executive Contributions in Last FY” column for Messrs. Burke and Angelakis and $842,277 of the amount for Mr. Smit, and (y) all amounts reflected in the “Company Contributions in Last FY” column for Messrs. Burke, Cohen, and Angelakis and $1,823,259 of the amount for Mr. Smit being credited at 12%). As a result of these exceptions, amounts that Mr. Burke contributes and that we contribute for Messrs. Burke and Smit in respect of 2016 earned compensation also will be credited at 12%.

Following such date when an employee or director is no longer employed by, or providing services to, us, any amounts remaining deferred in the income fund are credited with interest at the prime rate plus 1%, unless the Compensation Committee or its designee provides for a different rate.

Under our restricted stock plan, eligible employees may defer the receipt of shares that may, subject to an award of RSUs, vest in the future. Upon vesting, deferred RSUs are deemed invested in our stock fund. An employee who has elected to defer RSUs may also make a “diversification election” of up to 40% of the shares subject to such RSUs, or such greater percentage if authorized by the Compensation Committee or any officer or committee of two or more officers to whom the Compensation Committee has delegated such authority. The effect of making a diversification election is to cause a designated portion of the deferred RSUs to be deemed invested in an income fund instead of our stock fund. The income fund is credited at the annual rate applicable under our deferred compensation plan, as described above. Any amounts credited to the income fund pursuant to a diversification election do not count toward the annual limit of 35% of total compensation value, but do count toward the 7x cap.

(2)	These amounts (other than amounts related to deferrals of RSUs) are reported as compensation in the “Summary Compensation Table for 2015” on page 73 under the columns “Salary” and “Non-Equity Incentive Plan Compensation.”

(3)	These amounts are reported as compensation in the “Summary Compensation Table for 2015” on page 73 under the column “All Other Compensation.”

(4)	The portion of these amounts that represents interest earned in excess of 120% of the long-term applicable federal rate is reported as compensation in the “Summary Compensation Table for 2015” on page 73 under the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(5)	All amounts contributed by an NEO and by us in prior years under our deferred compensation plans have been reported in the Summary Compensation Table in previously filed proxy statements in the year earned to the extent he was an NEO for purposes of the SEC’s executive compensation disclosure. The grant date fair value of RSUs deferred under our restricted stock plan has been reported in the year granted in the Summary Compensation Table in previously filed proxy statements.

(6)	Pursuant to our restricted stock plan, as described in footnote (1) to this table, (i) Mr. Roberts deferred the April 21, 2015 vesting of 94,708 RSUs and Mr. Smit deferred the March 22 and April 21, 2015 vestings of 14,595 and 12,000 RSUs, respectively, until January 2, 2018. Pursuant to diversification elections in 2015, deferred RSUs with an aggregate fair market value on the date of the diversification of $3,530,824, in the case of Mr. Burke, and $1,575,597, in the case of Mr. Smit, were deemed invested in an income fund instead of our stock fund.

The amount shown in the second row of the “Aggregate Withdrawals/Distributions” column, which is also included in the amount shown in the first row of the “Executive Contributions in Last FY” column, for Messrs. Burke and Smit reflects the value that was deemed invested in the income fund and was aggregated with their respective cash deferred compensation accounts on their respective diversification dates. The amounts shown in the second row of the “Executive Contributions in Last FY” column for Messrs. Roberts, Burke and Smit reflect the aggregate value of the RSUs that were deferred in 2015 as of their respective vesting dates, and the amounts shown in the second row of the “Aggregate Earnings in Last FY” column reflect the value of any aggregate gain or loss in 2015 of the deferred RSUs.

(7)	Represents distributions made pursuant to deferral elections under the deferred compensation plans.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

The following is a description of selected terms of the agreements that we have entered into with our NEOs, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Mr. Roberts

On June 30, 2015 and December 17, 2015, we entered into amendments to Mr. Roberts’ employment agreement, dated as of June 1, 2005. The June 30 amendment extended the term of his employment agreement to June 30, 2016, and the December amendment specified the amount of our contribution to our deferred compensation plans on Mr. Roberts’ behalf for 2016. The following describes Mr. Roberts’ employment agreement as so amended.

Base Salary.  The agreement provides for an annual base salary of $2,500,000 from the inception of the agreement through December 31, 2005. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement. If increased, Mr. Roberts’ salary may not be reduced, except under an overall plan to reduce the compensation of all our senior executive officers.

Annual Bonus.  Mr. Roberts is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Roberts’ bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee; however, the applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation.  The agreement entitles Mr. Roberts to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts include $3,828,845 for 2015 and $4,020,287 for 2016.

Employment Agreement with Mr. Cavanagh

We entered into an employment agreement with Mr. Cavanagh on May 10, 2015, which secures his employment through December 31, 2019. The following describes Mr. Cavanagh’s employment agreement.

Base Salary.  The agreement provides for a salary of $1,800,000 from the inception of the agreement through December 31, 2015. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cavanagh’s level. Mr. Cavanagh’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cavanagh’s level.

Annual Bonus.  Mr. Cavanagh is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Cavanagh’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Other Compensation.  Under the agreement, Mr. Cavanagh received a signing bonus comprised of a performance-based RSU grant with a grant date value of $10,000,000 that will vest on the thirteen-month anniversary of the grant date; a performance-based RSU grant with a grant date value of $2,500,000 that will vest one-third on the thirteen-month anniversary of the grant date and one-third on each of the second and third anniversaries of the grant date; and a contribution of $10,000,000 to his account under our deferred compensation plan. The RSU grants are subject to continued employment through the relevant vesting date and the performance condition that our consolidated operating cash flow for 2016 equals at least 101% of consolidated operating cash flow for 2015 (or that our consolidated operating cash flow for any subsequent year during the vesting period equals at least 101% of that of the prior year). The deferred compensation contribution is subject to a 100% clawback if Mr. Cavanagh’s employment is terminated by us with cause or by him without good reason within twelve months following his start date and a 50% clawback if such termination occurs between twelve and 24 months following such date. In addition, for 2015, he received a deferred compensation contribution and equity compensation plan awards consistent with such compensation elements set forth in the agreement for 2016. Mr. Cavanagh received this compensation in large part to make him whole for compensation he forfeited in connection with his departure from his prior employer.

Deferred Compensation.  The agreement entitles Mr. Cavanagh to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $1,800,000 for 2016, $1,890,000 for 2017, $1,984,500 for 2018 and $2,083,725 for 2019.

Employment Agreement with Mr. Burke

On August 16, 2013, we amended our employment agreement, dated as of December 16, 2009, with Mr. Burke, which secures his employment through August 31, 2018. The following describes Mr. Burke’s employment agreement, as amended.

Base Salary.  The agreement provides for an annual base salary of $2,600,000 effective September 1, 2013 through February 28, 2014. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Burke’s level. Mr. Burke’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Burke’s level.

Annual Bonus.  Mr. Burke is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Burke’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Other Compensation.  Under the agreement, Mr. Burke received a performance-related bonus in the amount of $5,000,000, payable in the form of an RSU grant having a grant date value of $2,500,000 that vested thirteen months following the date of grant upon satisfaction of its performance condition that our consolidated operating cash flow for the twelve-month period ending June 30, 2014 equal at least 101% of the consolidated operating cash flow for the prior year period, and a $2,500,000 credit to his account under our deferred compensation plan.

Deferred Compensation.  The agreement entitles Mr. Burke to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $3,675,000 for 2015; $3,858,750 for 2016; $4,051,688 for 2017; and $4,254,272 for 2018.

Employment Agreement with Mr. Smit

We entered into a new employment agreement with Mr. Smit on December 22, 2014, which secures his employment through December 31, 2019. The following describes Mr. Smit’s new employment agreement.

Base Salary.  The agreement provides for his current base salary of $1,575,938 to continue from inception of the agreement through February 28, 2015, and to increase to $1,820,000 on March 1, 2015, which may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Smit’s level. Mr. Smit’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Smit’s level.

Annual Bonus.  Mr. Smit is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. Mr. Smit’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Other Compensation.  Under the agreement, Mr. Smit received a performance-related bonus in the amount of $5,000,000, payable in the form of an RSU grant having a grant date value of $4,000,000 that vested thirteen months following the date of grant upon satisfaction of its performance condition that our consolidated operating cash flow for 2015 equal at least 101% of the consolidated operating cash flow for 2014, and a $1,000,000 credit to his account under our deferred compensation plan.

Deferred Compensation.  The agreement entitles Mr. Smit to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $1,823,259 for 2015; $1,914,422 for 2016; $2,010,142 for 2017; $2,110,649 for 2018; and $2,216,181 for 2019.

Employment Agreement with Mr. Cohen

We entered into an employment agreement with Mr. Cohen on February 22, 2011 that secured his employment through December 31, 2015 and on October 23, 2015, we entered into a new employment agreement with Mr. Cohen, which secures his employment through December 31, 2020. Unless otherwise stated, the following describes Mr. Cohen’s new employment agreement.

Base Salary.  The agreement provides for an annual base salary of $1,440,873 from the inception of the agreement through February 29, 2016. This amount may be increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cohen’s level. Mr. Cohen’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cohen’s level.

Annual Bonus.  Mr. Cohen is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Cohen’s applicable target bonus percentage will not be less than 250% if all performance targets are achieved. Under his prior agreement, the applicable target bonus percentage was 200%.

Other Compensation.  Under the agreement, Mr. Cohen received a performance-based RSU grant having a grant date value of approximately $3,000,000 that will vest over a five-year period (with 15% vesting thirteen months following the date of grant and on each of the second through fourth anniversaries of the date of grant and 40% vesting on the fifth anniversary), subject to continued employment through the relevant vesting date and the performance condition that our consolidated operating cash flow for the twelve-month period ending September 30, 2016 equals at least 101% of consolidated operating cash flow for the prior twelve-month period (or that our consolidated operating cash flow for any subsequent twelve-month period ended September 30th during the vesting period equals at least 101% of that of the prior twelve-month period).

Deferred Compensation.  The agreement entitles Mr. Cohen to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $1,276,281 for 2016, $1,340,095 for 2017, $1,407,099 for 2018, $1,477,454 for 2019 and $1,551,327 for 2020. Under his prior agreement, he received a $1,215,506 contribution in 2015.

Employment Agreement with Mr. Angelakis

We entered into an employment agreement with Mr. Angelakis on November 22, 2011, which secured his employment through June 30, 2016. On November 24, 2015, in connection with Mr. Angelakis resigning as our Vice Chairman and Chief Financial Officer to become the Chief Executive Officer of Atairos Group, Inc., we entered into a letter agreement with Mr. Angelakis. Unless otherwise stated, the following describes Mr. Angelakis’ letter agreement.

Termination of Employment.  The letter agreement provides that his employment was terminated by mutual agreement effective as of December 31, 2015.

Annual Bonus.  Mr. Angelakis remained eligible to receive his annual performance bonus, payable in cash, of a percentage of his base salary for 2015 as provided in his prior employment agreement. Under his prior employment agreement, Mr. Angelakis’ applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Other Compensation.  Mr. Angelakis ceased to be eligible to receive any equity incentive awards under our equity plans as of June 30, 2015. Any outstanding awards held as of June 30, 2015 will continue to vest in accordance with their terms for so long as he continues in his role at Atairos Group.

Deferred Compensation.  Mr. Angelakis remained eligible to receive his annual Company contribution to our deferred compensation plans for 2016 as provided under his prior employment agreement. The contribution amounts were $1,823,259 for 2015 and $1,914,422 for 2016. Following June 30, 2016, the applicable interest rate will be reduced as provided under the deferred compensation plan for nonemployees.

Noncompetition and Confidentiality

Each of our NEOs is subject to noncompetition covenants. Under the agreements, each has agreed not to compete with us during his employment and, in the event his employment terminates other than by us without cause or by him with good reason, for one year after termination of his employment. If we have not renewed the executive’s employment agreement and he terminates his employment after the end of the initial term of the agreement (other than for good reason), we may elect to have the noncompetition provisions apply in exchange for providing him with one year’s base salary and bonus. Notwithstanding the foregoing, as Mr. Cohen is an attorney, he may engage in the practice of law. In addition, each of our NEOs has agreed not to solicit our employees or customers for one year after termination of his employment.

Each of our NEOs is subject to confidentiality covenants. Each has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his employment with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below describes the payments and benefits to which each of our NEOs would have been entitled (i) had his employment terminated on December 31, 2015 (a) by us without cause or by him with good reason, (b) because of his death, (c) due to his disability or (d) upon his retirement or (ii) upon a change in control. In addition to the specific payments and benefits described below for each NEO, our NEOs also would have been entitled to receive any benefits due under the terms of our benefit plans and programs, including our deferred compensation plans described in further detail in the “Nonqualified Deferred Compensation in and as of 2015 Fiscal Year-End” table on page 81. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

Name	Base Salary Continuation	Annual Cash Bonus Continuation	Accrued Annual Cash Bonus	Acceleration & Exercisability of Unvested Stock Options(1)	Acceleration of Unvested RSUs(1)	Deferred Compensation Contributions	Health Benefit Continuation	Total
Brian L. Roberts
Without Cause/With Good Reason(2)	$ 5,885,100	$ 8,827,650	$8,786,244	$ –	$ –	$4,020,287	$ 25,854	$ 27,545,135
Death(3)	–	–	8,786,244	56,449,733	5,078,700	–	297,321	70,611,998
Disability(4)	14,712,750	44,138,250	8,786,244	56,449,733	5,078,700	4,020,287	–	133,185,964
Retirement(5)	–	–	–	–	–	–	–	–
Change in Control(6)	–	–	–	–	–	–	–	–
Michael J. Cavanagh
Without Cause/With Good Reason(7)	3,600,000	5,400,000	5,400,000	–	11,391,129	–	25,854	25,816,983
Death/Disability(8)	450,000	–	5,400,000	–	16,439,921	–	–	22,289,921
Retirement(5)	–	–	–	–	–	–	–	–
Change in Control(6)	–	–	–	–	–	–	–	–
Stephen B. Burke
Without Cause/With Good Reason(7)	5,463,250	8,194,875	8,156,439	14,131,961	8,352,938	–	25,854	44,325,317
Death/Disability(8)	682,906	–	8,156,439	48,129,216	24,796,753	–	–	81,765,314
Retirement(5)	–	–	–	–	–	–	–	–
Change in Control(6)	–	–	–	–	–	–	–	–
Neil Smit
Without Cause/With Good Reason(7)	3,640,000	5,460,000	5,319,195	5,818,967	9,822,262	–	25,854	30,086,278
Death/Disability(8)	455,000	–	–	21,075,871	26,480,624	–	–	53,330,690
Retirement(5)	–	–	–	–	–	–	–	–
Change in Control(6)	–	–	–	–	–	–	–	–
David L. Cohen
Without Cause/With Good Reason(7)	2,881,746	2,881,746	2,868,230	8,221,080	6,502,034	–	25,296	23,380,132
Death/Disability(8)	360,218	–	2,868,230	28,021,599	18,890,225	–	–	50,140,272
Retirement(5)	–	–	–	–	–	–	–	–
Change in Control(6)	–	–	–	–	–	–	–	–
Michael J. Angelakis
Without Cause/With Good Reason(7)	3,623,624	5,435,436	5,409,942	10,553,315	7,205,547	–	25,854	32,253,718
Death/Disability(8)	452,953	–	5,409,942	36,714,923	19,025,939	–	–	61,603,757
Retirement(5)	–	–	–	–	–	–	–	–
Change in Control(6)	–	–	–	–	–	–	–	–

(1)	The value associated with the acceleration of equity compensation is based on the closing market price of a share of our Class A common stock as of December 31, 2015, minus, in the case of stock options, the exercise price. On December 31, 2015, the closing market price of our Class A common stock was $56.43.

(2)

If we terminate Mr. Roberts’ employment without cause or he terminates it with good reason, he is entitled to payment of base salary (based on the highest base salary he received during the term) on a monthly basis and health benefits for 24 months after termination. He also is entitled to the payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of such termination (assuming full achievement of target performance), and another cash bonus (assuming full achievement of target performance and based on his highest participation levels during the term, which is 300%) for 12 months after termination. In addition, we will continue to provide the Company deferred compensation credit set forth in his employment agreement. Under Mr. Roberts’ employment agreement, “cause” generally means willful engagement in misconduct that is materially injurious to our company, monetarily or otherwise (including fraud, misappropriation, embezzlement, self-dealing, dishonesty, misrepresentation and conviction of a crime of a felony), willful material violation of any material Company policy or our code of conduct, or willful material breach of any provision of his agreement, and “good reason” generally means assignment of any duties inconsistent in any material respect with his positions, education, skills and experience, any other action that results in a change in his positions and titles or a substantial diminution in his duties or a material breach of any provision of his agreement.

(3)	If Mr. Roberts’ employment is terminated by reason of his death, his unvested stock options and RSUs will vest in full and his options will remain exercisable for the remainder of their terms. In addition, his spouse or his or her estate is entitled to payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of his death (assuming full achievement of target performance), and his spouse is entitled to continued health benefits during her lifetime.

(4)	If Mr. Roberts’ employment is terminated by reason of his disability, we must continue to pay his base salary on a monthly basis for five years, his annual cash bonus for the year in which termination occurred, prorated to reflect the number of days he was employed during the year of his disability, and an annual cash bonus (assuming full achievement of target performance) on an annual basis for five years, and his unvested stock options and RSUs will vest in full and his options will remain exercisable for the remainder of their terms. In addition, we will continue to provide the Company deferred compensation credit set forth in his employment agreement for so long as he is living.

(5)

None of our NEOs would have been entitled to any retirement-related compensation had they retired on December 31, 2015, as none is 62 years of age. Our retirement policy provides that upon reaching the age of 62, certain of our senior executives, including our NEOs, are entitled to (i) the continued vesting and exercisability of options granted after July 2010 for (x) 36 and 39 months, respectively, following the termination of employment if he or she has completed 10 years of service, (y) 60 and 63 months, respectively, following the termination of employment if he or she has completed 15 years of service and (z) 114 and 117 months, respectively, following the termination of employment if he or she has completed 20 years of service, provided that no option will be exercisable after the 10th anniversary of the date of grant; (ii) the continued vesting and exercisability of options granted after March 2005 through July 2010 for 36 and 39 months, respectively, following the termination of employment if he or she has completed 10 years of service; and (iii) the continued vesting of RSUs for 36 months following the termination of employment if he or she has completed 10 years of service, 48 months following the termination of employment if he or she has completed 15 years of service and 60 months following the termination of employment if he or she has completed 20 years of service.

(6)

None of our NEOs’ employment agreements provides for the automatic accelerated vesting of equity awards in connection with a change in control (a “single trigger”), and none of our NEOs’ employment agreements, other than Mr. Brian L. Roberts, provides for the automatic accelerated vesting of equity awards upon the occurrence of one or more specified events that may follow a change in control, such as a termination of employment (a “double trigger”). Under Mr. Roberts’ employment agreement, if, in connection with a transaction, our Board determines that it is appropriate to accelerate the vesting of options and RSUs, we will provide notice of this decision at least 10 business days before the anticipated closing date of the event. If so determined, all options will become immediately exercisable in full and all RSUs will immediately become fully vested. Until the day before the date of the transaction, Mr. Roberts will be able to exercise all such options. If the transaction is not consummated, the options will be treated as not having been exercisable and the RSUs will be treated as not having vested. If we were to terminate Mr. Roberts’ employment following the transaction, it would be treated as a termination without cause and he would be entitled to the amounts set forth in the “Without Cause/With Good Reason” category, as described in footnote (2) to this table.

Under our restricted stock plan and stock option plan, a “change in control” means the occurrence of any one or more of the following events (i) following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by us, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of our outstanding securities entitled to vote generally in the election of directors, unless a majority of our directors in office immediately preceding the date on which such person or group acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance; (ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; (iii) the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving us or any of our subsidiaries with any other corporation or entity, which would result in the combined voting power of securities of our company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of our company or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction, or (y) any sale, lease, exchange or other transfer of all or substantially all of our assets, in one transaction or a series of related transactions; or (iv) the approval by our shareholders of a liquidation or dissolution of our company.

We believe it is likely that if our Board were to accelerate the vesting of the options and/or RSUs of Mr. Roberts, it also would determine that it would be appropriate to accelerate the options and/or RSUs of our other NEOs. If our Board had decided to accelerate the vesting of such options or RSUs as of December 31, 2015, our NEOs would have been entitled to the applicable amounts set forth in the “Acceleration and Exercisability of Unvested Stock Options” and “Acceleration of Unvested RSUs” columns as if their employment had been terminated due to their death or disability.

(7)	If we terminate any of such executives’ employment without cause or he terminates his employment with good reason, he is entitled to receive his then-current base salary (payable in accordance with our regular payroll practices) and continued health benefits for a period of 24 months from the date of termination. However, each of Messrs. Cavanagh, Burke, Smit and Cohen is obligated to seek reasonable other employment during the period in which he receives such base salary continuation payments, and any such payments will be reduced by the amount of any salary, bonus, vested equity or other compensation earned or received by him in respect of such period for services rendered through other employment or self-employment, and our obligation to continue health and welfare benefits will cease upon his eligibility for health and welfare benefits from any subsequent employer.

Each such executive also is entitled to receive the current year’s annual cash bonus (assuming full achievement of target performance) and the following year’s target annual cash bonus (prorated to reflect the number of months he was employed during the year of termination and assuming full achievement of target performance). In addition, each such executive is entitled to continued vesting of his stock options and RSUs in accordance with their respective terms for 12 months following termination, and his vested stock options will remain exercisable for a period equal to the lesser of 15 months or the end of the stock option’s term.

For purposes of each executive’s employment agreement, “cause” generally means conviction of a felony or a crime involving moral turpitude, fraud, embezzlement or other misappropriation of funds, material misrepresentation with respect to our company, substantial or repeated failure(s) to perform duties, gross negligence or willful misconduct in the performance of duties, material violation of our employee handbook, code of conduct or any other written policy or a material breach of his agreement, and “good reason” generally means a substantial demotion in his position or a material breach of any material provision of his agreement.

(8)	If such executive’s employment terminates due to his death or disability, he or his estate will receive three months of base salary and payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of such termination (assuming full achievement of target performance). In addition, full vesting of such executive’s stock options and RSUs will occur and his stock options will remain exercisable for the remainder of their terms.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2015.

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(3) (c)
Equity compensation plans approved by security holders	118,847,363	$36.63	60,019,424
Equity compensation plans not approved by security holders	–		–

Total	118,847,363		60,019,424

(1)	Includes shares of Class A Common stock under the following plans: our 2003 Stock Option Plan, our 2002 Restricted Stock Plan (under which RSUs and performance-based RSUs have been granted), the Comcast Corporation 2002 Employee Stock Purchase Plan and the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan. Also includes our 2002 and 2005 Deferred Compensation Plans (under which shares of Class A common stock have been credited to participants’ accounts).

(2)	The weighted-average exercise price only takes into account stock options under our 2003 Stock Option Plan.

(3)	The number of shares available for issuance includes the following number of shares of Class A common stock: 28,394,209 shares available for issuance under our 2003 Stock Option Plan; 24,778,813 shares available for issuance under our 2002 Restricted Stock Plan; 395,311 shares that were issued in connection with the fourth quarter 2015 purchase period under the Comcast Corporation 2002 Employee Stock Purchase Plan and 4,569,591 shares available for issuance under the Comcast Corporation 2002 Employee Stock Purchase Plan following the fourth quarter purchase; and 113,790 shares that were issued in connection with the fourth quarter 2015 purchase period under the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan and 1,767,710 shares available for issuance under the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan following the fourth quarter purchase.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION PROGRAM

From time to time, the Compensation Committee directs an independent compensation consultant to provide analyses with respect to various nonemployee director compensation data. While Korn Ferry Hay Group provided an analysis in 2015, our director compensation program did not change from 2014. Directors who are our employees do not receive any fees for their services as directors. Our nonemployee directors receive annual compensation as follows:

	Annual Retainer	FMV of Annual Grant of Shares of CMCSA	Per Meeting Fee*
Director Fees	$100,000	$170,000	–
Audit Committee Fees	$35,000 – Chair	–	$2,500
	$10,000 – Member
Compensation Committee Fees	$35,000 – Chair $10,000 – Member	–	$2,500
Governance and Directors Nominating Committee Fees	$15,000 – Chair $7,500 – Member	–	$2,500
Finance Committee Fees	$5,000 – Chair $2,500 – Member	–	$1,000
*	Nonemployee directors also may receive a fee of $2,500 when they conduct any other business on our behalf.

Fees received by a director may be deferred in whole or in part under our deferred compensation plans. Up to one-half of the annual retainer may be received, at the election of the nonemployee director, in shares of Class A common stock, the receipt of which may be deferred in whole or in part. The receipt of the annual stock grant also may be deferred in whole or in part under our restricted stock plan. If deferred, any shares accrue dividend equivalents during the deferral period.

Nonemployee directors are reimbursed for travel expenses for meetings attended and also are provided with our video, high-speed Internet, voice and home security and automation services at up to two of their residences, if in our service areas, at no cost during the time they serve on our Board or as a director emeritus, and for five years thereafter.

2015 DIRECTOR COMPENSATION

The following table sets forth specified information regarding the 2015 compensation of our nonemployee directors. No information is provided for Ms. Bell, who joined our Board in 2016, or Mr. Brian L. Roberts, who is an employee director and does not receive compensation for his services as a director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	Total
Kenneth J. Bacon	$117,500	$170,019	$127,705	$ 415,224
Sheldon M. Bonovitz	104,500	170,019	775,329	1,049,848
Edward D. Breen	147,587	170,019	12,462	330,068
Joseph J. Collins	175,087	170,019	208,559	553,665
J. Michael Cook	154,500	170,019	299,265	623,784
Gerald L. Hassell	149,587	170,019	89,913	409,519
Jeffrey A. Honickman	145,087	170,019	162,628	477,734
Eduardo G. Mestre	129,587	170,019	36,050	335,656
Johnathan A. Rodgers	125,087	170,019	3,979	299,085
Dr. Judith Rodin	170,087	170,019	285,280	625,386

(1)	This column represents all cash retainers and meeting fees earned by our nonemployee directors with respect to their service in 2015, regardless of whether deferred as described below. Messrs. Breen, Collins, Hassell, Honickman, Mestre and Rodgers and Ms. Rodin elected to receive 50% of their annual retainer in the form of equity. In 2015, each earned (and, other than Messrs. Breen and Rodgers, deferred) 872 share units with respect to Class A common stock.

(2)	The amounts in this column represent the aggregate grant date fair value of shares of Class A common stock granted in 2015, in accordance with FASB ASC Topic 718. The amounts in this column were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant.

As of December 31, 2015, the following share units were outstanding with respect to shares of Class A common stock resulting from annual equity awards and annual retainer fees, all of which were deferred:

	Annual Equity Awards	Annual Retainers
Kenneth J. Bacon	12,279	–
Sheldon M. Bonovitz	17,387	–
Edward D. Breen	6,299	4,919
Joseph J. Collins	58,061	14,452
J. Michael Cook	30,411	5,239
Gerald L. Hassell	47,810	10,245
Jeffrey A. Honickman	59,137	13,478
Eduardo G. Mestre	23,606	4,932
Johnathan A. Rodgers	15,933	900
Dr. Judith Rodin	59,307	8,972

(3)	Annual retainer and other meeting fees received by our nonemployee directors may be deferred in whole or in part under our deferred compensation plans. The amounts in this column represent the dollar value of interest earned on deferred compensation in excess of 120% of the long-term applicable federal rate (the interest crediting rate on deferred compensation earned in 2015 was 9%).

Other Director Compensation

2015 represented a sad transition for our company. Our founder, Mr. Ralph J. Roberts, passed away on June 18, 2015. At the time of his death, he was one of our directors, Chairman Emeritus of the Board and an employee. From January 1, 2015 through his passing on June 18, 2015, Mr. Roberts received $1 as salary and did not receive any bonus or equity awards from us. However, he received approximately $25.8 million in 2015, primarily reflecting (i) the dollar value of interest on compensation deferred under our deferred compensation plans that Mr. Roberts had earned before ceasing to be an executive officer in 2008, calculated in the same manner as set forth in footnote 4 to the “Summary Compensation Table for 2015,” and (ii) payments for the premiums on single-life and joint-survivor split-dollar life insurance policies and to cover certain tax liabilities, both of which were pursuant to previously disclosed contractual arrangements first entered into nearly 25 years ago as described below. In connection with the payout of the single-life split-dollar life insurance policies upon his death, we received approximately $14 million as repayment for prior premiums paid. Because we are contractually required to continue to pay Mr. Roberts’s spouse during her lifetime amounts equal to the premiums on the joint-survivor split-dollar life insurance policies and amounts to cover certain tax liabilities pursuant to these contractual arrangements, we paid his spouse approximately $30 million during the period from Mr. Roberts’s death through December 31, 2015. Mr. Roberts also participated in our retirement, health and welfare benefit plans on the same basis as other similarly situated employees, and pursuant to preexisting contractual commitments, we provided health and welfare benefits to his spouse and will continue to do so during her lifetime.

In connection with Mr. Roberts’s death, trusts that he established for the benefit of certain of his designated beneficiaries (other than Mr. Brian L. Roberts) are entitled to receive interest on the compensation Mr. Roberts had previously deferred under our deferred compensation plans as noted above. As a result, during the period from Mr. Roberts’s death through December 31, 2015, the trusts collectively received approximately $4.2 million.

RELATED PARTY TRANSACTION POLICY AND CERTAIN TRANSACTIONS

We review all transactions, except for certain de minimis transactions as set forth in our related party transactions policy, involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our General Counsel or our Senior Executive Vice President with supervisory responsibility for our General Counsel of any proposed transaction involving us in which such person has a direct or indirect material interest. The proposed transaction is then reviewed by either the independent members of our Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the independent members of the Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to our company;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

After such review, the reviewing body approves or ratifies the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our company and our shareholders. Our related party transaction policy is posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com.

Related Party Transactions Relating to Split-Dollar Insurance Policies

As noted above, our founder, Ralph J. Roberts, passed away on June 18, 2015, at which time he was one of our directors, Chairman Emeritus of the Board and an employee. At the time of his passing, our company, which Mr. Roberts had founded in 1963, had grown into one of the largest media and technology companies in the world. Mr. Roberts was the father of Brian L. Roberts, our President, Chief Executive Officer and Chairman. Starting nearly 25 years ago, we entered into certain contractual arrangements with Mr. Ralph J. Roberts relating to single life and joint-survivor split-dollar life insurance policies, which constituted a significant portion of his then-current compensation and which were part of his financial planning. (These arrangements have been continuously filed as exhibits to our annual reports since they were first entered into and are currently filed as Exhibits 10.10, 10.43 and 10.36 through 10.41 to our Annual Report on Form 10-K filed on February 5, 2016.) Under these arrangements, we were contractually required to pay Mr. Roberts during his lifetime, and with respect to the joint-survivor life insurance policies, are contractually required to continue to pay Mr. Roberts’s spouse during her lifetime, amounts equal to the premiums on the split-dollar life insurance policies and amounts to cover certain tax liabilities. As a result of certain tax and regulatory changes over ten years ago, our ability to efficiently unwind these arrangements during Mr. Roberts’s lifetime on mutually beneficial terms became significantly constrained. In addition, because most of these split-dollar arrangements were in the form of joint-survivor split-dollar life insurance policies, our payments under these arrangements have become, and if not terminated, will continue to become, significantly greater each year due to the age of Mr. Roberts’s spouse, who is now 94.

After evaluating the impact of continuing these contractual arrangements and their increasing cost due to the age of Mr. Roberts’s spouse, we determined that it would be in our company’s interest to eliminate our contractual obligations going forward. To terminate these obligations, in 2016, we entered into the following transactions, which we estimate will cost us approximately $154 million in the aggregate (after taking into account the cash value of policies we acquired and related tax benefits we expect to realize). By entering into both of these transactions, we will resolve our obligations in full under these contractual arrangements.

•

Under these contractual arrangements, the Company has an interest in the joint-survivor split-dollar life insurance policies owned by trusts established by Mr. Roberts. We have acquired these policies in exchange for a one-time cash payment of $164 million to the trusts. By acquiring the rights to the policies, the Company acquired the right to all future cash payouts upon death under the policies (the cash surrender value of which is approximately $215 million and includes approximately $51 million in the aggregate as repayment for premiums we have previously paid).

•

In lieu of continuing to pay Mr. Roberts’s spouse during her lifetime amounts equal to the premiums on the joint-survivor split-dollar life insurance policies and amounts to cover certain tax liabilities as we are contractually required to do, we determined that it would be in our company’s interest to satisfy these contractual obligations in full by providing a one-time cash payment of $326 million to Mr. Roberts’s spouse in 2016.

•	We also have agreed to indemnify Mr. Roberts’s spouse and estate and the trusts for certain additional obligations that may arise in connection with these transactions.

•	As noted above, we expect the combined impact of these transactions will cost our company approximately $154 million.

In light of familial relationships and the fact that Mr. Brian L. Roberts is one of the beneficiaries of certain of the trusts above and has a beneficial interest in approximately 11% of the proceeds received by these trusts and that Mr. Bonovitz is the trustee of the trusts, neither Mr. Roberts nor Mr. Bonovitz participated in Board, or in the case of Mr. Roberts, management discussions or deliberations relating to the transactions.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder proposals intended to be presented at our 2017 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by December 9, 2016 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2017 annual meeting is more than 30 days from May 19, 2017, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Any shareholder proposals (other than those proposals seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2017 but are not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. If we call the 2017 annual meeting of shareholders for a date between April 19, 2017 and June 18, 2017, we must receive notice of the proposal on or after January 19, 2017 and on or before February 18, 2017. If we call the 2017 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received by February 18, 2017 (or the tenth day following the day we mail notice of, or announce publicly, the date of our 2017 annual meeting of shareholders, if such meeting is not called for a date between April 19, 2017 and June 18, 2017), the shareholder proposals will be deemed “untimely.”

Shareholders who wish to nominate directors for election must comply with the procedures described under “About Our Board and Its Committees — Director Nominations.”

All shareholder proposals should be directed to Arthur R. Block, Secretary, Comcast Corporation, at our address listed on page 3.

SOLICITATION OF PROXIES

We pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for aggregate fees of approximately $31,500 plus reasonable out-of-pocket costs and expenses. The agreement with D.F. King contains customary indemnification provisions. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Shareholders can access this proxy statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com or by scanning the QR code on the Notice or proxy card with a smartphone or tablet, and then following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.

If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the Internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Wells Fargo Bank, National Association, at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854. You may update your electronic address by contacting Wells Fargo.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the Internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

Under SEC rules, delivery of each Notice or a single proxy statement and annual report, as applicable, in a single envelope to two or more shareholders sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding,” is available if all of the following criteria are met:

•	you have the same address as other shareholders registered on our books;

•	you have the same last name as the other shareholders; and

•	your address is a residential address or post office box.

If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

If I am a registered shareholder, what do I need to do to receive just one set of annual disclosure materials?

Notify our transfer agent, Wells Fargo, at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854 to give your consent to householding. This consent is considered perpetual, which means you will continue to receive a single envelope containing each Notice for the household or a single proxy statement and annual report, as applicable, in the future unless you notify Wells Fargo otherwise.

If I am a registered shareholder, what if I consent to have one set of materials mailed now, but change my mind later?

Notify Wells Fargo at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854 to turn off the householding instructions for you. You will then be sent your Notice in its own envelope or a separate proxy statement and annual report, as applicable, within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

Appendix A

COMCAST CORPORATION

2002 RESTRICTED STOCK PLAN

(As Amended and Restated, Effective February 22, 2016)

1. BACKGROUND AND PURPOSE

(a) Background. COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the “Plan”) effective February 22, 2016.

(b) Purpose. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.

(c) Purpose of the Amendment; Credits Affected. The Plan was previously amended and restated, effective January 1, 2005 in order (i) to preserve the favorable tax treatment available to amounts deferred pursuant to the Plan before January 1, 2005 and the earnings credited in respect of such amounts (each a “Grandfathered Amount”) in light of the enactment of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as part of the American Jobs Creation Act of 2004, and the issuance of various Notices, Announcements, Proposed Regulations and Final Regulations thereunder (collectively, “Section 409A”), and (ii) with respect to all other amounts eligible to be deferred under the Plan, to comply with the requirements of Section 409A. Grandfathered Amounts will continue to be subject to the terms and conditions of the Plan as in effect prior to January 1, 2005. All amounts eligible to be deferred under the Plan other than Grandfathered Amounts will be subject to the terms of this amendment and restatement of the Plan and Section 409A.

(d) Reservation of Right to Amend to Comply with Section 409A. In addition to the powers reserved to the Board and the Committee under Paragraph 14 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the Section 409A.

(e) Deferral Provisions of Plan Unfunded and Limited to Select Group of Management or Highly Compensated Employees. Deferral Eligible Grantees and Non-Employee Directors may elect to defer the receipt of Restricted Stock and Restricted Stock Units as provided in Paragraph 8. The deferral provisions of Paragraph 8 and the other provisions of the Plan relating to the deferral of Restricted Stock and Restricted Stock Units are unfunded and maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.

(f) References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Committee.

2. DEFINITIONS

(a) [RESERVED]

(b) “Account” means unfunded bookkeeping accounts established pursuant to Paragraph 8(h) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units, dividend equivalents and earnings on dividend equivalents shall be credited with respect to the portion of the Account allocated to the Company Stock Fund and (ii) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.

(c) “Active Grantee” means each Grantee who is actively employed by a Participating Company.

(d) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.

(f) “Applicable Interest Rate” means:

(i) Except as otherwise provided in Paragraph 2(f)(ii):

(A) The Applicable Interest Rate with respect to amounts credited to the Income Fund that are attributable to (1) dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Initial Elections made before January 1, 2010 and (2) Diversification Elections and Special Diversification Elections made before January 1, 2010 shall be the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% (0.08) per annum, or such other interest rate established by the Committee from time to time.

(B) The Applicable Interest Rate with respect to amounts credited to the Income Fund that are attributable to (1) dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Initial Elections made on or after January 1, 2010 and before January 1, 2014 and (2) Diversification Elections and Special Diversification Elections made on or after January 1, 2010 and before January 1, 2014, shall be the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 12% per annum, or such other interest rate established by the Committee from time to time.

(C) Effective with respect to amounts credited to the Income Fund that are attributable to (1) dividends and other distributions credited with respect to Deferred Stock Units that are deferred pursuant to Initial Elections made on or after January 1, 2014, and (2) Diversification Elections and Special Diversification Elections made on or after January 1, 2014, the “Applicable Interest Rate” shall be the Applicable Interest Rate that applies to “Protected Benefits” under the Comcast Corporation 2005 Deferred Compensation Plan (the “2005 Deferred Compensation Plan”) if, as of the September 30th immediately preceding the Plan Year to which the Initial Election or Diversification Election applies, the sum of (x) the Grantee’s Account under the 2005 Deferred Compensation Plan, plus (y) the Grantee’s Account under the Comcast Corporation 2002 Deferred Compensation Plan (the “2002 Deferred Compensation Plan”), plus (z) the portion of the Grantee’s Account under this Plan credited to the Income Fund, is less than the High Water Mark. If the conditions described in the preceding sentence do not apply, the “Applicable Interest Rate” shall be the Applicable Interest Rate that applies under the 2005 Deferred Compensation Plan to amounts credited pursuant to Initial Elections with respect to compensation earned after December 31, 2013, that are not Protected Benefits.

(ii) Effective for the period beginning as soon as administratively practicable following a Grantee’s employment termination date to the date the Grantee’s Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term “Applicable Interest Rate” for such Grantee’s Account to mean the lesser of: (A) the rate in effect under Paragraph 2(f)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. A Grantee’s re-employment by a Participating Company following an employment termination date shall not affect the Applicable Interest Rate that applies to the part of the Grantee’s Account (including interest credited with respect to such part of the Grantee’s Account) that was credited before such employment termination date. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph 2(f)(ii) to an officer of the Company or committee of two or more officers of the Company.

(g) “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications, LLC) by the Company.

(h) “Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

(i) “Board” means the Board of Directors of the Company.

(j) “Change in Control” means:

(i) Except as provided in Paragraph 2(j)(ii), “Change in Control” means the occurrence of any one or more of the following events:

(A) following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act) (each, a “Person”), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors, unless a majority of the directors of the Company in office immediately preceding the date on which such Person acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance);

(B) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;

(C) the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving the Company or any of its subsidiaries with any other corporation or entity, which would result in the combined voting power of the Company’s securities entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of the Company or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction, or (y) any sale, lease, exchange or other transfer to any Person of all or substantially all of the assets of the Company, in one transaction or a series of related transactions; or

(D) the approval by the shareholders of the Company of a liquidation or dissolution of the Company.

(ii) For purposes of Paragraph 8, and with respect to the distribution of amounts subject to an Award that constitute “deferred compensation” (within the meaning of Section 409A), the term “Change in Control” shall mean any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Comcast Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.

(m) “Committee” means the Compensation Committee of the Board, provided that all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Award granted within the scope of the delegate’s authority pursuant to Paragraph 5(f).

(n) “Common Stock” means Class A Common Stock, par value $0.01, of the Company.

(o) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(p) “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Grantee’s Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock were credited to the Income Fund, held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31), provided that dividends and other distributions paid with respect to Common Stock shall be credited with interest at the Applicable Interest Rate commencing as of the date on which dividends or other distributions are paid.

(q) “Date of Grant” means the date on which an Award is granted.

(r) “Deceased Grantee” means:

(i) A Grantee whose employment by a Participating Company is terminated by death; or

(ii) A Grantee who dies following termination of employment by a Participating Company.

(s) “Deferral Eligible Employee” means:

(i) Effective before January 1, 2014:

(A) An Eligible Employee whose Annual Rate of Pay is $200,000 or more as of both: (x) the date on which an Initial Election is filed with the Committee; and (y) the first day of the calendar year in which such Initial Election filed.

(B) An Eligible Employee whose Annual Rate of Pay is $125,000 as of each of: (x) June 30, 2002; (y) the date on which an Initial Election is filed with the Committee; and (z) the first day of each calendar year beginning after December 31, 2002.

(C) Each New Key Employee.

(D) Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.

(ii) Effective on and after January 1, 2014:

(A) An Eligible Employee whose Annual Rate of Pay is $250,000 or more as of both: (x) the date on which an Initial Election is filed with the Committee; and (y) the first day of the calendar year in which such Initial Election filed.

(B) Each New Key Employee.

(C) Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.

Notwithstanding anything in this Paragraph 2(s) to the contrary, except as otherwise provided by the Committee or its delegate, no Grantee who is an employee of NBCUniversal, LLC, a Delaware limited liability company, and its subsidiaries (collectively, “NBCUniversal”) shall be a Deferral Eligible Employee with respect to any Award granted to such Grantee on or after January 29, 2011.

(t) “Deferred Stock Units” means the number of hypothetical Shares subject to an Election.

(u) “Disability” means:

(i) A Grantee’s substantial inability to perform Grantee’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of 12 consecutive months or for a cumulative period of 52 weeks in any two calendar year period; or

(ii) If different from the definition in Paragraph 2(u)(i) above, “Disability” as it may be defined in such Grantee’s employment agreement between the Grantee and the Company or an Affiliate, if any.

(v) “Disabled Grantee” means:

(i) A Grantee whose employment by a Participating Company is terminated by reason of Disability;

(ii) The duly-appointed legal guardian of an individual described in Paragraph 2(v)(i) acting on behalf of such individual.

(w) “Diversification Election” means a Grantee’s election to have a portion of the Grantee’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(k).

(x) “Election” means, as applicable, an Initial Election or a Subsequent Election.

(y) “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.

(z) “Fair Market Value” means:

(i) If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii) If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii) If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

(aa) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(bb) “Grandfathered Amount” means amounts described in Paragraph 1(b) that were deferred under the Plan and that were earned and vested before January 1, 2005.

(cc) “Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.

(dd) “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Committee shall determine whether the circumstances of the Grantee constitute an unforeseeable emergency and thus a Hardship within the meaning of this Paragraph 2(dd). Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Grantee shall be required to submit any evidence of the Grantee’s circumstances that the Committee requires. The determination as to whether the Grantee’s circumstances are a case of

Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Paragraph 2(dd) for all Grantees in similar circumstances.

(ee) “High Water Mark” means:

(i) With respect to amounts credited to the Income Fund on account of Diversification Elections made in 2014, the highest of the sum of the amounts described in (A), (B) and (C) below as of the last day of any calendar quarter beginning after December 31, 2008 and before October 1, 2013:

(A) the Grantee’s Account under the 2005 Deferred Compensation Plan; plus

(B) the Grantee’s Account under the 2002 Deferred Compensation Plan; plus

(C) the portion of the Grantee’s Account under this Plan credited to the Income Fund.

(ii) With respect to amounts credited to the Income Fund on account of Diversification Elections and Special Diversification Elections made after 2014, the sum of (x) plus (y) where (x) equals the highest of the sum of the amounts described in Section 2(ee)(i)(A), (B) and (C) as of the last day of any calendar quarter beginning after December 31, 2008 and before January 1, 2014, and (y) equals the sum of:

(A) The amount credited to a Grantee’s Account under Section 3.8 of the 2005 Deferred Compensation Plan after December 31, 2013 and on or before September 30, 2014 that is contractually committed pursuant to an employment agreement entered into on or before December 31, 2013; plus

(B) The deferred portion of a Grantee’s cash bonus award earned for 2013 and payable, but for the Grantee’s deferral election under the 2005 Deferred Compensation Plan after December 31, 2013 and on or before September 30, 2014; plus

(C) The amount credited to the Income Fund pursuant to a Diversification Election or Special Diversification Election made by a Grantee before January 1, 2014 with respect to Restricted Stock Units that vest after December 31, 2013 and on or before September 30, 2014.

(ff) “Income Fund” means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. In addition, the Income Fund shall also be deemed to hold dividend equivalents and earnings on dividend equivalents credited to a Grantee’s Account as described in Section 2(b) and Section 2(p). Notwithstanding any other provision of the Plan to the contrary, for purposes of determining the time and form of payment of amounts credited to the Income Fund, the rules of the 2005 Deferred Compensation Plan shall apply on the same basis as if such amounts were credited to a participant’s account under such 2005 Deferred Compensation Plan.

(gg) “Initial Election” means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a), to defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; (ii) designates the distribution date of such Shares; or (iii) makes a tax withholding election as described in Paragraph 9(c)(iii).

(hh) “New Key Employee” means:

(i) Effective before January 1, 2014, each employee of a Participating Company who:

(A) becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date; or

(B) has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.

(ii) Effective on and after January 1, 2014, each employee of a Participating Company who:

(A) becomes an employee of a Participating Company and has an Annual Rate of Pay of $250,000 or more as of his employment commencement date; or

(B) has an Annual Rate of Pay that is increased to $250,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.

(ii) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

(jj) “Normal Retirement” means a Grantee’s termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.

(kk) “Other Available Shares” means, as of any date, the sum of:

(i) The total number of Shares owned by a Grantee or such Grantee’s Family Member that were not acquired by such Grantee or such Grantee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus

(ii) The excess, if any of:

(A) The total number of Shares owned by a Grantee or such Grantee’s Family Member other than the Shares described in Paragraph 2(kk)(i); over

(B) The sum of:

(1) The number of such Shares owned by such Grantee or such Grantee’s Family Member for less than six months; plus

(2) The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Comcast Plan; plus

(3) The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(4) The number of such Shares owned by such Grantee or such Grantee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of “Deferred Stock Units” to such Grantee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(kk), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by a Grantee or such Grantee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that have converted into Shares.

(ll) “Participating Company” means the Company and each of the Subsidiary Companies.

(mm) “Performance-Based Compensation” means “Performance-Based Compensation” within the meaning of Section 409A.

(nn) “Performance Period” means a period of at least 12 months during which a Grantee may earn Performance-Based Compensation.

(oo) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(pp) “Plan” means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.

(qq) “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.

(rr) “Restricted Stock” means Shares subject to restrictions as set forth in an Award.

(ss) “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

(tt) “Retired Grantee” means a Grantee who has terminated employment pursuant to a Normal Retirement.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

(vv) “Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.

(ww) “Share” or “Shares” means a share or shares of Common Stock.

(xx) [RESERVED]

(yy) “Special Diversification Election” means, with respect to each separate Award, a Diversification Election by a Grantee other than a Non-Employee Director to have more than 40 percent of the Deferred Stock Units credited to such Grantee’s Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(k)(i), if (and to the extent that) it is approved by the Committee or its delegate in accordance with Paragraph 8(k)(ii).

(zz) “Subsequent Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(aaa) “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.

(bbb) “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

(ccc) “Terminating Event” means a Change in Control.

(ddd) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(eee) “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

(fff) “1933 Act” means the Securities Act of 1933, as amended.

(ggg) “1934 Act” means the Securities Exchange Act of 1934, as amended.

3. RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are:

(a) Rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and

(b) Rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 2.0 million Shares.

4. SHARES SUBJECT TO THE PLAN

(a) Shares Available for Grant. Subject to adjustment as provided in Paragraph 10, not more than 96.5 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2016, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10, shall be increased from 96.5 million to 134 million. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.

(b) Shares Returned to the Reserve. If Restricted Stock or Restricted Stock Units are forfeited pursuant to the terms of an Award, the Shares underlying such forfeited Award shall return to the pool of Shares available for issuance under the Plan.

(c) Share Recycling Prohibitions. If the Company withholds Shares to satisfy its tax withholding obligations, such withheld Shares shall not again become available for Awards or increase the number of Shares available for grant under Section 4(a).

5. ADMINISTRATION OF THE PLAN

(a) Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Paragraph 5 shall apply so that all references in this Paragraph 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

(b) Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur. The determination of the Committee in all such matters shall be conclusive.

(c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

(f) Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of grants and awards of restricted stock and restricted stock units to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(f) shall continue in effect until the earliest of:

(i) such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii) in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii) the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

6. ELIGIBILITY

Awards may be granted only to Eligible Employees and Non-Employee Directors.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors authorized by the Comcast Corporation 2002 Non-Employee Director Compensation Plan, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Paragraph 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Paragraph 7 to the Committee.

The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

(a) Time of Grant. All Awards shall be granted on or before May 11, 2021, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2016, the date after which no Awards may be granted shall be May 19, 2026.

(b) Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

(c) Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed. The Company may, in lieu of issuing such a certificate, arrange for the recording of Grantee’s ownership of the Restricted Stock on a book entry recordkeeping system maintained on behalf of the Company.

(d) Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock or Restricted Stock Units awarded under the Plan.

(e) Vesting/Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units, provided that for avoidance of doubt, such unilateral discretion shall not apply to any grant of rights that is designated as intended to satisfy the rules for performance-based compensation under section 162(m) of the Code.

(f) Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote with respect to such Restricted Stock Units. With respect to Awards of Restricted Stock Units granted prior to March 1, 2015, a Grantee shall not have the right to receive dividend equivalents with respect to such Restricted Stock Units.

(g) Dividend Equivalents. With respect to Awards of Restricted Stock Units granted on and after March 1, 2015, the Committee may, in its discretion, provide for the payment of dividend equivalents with respect to Restricted Stock Units, which may be paid directly to the Grantee, accrued and paid by the Company at such time or times specified in the applicable agreement specifying the terms of an Award, or treated as reinvested in additional Restricted Stock Units, or a combination thereof, as determined by the Committee in its sole discretion.

(h) Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee’s employment with all Participating Companies terminates, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

(i) Delivery of Shares. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares issuable under the Plan by arranging for the recording of Grantee’s ownership of Shares issuable under the Plan on a book entry recordkeeping system maintained on behalf of the Company. Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee’s Successor-in-Interest) Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

8. DEFERRAL ELECTIONS

A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock Units as to which a Vesting Date has not occurred, as provided by the Committee in the Award, consistent, however, with the following:

(a) Initial Election.

(i) Election. Each Grantee who is a Non-Employee Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock

Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.

(ii) Deadline for Initial Election. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30th day following the Date of Grant and 12 or more months in advance of the applicable Vesting Date. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.

(b) Effect of Failure of Vesting Date to Occur. An Election shall be null and void if a Vesting Date with respect to the Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock Units identified in such Election.

(c) Deferral Period. Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. Except as otherwise specifically provided by the Plan, no distribution may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.

(d) Additional Elections. Notwithstanding anything in this Paragraph 8(d) to the contrary, no Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.

(i) Each Active Grantee who has previously made an Initial Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Election to defer the distribution date for Shares issuable with respect to Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of five and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made. Notwithstanding the foregoing, except as otherwise provided by the Committee, an Active Grantee who is re-employed by a Participating Company following an employment termination date may not make a Subsequent Election with respect to amounts subject to an Initial Election or a Subsequent Election that was filed with the Committee before such employment termination date.

(ii) A Deceased Grantee’s Successor-in-Interest may elect to file a Subsequent Election to defer the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Deceased Grantee’s last Election.

(iii) A Retired Grantee may elect to defer the distribution date of the Retired Grantee’s Shares issuable with respect to Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Grantee’s last Election.

(e) Discretion to Provide for Distribution in Full Upon or Following a Change in Control. To the extent permitted by Section 409A, in connection with a Change in Control, and for the 12-month period following a Change in Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account of each Grantee in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.

(f) Hardship. Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Grantee’s request, the Committee determines that the Grantee has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the Grantee’s Account.

(g) Other Acceleration Events. To the extent permitted by Section 409A, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Grantee’s Account may be made:

(i) To fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) to the extent permitted by Treasury Regulations section 1.409A-3(j)(4)(ii) or any successor provision of law).

(ii) To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation section 1.409A-3(j)(4)(iii) (or any successor provision of law).

(iii) To pay employment taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vi) (or any successor provision of law).

(iv) In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vii) (or any successor provision of law).

(v) To pay state, local or foreign taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xi) (or any successor provision of law).

(vi) In satisfaction of a debt of a Grantee to a Participating Company where such debt is incurred in the ordinary course of the service relationship between the Grantee and the Participating Company, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiii) (or any successor provision of law).

(vii) In connection with a bona fide dispute as to a Grantee’s right to payment, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiv) (or any successor provision of law).

(h) Book Accounts. An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent a hypothetical share of Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(k).

(i) Plan-to-Plan Transfers. The Administrator may delegate its authority to arrange for plan-to-plan transfers as described in this Paragraph 8(i) to an officer of the Company or committee of two or more officers of the Company.

(i) The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Grantee which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Grantee shall have no further right to payment under this Plan.

(ii) The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Grantee which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Administrator shall establish an Account for such Grantee, and the Account shall be subject to the rules of this Plan, as in effect from time to time.

(j) Crediting of Income, Gains and Losses on Accounts. Except as otherwise provided in Paragraph 8(k), the value of a Grantee’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.

(k) Diversification Elections.

(i) In General. Except as otherwise provided in Paragraph 8(k)(v):

(A) A Diversification Election shall be available: (x) at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan; and (y) with respect to a Special Diversification Election, if and to the extent that the opportunity to make such a Special Diversification Election has been approved by the Committee or its delegate.

(B) No approval is required for a Diversification Election other than a Special Diversification Election.

(ii) Committee Approval of Special Diversification Elections. The opportunity to make a Special Diversification Election and the extent to which a Special Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee or its delegate in its sole discretion. A Special Diversification Election shall only be effective if (and to the extent) approved by the Committee or its delegate.

(iii) Timing and Manner of Making Diversification Elections. Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert up to 40 percent (or in the case of a Special Diversification Election, up to the approved percentage) of Deferred Stock Units attributable to such Award credited to the Company Stock Fund to the Income Fund. No deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(k)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee’s Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.

(iv) Timing of Credits. Account balances subject to a Diversification Election under this Paragraph 8(k) shall be deemed transferred from the Company Stock Fund to the Income Fund immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock underlying the liquidated Deferred Stock Units at Fair Market Value as of the effective date of a Diversification Election.

(v) Diversification Limit. No Diversification Election or Special Diversification Election during a calendar year by an Eligible Employee shall be effective if the sum of (x) the value of the Eligible Employee’s Account in the 2005 Deferred Compensation Plan, plus (y) the value of the Eligible Employee’s Account in the 2002 Deferred Compensation Plan, plus (z) the value of the Eligible Employee’s Account in this Plan to the extent such Account is credited to the “Income Fund,” exceeds the “Contribution Limit” (as defined in the 2005 Deferred Compensation Plan) with respect to such calendar year, determined as of September 30th immediately preceding such calendar year.

(l) Grantees’ Status as General Creditors. A Grantee’s right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an

Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

(m) Non-Assignability, Etc. The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

(n) Required Suspension of Payment of Benefits. Notwithstanding any provision of the Plan or any Grantee’s election as to the date or time of payment of any benefit payable under the Plan, To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to the Grantee upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the Grantee’s separation from service will be deferred and paid to the Grantee in a lump sum immediately following that six month period.

9. SECURITIES LAWS; TAXES

(a) Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

(b) Taxes. Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award, or distribution of all or any part of a Grantee’s Account. The Company shall not be required to deliver Shares pursuant to any Award or distribute a Grantee’s Account until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(c) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

(i) In connection with the grant of any Award, the occurrence of a Vesting Date under any Award or the distribution of a Grantee’s Account, or if, under the terms of an Award, a Grantee’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Grantee’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

(ii) Except as otherwise provided in this Paragraph 9(c)(ii), any tax withholding obligations incurred in connection with the grant of any Award, the occurrence of a Vesting Date under any Award under the Plan that is not subject to an Initial Election, or the distribution of the portion of a Grantee’s Account that is credited to the Company Stock Fund, shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following to satisfy tax withholding obligations with respect to any Award under the Plan that is not subject to an Initial Election: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant, Vesting Date or Account distribution. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee or withheld from an Account distribution. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. Shares withheld pursuant to this Paragraph 9(c)(ii) shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

(iii) If part of a Grantee’s Award is subject to an Initial Election or, under the terms of an Award, a Grantee’s rights with respect to Restricted Stock Units become free of a substantial risk of forfeiture as the result of the satisfaction of a performance or service condition, or the Grantee’s satisfaction of the age and service conditions for retirement eligibility, and, as a result thereof, employment tax liabilities arise, then, except to the extent the Grantee affirmatively elects otherwise as part of the Initial Election, the Grantee shall be required to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. As part of the Grantee’s Initial Election, the Grantee may elect that Shares subject to such Award be withheld by the Company to the extent necessary to pay such employment tax liabilities (on a fully grossed-up basis to cover income and other withholding tax liabilities that may arise in connection with such an event), notwithstanding that such Shares may not yet have vested and become deliverable in accordance with the terms of the Award. Shares withheld pursuant to this Paragraph 9(c)(iii) shall be deemed allocated and offset against the number of Restricted Stock Units that may become subject to vesting under the terms of the Award on a basis pro rata to the Restricted Stock Units that give rise to the employment tax liabilities. With respect to any Grantee under the Plan who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, the requirement to withhold Shares pursuant to this Paragraph 9(c)(iii) is intended to permit such Grantees to obtain the benefit of section 16(b)(3)(e) of the 1934 Act.

10. CHANGES IN CAPITALIZATION

The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.

11. TERMINATING EVENTS

(a) The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Except as otherwise provided in Paragraph 11(b), the Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.

(b) No amounts subject to an Award under the Plan that constitute “deferred compensation” (as defined in Section 409A) shall be subject to distribution before the scheduled vesting date for such distribution in connection with a Change in Control unless such Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), except to the extent that earlier distribution would not result in any obligation to pay interest or additional tax under Section 409A.

12. CLAIMS PROCEDURE

If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

(a) The specific reason or reasons for the denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and

(d) Appropriate information as to the steps to be taken in order to submit a claim for review.

Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.

If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.

It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

Claims for benefits under the Plan must be filed with the Committee at the following address:

Comcast Corporation

One Comcast Center, 52nd Floor

1701 John F. Kennedy Boulevard

Philadelphia, PA 19103-2838

Attention: General Counsel

13. REPAYMENT

If it is determined by the Board that gross negligence, intentional misconduct or fraud by a Section 16(b) Officer or a former Section 16(b) Officer caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares of Restricted Stock granted after February 28, 2007 or Shares delivered pursuant to the vesting of Restricted Stock Units granted after February 28, 2007 to such Section 16(b) Officer or former Section 16(b) Officer, or to effect the cancellation of unvested Restricted Stock or unvested Restricted Stock Units, if (i) the vesting of the Award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and (ii) the extent of vesting of the Award would have been less had the financial statements been correct. In addition, to the extent that the receipt of an Award subject to repayment under this Paragraph 13 has been deferred pursuant to Paragraph 8 (or any other plan, program or arrangement that permits the deferral of receipt of an Award), such Award (and any earnings credited with respect thereto) shall be forfeited in lieu of repayment.

14. AMENDMENT AND TERMINATION

The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

15. INTERPRETATION

The Committee shall have the power to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding on all Persons, including Grantees and their beneficiaries.

16. TERM OF PLAN

The Plan shall expire on May 11, 2021, unless sooner terminated by the Board, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2016, the expiration date shall be May 19, 2026.

17. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

Executed on the 22nd day of February, 2016.

COMCAST CORPORATION

BY: /s/ DAVID L. COHEN

ATTEST: /s/ ARTHUR R. BLOCK

Appendix B

COMCAST CORPORATION

2003 STOCK OPTION PLAN

(As Amended And Restated Effective February 22, 2016)

1. BACKGROUND AND PURPOSE

(a) Background. COMCAST CORPORATION, a Pennsylvania corporation hereby amends and restates the Comcast Corporation 2003 Stock Option Plan, (the “Plan”), effective February 22, 2016.

(b) Purpose. The purpose of the Plan is to assist the Sponsor and its Affiliates in retaining valued employees, officers and directors by offering them a greater stake in the Sponsor’s success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Sponsor and would contribute to its success.

2. DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Sponsor.

(c) “Board” means the Board of Directors of the Sponsor.

(d) “Cash Right” means any right to receive cash in lieu of Shares granted under the Plan and described in Paragraph 3(a)(iii).

(e) “Cause” means (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) self-dealing; (vi) dishonesty; (vii) misrepresentation; (viii) conviction of a crime of a felony; (ix) material violation of any Company policy; (x) material violation of the Sponsor’s Code of Conduct or, (xi) in the case of an employee of a Company who is a party to an employment agreement with a Company, material breach of such agreement; provided that as to items (ix), (x) and (xi), if capable of being cured, such event or condition remains uncured following 30 days written notice thereof.

(f) “Change in Control” means the occurrence of any one or more of the following events:

(i) following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act) (each, a “Person”), other than an employee benefit plan or trust maintained by the Sponsor, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing 30% or more of the combined voting power of the Sponsor’s outstanding securities entitled to vote generally in the election of directors, unless a majority of the directors of the Sponsor in office immediately preceding the date on which such Person acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance);

(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;

(iii) the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving the Sponsor or any of its subsidiaries with any other corporation or entity, which would result in combined voting power of the Sponsor’s securities entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of the Sponsor or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction, or (y) any sale, lease, exchange or other transfer to any Person of all or substantially all of the assets of the Sponsor, in one transaction or a series of related transactions; or

(iv) the approval by the shareholders of the Sponsor of a liquidation or dissolution of the Sponsor.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Comcast Plan” means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Sponsor or an Affiliate of the Sponsor, including, but not limited to this Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 2002 Restricted Stock Plan, the Comcast Corporation 1987 Stock Option Plan and the AT&T Broadband Corp. Adjustment Plan.

(i) “Committee” means the committee described in Paragraph 5, provided that for purposes of Paragraph 7:

(i) all references to the Committee shall be treated as references to the Board with respect to any Option granted to or held by a Non-Employee Director; and

(ii) all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Option granted within the scope of the delegate’s authority pursuant to Paragraph 5(b).

(j) “Common Stock” means the Sponsor’s Class A Common Stock, par value, $.01.

(k) “Company” means the Sponsor and the Subsidiary Companies.

(l) “Date of Grant” means the date as of which an Option is granted.

(m) “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.

(n) “Disability” means:

(i) For any Incentive Stock Option, a disability within the meaning of section 22(e)(3) of the Code.

(ii) For any Non-Qualified Option:

(A) An Optionee’s substantially inability to perform the Optionee’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of twelve (12) consecutive months or for a cumulative period of fifty-two (52) weeks in any two calendar year period; or

(B) If different from the definition in Paragraph 2(n)(i)(A) above, “Disability” as it may be defined in such Optionee’s employment agreement between the Optionee and the Sponsor or an Affiliate, if any.

(o) “Fair Market Value.”

(i) In General. If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Board or the Committee in good faith.

(ii) Option Exercise and Tax Withholding. For purposes of Paragraph 7(d) and Paragraph 15 (except to the extent that the Optionee pays the full option price and all applicable withholding taxes in cash, by certified check or surrender or attestation to ownership of Shares, as described in Paragraph 7(d)(i), (ii) and (iii), respectively) the fair market value of Shares applied to pay the option price and the fair market value of Shares withheld to pay applicable tax liabilities shall be determined based on the available price of Shares at the time the option exercise transaction is executed.

(p) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(q) “Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.

(r) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Company, including an individual who is a member of the Board and who previously was, but at the time of reference is not, an employee of a Company.

(s) “Non-Qualified Option” means:

(i) an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

(ii) an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

(t) “Officer” means an officer of the Sponsor (as defined in section 16 of the 1934 Act).

(u) “Option” means any stock option granted under the Plan and described in Paragraph 3(a)(i) or Paragraph 3(a)(ii).

(v) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised in full and has not expired or terminated.

(w) “Other Available Shares” means, as of any date, the sum of:

(i) the total number of Shares owned by an Optionee or such Optionee’s Family Member that were not acquired by such Optionee or such Optionee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Sponsor or an Affiliate; plus

(ii) the excess, if any of:

(A) the total number of Shares owned by an Optionee or such Optionee’s Family Member other than the Shares described in Paragraph 2(w)(i); over

(B) the sum of:

(1) the number of such Shares owned by such Optionee or such Optionee’s Family Member for less than six months; plus

(2) the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 15(b) or any similar withholding certification under any other Comcast Plan; plus

(3) the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate of the Sponsor, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(4) the number of such Shares owned by such Optionee or such Optionee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Sponsor in connection with the crediting of “Deferred Stock Units” to such Optionee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(w), a Share that is subject to a deferral election pursuant to another Comcast Plan shall not be treated as owned by an Optionee until all conditions to the delivery of such Share have lapsed. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by an Optionee or such Optionee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that have converted into Common Stock.

(x) [RESERVED]

(y) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(z) “Plan” means the Comcast Corporation 2003 Stock Option Plan.

(aa) “Share” or “Shares.”

(i) Except as provided in this Paragraph 2(aa), a share or shares of Common Stock.

(ii) The term “Share” or “Shares” also means such other securities issued by the Sponsor as may be the subject of an adjustment under Paragraph 10, or for purposes of Paragraph 2(w) and Paragraph 15, as may have been the subject of a similar adjustment under similar provisions of a Comcast Plan as now in effect or as may have been in effect before the AT&T Broadband Transaction.

(bb) [RESERVED]

(cc) “Sponsor” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(dd) “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Sponsor within the meaning of section 424(f) of the Code.

(ee) “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is a Company.

(ff) “Terminating Event” means a Change in Control.

(gg) “Third Party” means any Person other than a Company, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Sponsor or an Affiliate of the Sponsor.

(hh) “1933 Act” means the Securities Act of 1933, as amended.

(ii) “1934 Act” means the Securities Exchange Act of 1934, as amended.

3. RIGHTS TO BE GRANTED

(a) Types of Options and Other Rights Available for Grant. Rights that may be granted under the Plan are:

(i) Incentive Stock Options, which give an Optionee who is an employee of a Company the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant.

(ii) Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant; and

(iii) Cash Rights, which give an Optionee the right for a specified time period, and subject to such conditions, if any, as shall be determined by the Committee and stated in the option document, to receive a cash payment of such amount per Share as shall be determined by the Committee and stated in the option document, not to exceed the excess, if any, of the Fair Market Value of a Share on the date of exercise of a Cash Right over the Fair Market Value of Share on the date of grant of a Cash Right, in lieu of exercising a Non-Qualified Option.

(b) Limit on Grant of Options. The maximum number of Shares for which Options may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 15,000,000 Shares.

(c) Limit on Term of Options. In no event shall (i) an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder and (ii) any other Option be exercisable after ten years from the Date of Grant.

4. SHARES SUBJECT TO PLAN

(a) Shares Available For Grant. Subject to adjustment as provided in Paragraph 10, not more than 245 million Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options, provided that subject to the approval of the Sponsor’s shareholders at the Sponsor’s Annual Meeting of Shareholders to be held in 2016, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10, shall be increased from 245 million to 344 million. Shares delivered pursuant to the exercise of an Option may, at the Sponsor’s option, be either treasury Shares or Shares originally issued for such purpose.

(b) Shares Returned to the Reserve. For avoidance of doubt, if an Option covering Shares is forfeited, terminates or expires without having been exercised in full, the Shares underlying such forfeited, terminated or expired Option shall return to the pool of Shares available for issuance under the Plan.

(c) Share Recycling Prohibitions. If (i) the Sponsor withholds Shares to satisfy an Optionee’s tax liabilities as provided in Paragraph 15(b) and Paragraph 15(c) or (ii) an Option covering Shares is exercised pursuant to the cashless exercise provisions of Paragraph 7(d)(iv), other Options may not be granted covering the Shares so withheld to satisfy the Optionee’s tax liabilities or covering the Shares that were subject to such Option but not delivered because of the application of such cashless exercise provisions, as applicable. In addition, for the avoidance of doubt, Options may not be granted covering Shares repurchased by the Sponsor on the open market with proceeds, if any, received by the Sponsor on account of the payment of the option price for an Option by Optionees.

5. ADMINISTRATION OF PLAN

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or any other committee or subcommittee designated by the Board, provided that the committee administering the Plan is composed of two or more non-employee members of the Board.

(b) Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Options to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(b) shall continue in effect until the earliest of:

(i) such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii) in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii) the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

(c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Sponsor to the fullest extent provided by applicable law and the Sponsor’s By-laws in connection with or arising out of any actions, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reasons of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

6. ELIGIBILITY

(a) Eligible individuals to whom Options may be granted shall be employees, officers or directors of a Company who are selected by the Committee for the grant of Options. Eligible individuals to whom Cash Rights may be granted shall be individuals who are employees of a Company on the Date of Grant other than Officers. The terms and conditions of Options granted to individuals other than Non-Employee Directors shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Cash Rights shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Options granted to Non-Employee Directors shall be determined by the Board, subject to Paragraph 7.

(b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Paragraph 7(b) and 7(g) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if the Optionee is not an employee of a Company on the Date of Grant.

7. OPTION DOCUMENTS AND TERMS — IN GENERAL

All Options granted to Optionees shall be evidenced by option documents. The terms of each such option document for any Optionee who is an employee of a Company shall be determined from time to time by the Committee, and the terms of each such option document for any Optionee who is a Non-Employee Director shall be determined from time to time by the Board, consistent, however, with the following:

(a) Time of Grant. All Options shall be granted on or before May 11, 2021, provided that subject to the approval of the Sponsor’s shareholders at the Sponsor’s Annual Meeting of Shareholders to be held in 2016, the date after which no Options may be granted shall be May 19, 2026

(b) Option Price. Except as otherwise provided in Section 13(b), the option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

(c) Restrictions on Transferability. No Option granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of a Non-Qualified Option or by amendment of an option document for an Incentive Stock Option or a Non-Qualified Option, provide that Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Optionee; and provided further that any Incentive Stock Option granted pursuant to an option document which is amended to permit transfers during the lifetime of the Optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 7(g) and this Paragraph 7(c).

(d) Payment Upon Exercise of Options. With respect to Options granted on and after February 28, 2007 (other than Options subject to the automatic exercise rules described in Paragraph 7(h)(ii)), full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Option document:

(i) In cash;

(ii) By certified check payable to the order of the Sponsor;

(iii) By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price, provided, however, with respect to Options granted before February 28, 2007, that ownership of Shares may be attested to and Shares may be surrendered in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares as to which ownership has been attested, or the number of Shares to be surrendered in satisfaction of the option price, as applicable; provided further, however, that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee (or record the equivalent thereof on a book entry recordkeeping system maintained by the Sponsor) representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the Option Shares subject to payment by the surrender of Shares, accompanied by any necessary stock powers duly endorsed in blank by the record holder of such Shares; and if payment is made in whole or in part by attestation of ownership, the Optionee shall attest to ownership of Shares representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Option Shares subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation or ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or

(iv) Via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a Fair Market Value at the time of exercise, equal to the excess, if any, of (A) the Fair Market Value of such Shares at the time of exercise of the Option over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 15) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall withhold cash that would otherwise be payable to the Optionee from its regular payroll or the Optionee shall deliver cash or a certified check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share or the payment of cash by the Company (as provided in Paragraph 7(e)).

Except (x) as authorized by the Committee and agreed to by an Optionee, or (y) for Options subject to the automatic exercise rules described in Paragraph 7(h)(ii), with respect to Options granted before February 28, 2007, the payment methods described in Paragraph 7(d)(i), (ii) and (iii) shall, to the extent so provided in an Option document, be the exclusive payment methods, provided that the Committee may, in its sole discretion, and subject to the Optionee’s written consent on a form provided by the Committee, authorize Option documents covering Options granted before February 28, 2007 to be amended to provide that the payment method described in Paragraph 7(d)(iv) shall be an additional or the exclusive payment method.

(e) Recording of Shares Upon Exercise of Options; Payment of Cash. For purposes of the Plan, the Sponsor may satisfy its obligation to deliver Shares following the exercise of Options by arranging for the recording of Optionee’s ownership of Shares issuable on the exercise of Options on a book entry recordkeeping system maintained by the Sponsor. Only whole Shares shall be issuable upon exercise of Options. No fractional Shares shall be issued. Any right to a fractional Share shall be satisfied in cash. Following the exercise of an Option and the satisfaction of the conditions of Paragraph 9, the Sponsor shall deliver to the Optionee the number of whole Shares issuable on the exercise of an Option and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled.

(f) Termination of Employment. For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment. For purposes of Paragraph 7(g), an Optionee’s termination of employment shall be deemed to occur on the date an Optionee ceases to have a regular obligation to perform services for a Company, without regard to whether (i) the Optionee continues on the Company’s payroll for regular, severance or other pay or (ii) the Optionee continues to participate in one or more health and welfare plans maintained by the Company on the same basis as active employees. Whether an Optionee ceases to have a regular obligation to perform services for a Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if an Optionee is a party to an employment agreement or severance agreement with a Company which establishes the effective date of such Optionee’s termination of employment for purposes of this Paragraph 7(f), that date shall apply. An Optionee who is a Non-Employee Director shall be treated as having terminated employment on the Optionee’s termination of service as a Non-Employee Director, provided that if such an Optionee is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Optionee shall not be treated as having terminated employment until the Optionee’s termination of service as a Director Emeritus.

(g) Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the option document, or as described in Paragraph 7(h)(ii), provided, however, that if the grant of an Option would be subject to section 16(b) of the 1934 Act, unless the requirements for exemption therefrom in Rule 16b-3(c)(1), under such Act, or any successor provision, are met, the option document for such Option shall provide that such Option is not exercisable until not less than six months have elapsed from the Date of Grant. Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following an Optionee’s termination of employment for any reason; provided further, that:

(i) In the event that an Optionee’s employment with the Company terminates for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee’s employment with the Company terminates (unless a longer period is established by the Committee); provided, however, that if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following such termination of employment (unless a longer period is established by the Committee); provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(ii) In the event that an Optionee’s employment with the Company terminates by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee) by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(iii) In the event that an Optionee’s employment with the Company is terminated for Cause, each unexercised Option held by such Optionee shall terminate and cease to be exercisable; provided further, that in such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered such Shares, upon refund by the Sponsor of the option price.

(h) Date of Exercise.

(i) In General. The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall not be obligated to deliver any Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option or combination thereof being exercised; and (ii) if applicable, include a statement of preference (which shall be binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment to the Sponsor shall be made. Each notice of exercise shall also comply with the requirements of Paragraph 15.

(ii) Automatic Exercise. The provisions of this Paragraph 7(h)(ii) shall apply to any Option that is unexercised, in whole or in part, on or after October 28, 2013. Immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable option document, such Option shall be deemed automatically exercised, if such Option satisfies the following conditions:

(A) Such Option is covered by a then current registration statement or a Notification under Regulation A under the 1933 Act.

(B) The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.

An Option subject to this Paragraph 7(h)(ii) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a value, at the time of exercise, equal to the excess, if any, of (A) the value of such Shares based on the last reported sale price of such Shares on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading date, over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 15) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share.

(i) Cash Rights. The Committee may, in its sole discretion, provide in an option document for an eligible Optionee that Cash Rights shall be attached to Non-Qualified Options granted under the Plan. All Cash Rights that are attached to Non-Qualified Options shall be subject to the following terms:

(i) Such Cash Right shall expire no later than the Non-Qualified Option to which it is attached.

(ii) Such Cash Right shall provide for the cash payment of such amount per Share as shall be determined by the Committee and stated in the option document.

(iii) Such Cash Right shall be subject to the same restrictions on transferability as the Non-Qualified Option to which it is attached.

(iv) Such Cash Right shall be exercisable only when such conditions to exercise as shall be determined by the Committee and stated in the option document, if any, have been satisfied.

(v) Such Cash Right shall expire upon the exercise of the Non-Qualified Option to which it is attached.

(vi) Upon exercise of a Cash Right that is attached to a Non-Qualified Option, the Option to which the Cash Right is attached shall expire.

8. LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS

The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 8 shall apply only to Incentive Stock Options granted under the Plan, and not to any other options or stock appreciation rights. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an option document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

9. RIGHTS AS SHAREHOLDERS

An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and the option document and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Optionee shall have made arrangements acceptable to the Sponsor for the payment of applicable taxes consistent with Paragraph 15.

10. CHANGES IN CAPITALIZATION

In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Sponsor, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Sponsor, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, and to the option prices and the amounts payable pursuant to any Cash Rights. Any reference to the option price in the Plan and in option documents shall be a reference to the option price as so adjusted. Any reference to the term “Shares” in the Plan and in option documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 10. The Board’s adjustment shall be effective and binding for all purposes of this Plan.

11. TERMINATING EVENTS

(a) The Sponsor shall give Optionees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the Board shall reasonably determine and so notify the Optionees), each Optionee shall be permitted to exercise the Option to the extent the Option is then exercisable; provided that, the Sponsor may, by similar notice, require the Optionee to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Optionee’s receipt of the notice of a Terminating Event under this Paragraph 11(a), the entire number of Shares covered by Options shall become immediately exercisable.

(b) Notwithstanding Paragraph 11(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

12. INTERPRETATION

The Committee shall have the power to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding on all Persons, including Optionees and their beneficiaries. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

13. AMENDMENTS

(a) In General. The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of the Sponsor’s shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, or by a majority of votes cast at a duly held shareholders’ meeting at which a majority of all voting stock is present and voting on such amendment, either in person or in proxy (but not, in any event, less than the vote required pursuant to Rule 16b-3(b) under the 1934 Act) change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Paragraph 10 hereof.

(b) Repricing of Options and Cash Rights. Notwithstanding any provision in the Plan to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Sponsor’s shareholders, reduce the option or exercise price of any issued and outstanding Option or Cash Right granted under the Plan, including through cancellation and regrant or any other method (including the repurchase of an Option or Cash Right that is “out of the money” in exchange for an Option, Cash Right, cash and/or other property), at any time during the term of such option or Cash Right (other than by adjustment pursuant to Paragraph 10 relating to Changes in Capitalization). This Paragraph 13(b) may not be repealed, modified or amended without the prior approval of the Sponsor’s shareholders.

14. SECURITIES LAW

(a) In General. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

(b) Acknowledgment of Securities Law Restrictions on Exercise. To the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Optionee’s acknowledgment in form and substance satisfactory to the Committee that:

(i) the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Sponsor, may be made without violating the registration provisions of the Act);

(ii) the Optionee has been advised and understands that (A) the Shares subject to the Option have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Sponsor is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Optionee any exemption from such registration;

(iii) the book entry recordkeeping system maintained by the Sponsor evidencing the Shares may bear a restrictive legend; and

(iv) the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.

(c) Delay of Exercise Pending Registration of Securities. Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

15. WITHHOLDING OF TAXES ON EXERCISE OF OPTION

(a) Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Sponsor an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery or transfer of any such Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Sponsor’s obligation to make any delivery or transfer of Shares on the exercise of an Option shall be conditioned on the recipient’s compliance, to the Sponsor’s satisfaction, with any withholding requirement. In addition, if the Committee grants Options or amends option documents to permit Options to be transferred during the life of the Optionee, the Committee may include in such option documents such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon exercise of such Options for federal or state income tax purposes.

(b) Except as otherwise provided in this Paragraph 15(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan other than an Incentive Stock Option shall be satisfied by the Sponsor’s withholding a portion of the Shares underlying the Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law, unless otherwise determined by the Committee with respect to any Optionee. Notwithstanding the foregoing, except with respect to Options subject to the automatic exercise provisions described in Paragraph 7(h)(ii), the Committee may permit an Optionee to elect one or both of the following: (i) to have taxes withheld in excess of the minimum amount required to be withheld by the Sponsor under applicable law; provided that the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of Option Shares to be withheld by the Company for the then-current exercise on account of withheld taxes in excess of such minimum amount, and (ii) to pay to the Sponsor in cash all or a portion of the taxes to be withheld upon the exercise of an Option. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Optionee. Any election pursuant to this Paragraph 15(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(b) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(b) shall not continue to be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(b) as it deems appropriate.

(c) Except as otherwise provided in this Paragraph 15(c), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan (other than an Incentive Stock Option that is subject to the automatic exercise provisions described in Paragraph 7(h)(ii)), shall be satisfied by the Optionee’s payment to the Sponsor in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit an Optionee to elect to have the Sponsor withhold a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any tax liabilities incurred in connection with the automatic exercise of an Incentive Stock Option that is subject to the automatic exercise provisions described in Paragraph 7(h)(ii) shall be satisfied by the Sponsor’s withholding of a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any election pursuant to this Paragraph 15(c) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(c) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(c) shall not continue to be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(c) as it deems appropriate.

16. EFFECTIVE DATE AND TERM OF PLAN

This amendment and restatement of the Plan shall be effective February 22, 2016, except as otherwise specifically provided herein. The Plan shall expire on May 11, 2021, unless sooner terminated by the

Board, provided that subject to the approval of the Sponsor’s shareholders at the Sponsor’s Annual Meeting of Shareholders to be held in 2016, the expiration date shall be May 19, 2026.

17. GENERAL

Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the corporation law of the Sponsor’s state of incorporation and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and By-Laws of the Sponsor, as amended from time to time.

Executed on the 22nd day of February, 2016.

COMCAST CORPORATION

BY: /s/ DAVID L. COHEN

ATTEST: /s/ ARTHUR R. BLOCK

Appendix C

COMCAST CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Employee Stock Purchase Plan (the “Plan”). The Plan is intended to encourage and facilitate the purchase of shares of common stock of Comcast Corporation by Eligible Employees of the Company and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code.

2. Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

(e) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(i) “Compensation” means an Eligible Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.

(j) “Comcast Group” means the Company and any Affiliate of the Company.

(k) “Election Form” means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(l) “Eligible Employee” means an Employee who is not an Ineligible Employee.

(m) “Eligible Employer” means the Company and any subsidiary of the Company, within the meaning of section 424(f) of the Code.

(n) “Employee” means a person who is an employee of a Participating Company.

(o) “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

(p) “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.

(q) “Ineligible Employee” means an Employee who, as of an Offering Commencement Date:

(1) is a Five Percent Owner;

(2) has been continuously employed by the Comcast Group on a full-time basis for less than 90 days;

(3) has been continuously employed by the Comcast Group on a part-time basis for less than one year; or

(4) is restricted from participating under Paragraph 3(b).

For purposes of this Paragraph 2(q), an Employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(q), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

(r) “Offering” means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

(s) “Offering Commencement Date” means the first day of each January 1, April 1, July 1 and October 1 beginning on or after Offerings are authorized by the Board or the Committee, until the Plan Termination Date, provided that the first Offering Commencement Date shall be on the Effective Date.

(t) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(u) “Offering Termination Date” means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

(v) “Participant” means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

(w) “Participating Company” means each Eligible Employer whose employees’ Compensation is administered under the Company’s common payroll system, other than such an Eligible Employer that is designated by the Board or Committee as an excluded Eligible Employer, provided that the Board or Committee may designate an Eligible Employer whose employees’ Compensation is not administered under the Company’s common payroll system as a Participating Company. Notwithstanding the foregoing, the Board or the Committee may delegate its authority to designate or exclude an Eligible Employer as a Participating Company under this Paragraph 2(w) to an officer of the Company or committee of two or more officers of the Company.

(x) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.

(y) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(z) “Plan” means the Comcast Corporation 2002 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(aa) “Plan Termination Date” means the earlier of:

(1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or

(2) the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.

(bb) “Purchase Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

(cc) “Shares” means shares of Comcast Corporation Class A Common Stock, par value $0.01.

(dd) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(ee) “Terminating Event” means any of the following events:

(1) the liquidation of the Company; or

(2) a Change of Control.

(ff) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(gg) “Termination Form” means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

3. Eligibility and Participation.

(a) Eligibility. Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.

(b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that:

(1) immediately after the purchase of Shares, such Employee would be a Five Percent Owner; or

(2) a purchase of Shares would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.

(c) Commencement of Participation. An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).

4. Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 8(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings, provided that the maximum number of Shares subject to purchase by any Participant for any Offering Period shall not exceed 1,500. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5. Payroll Deductions.

(a) Amount of Payroll Deductions. On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 10 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year shall not exceed $21,250. The rules established by the Committee regarding Payroll Deductions, as reflected on the Election Form, shall be consistent with section 423(b)(5) of the Code.

(b) Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6. Purchase of Shares.

(a) In General. On each Offering Termination Date, each Participant shall be deemed to have purchased a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Shares deemed purchased by a Participant under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(b) Terminating Events. The Company shall give Participants at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

(c) Fractional Shares and Participant Refunds. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares for any Offering Period, including amounts that remain credited to an Account after the application of Paragraph 3(b)(2), shall be:

(1) credited to the Participant’s Account for the next succeeding Offering, provided that the Participant continues to be an Eligible Employee and elects to participate in such next succeeding Offering; or

(2) returned to the Participant as soon as practicable following the Offering Termination Date, without interest, if the Participant is not an Eligible Employee for the next succeeding Offering, or if the Participant fails to elect to participate in such next succeeding Offering.

(d) Transferability of Rights to Purchase Shares. No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.

7. Termination of Participation.

(a) Account. Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants’ Accounts during an Offering Period.

(b) Suspension of Participation. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering, provided that a Participant’s Payroll Deductions shall be discontinued to the extent required in connection with a Participant’s hardship withdrawal under the rules of the Comcast Corporation Retirement-Investment Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal. All amounts credited to such Participant’s Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period by providing a Termination Form shall be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee. A Participant whose Payroll Deductions are suspended during an Offering Period because of a hardship withdrawal under the rules of the Comcast Corporation Retirement-Investment Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal shall automatically resume Payroll Deductions at the rate in effect immediately before the suspension for the next Offering Period that commences after the conclusion of the suspension, unless the Participant elects otherwise.

(c) Termination of Employment. Upon termination of a Participant’s employment for any reason, all amounts credited to such Participant’s Account shall be returned to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.

8. Interest.

No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account.

9. Shares.

(a) Maximum Number of Shares; Adjustments. Subject to adjustment as provided in this Paragraph 9, not more than 35,500,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan, including Offerings commenced since the Plan first became effective as the Comcast Corporation 2001 Employee Stock Purchase Plan, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2016, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with this Paragraph 9, shall be increased from 35,500,000 to 50,500,000. Shares delivered pursuant to the Plan may, at the Company’s option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares. A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant’s Brokerage Account.

(c) Crediting of Shares to Brokerage Account. Shares purchased under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(d) Restrictions on Purchase. The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

(e) Restrictions on Sale of Shares. The Board or the Committee may, in its discretion, require as conditions to the sale of any Shares credited to Participants’ Brokerage Accounts under the Plan (i) such conditions as it may deem necessary to assure that such sale of Shares is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of Shares before Shares credited to Participants’ Brokerage Accounts may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to Shares credited to the Brokerage Account of a Participant who has terminated employment on account of death or disability.

10. Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11. Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. In connection with such withholding, the Participating Companies may make any such arrangements as they may deem necessary or appropriate to protect their interests.

12. Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13. Administration.

The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14. Amendment and Termination.

The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

15. Effective Date.

The original effective date of the Plan was December 20, 2000. The effective date of this amendment and restatement of the Plan is February 22, 2016.

16. Government and Other Regulations.

(a) In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law. The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

17. Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18. Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Comcast Corporation

One Comcast Center

1701 JFK Boulevard

Philadelphia, PA 19103

Fax: 215-286-7794

Attention: General Counsel

Or any other address provided pursuant to notice provided by the Committee.

If to the Participant:

At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19. Successors.

The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20. Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

21. Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

22. Applicable Law.

This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

Executed on the 22nd day of February, 2016.

COMCAST CORPORATION

BY: /s/ DAVID L. COHEN

ATTEST: /s/ ARTHUR R. BLOCK

Appendix D

COMCAST-NBCUNIVERSAL

2011 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan (the “Plan”). The Plan is intended to encourage and facilitate the purchase of shares of common stock of Comcast Corporation by Eligible Employees of NBCUniversal and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of NBCUniversal and Participating Companies. It is the intention of the Company that the Plan not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code.

2. Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

(e) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Comcast Group” means the Company and any Affiliate of the Company.

(h) “Committee” means the Compensation Committee of the Board or its delegate.

(i) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(j) “Compensation” means an Eligible Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.

(k) “Effective Date” means the effective date referenced in Paragraph 15.

(l) “Election Form” means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(m) “Eligible Employee” means an Employee who is not an Ineligible Employee.

(n) “Eligible Employer” means NBCUniversal and any Subsidiary of NBCUniversal other than:

(1) a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America, other than a Subsidiary referenced pursuant to Section 2(p)(1)(iii); or

(2) except as otherwise provided by the Committee, a Subsidiary that is a “Participating Company” as defined in the Comcast Corporation 2002 Employee Stock Purchase Plan.

(o) “Employee” means any employee who is employed by a Participating Company and designated on the books and records of such Participating Company as an employee, provided that the term “Employee” shall not include:

(1) an individual covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder;

(2) except as otherwise provided by Paragraph 2(q)(1)(iii), an individual who is not on a United States employee payroll of a Participating Company or an individual with respect to whom the Participating Company does not report such individual’s compensation as wages on Form W-2;

(3) an individual who has entered into an agreement with a Participating Company which excludes such individual from participation in employee benefit plans of a Participating Company (whether or not such individual is treated or classified as an employee for certain specified purposes that do not include eligibility to participate in the Plan); and

(4) an individual who is not classified by the Participating Company as an employee, even if such individual is retroactively re-characterized as an employee by a third party or a Participating Company.

(p) “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

(q) “Ineligible Employee” means:

(1) For an employee of any Participating Employer other than Universal Orlando, an Employee who, as of an Offering Commencement Date:

i. has been continuously employed by the Comcast Group on a full-time basis for less than 90 days;

ii. has been continuously employed by the Comcast Group on a part-time basis for less than one year;

iii. except as otherwise provided by the Committee, an employee who is (i) employed by a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America or (ii) whose principal work location is outside of the United States; or

iv. is an individual whose employment is classified by the Participating Company to which such individual is employed as an internship, or as “temporary” or “intermittent,” all in accordance with uniformly applied personnel policies.

For purposes of this Paragraph 2(q)(1), an employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(q), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

(2) For an employee of Universal Orlando, an employee who, as of an Offering Commencement Date:

i. has been continuously employed by the Comcast Group on a full-time basis for less than 90 days;

ii. has been continuously employed by the Comcast Group on a part-time basis for less than one year;

iii. except as otherwise provided by the Committee, an employee who is (i) employed by a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America or (ii) whose principal work location is outside of the United States; or

iv. is an individual whose employment is classified by the Participating Company to which such individual is employed as an internship, or as “temporary,” “intermittent” or “seasonal,” all in accordance with uniformly applied personnel policies.

For purposes of this Paragraph 2(q)(2), an employee is employed on a part-time basis if Universal Orlando has classified the Employee as a “Casual Employee.” For purposes of this Paragraph 2(q)(2) an Employee is employed on a full-time basis if Universal Orlando has classified the Employee as a Regular Employee.

(r) “NBCUniversal” means NBCUniversal, LLC, a Delaware limited liability company.

(s) “Offering” means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

(t) “Offering Commencement Date” means the first day of each January 1, April 1, July 1 and October 1 beginning on or after July 1, 2011 until the Plan Termination Date.

(u) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(v) “Offering Termination Date” means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

(w) “Participant” means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

(x) “Participating Company” means all Eligible Employers except such Eligible Employers as may be designated for exclusion by the Board or the Committee from time to time. Notwithstanding the foregoing, the Board or the Committee may delegate its authority to exclude an Eligible Employer from being a Participating Company under this Paragraph 2(x) to an officer of the Company or committee of two or more officers of the Company.

(y) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.

(z) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(aa) “Plan” means the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(bb) “Plan Termination Date” means the earliest of:

(1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or

(2) the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.

(cc) “Purchase Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

(dd) “Shares” means shares of Comcast Corporation Class A Common Stock, par value $0.01.

(ee) “Subsidiary” means any Affiliate of NBCUniversal that is controlled by NBCUniversal.

(ff) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(gg) “Terminating Event” means any of the following events:

(1) the liquidation of the Company; or

(2) a Change of Control.

(hh) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(ii) “Termination Form” means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

(jj) “Universal Orlando” means Universal City Development Partners, Ltd. and its subsidiaries.

3. Eligibility and Participation.

(a) Eligibility. Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.

(b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that a purchase would permit such Employee’s rights to purchase stock under this Plan, after taking into account such Employee’s purchases under the Comcast Corporation 2002 Employee Stock Purchase Plan, if any, to accrue at a rate which exceeds $25,000 in fair market value (as determined on the same basis as if this Plan were subject to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.

(c) Commencement of Participation. An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on the first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).

4. Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 9(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings, provided that the maximum number of Shares subject to purchase by any Participant for any Offering Period shall not exceed 1,500. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of

Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5. Payroll Deductions.

(a) Amount of Payroll Deductions. On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 10 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year (including, for this purpose, any payroll deductions for such calendar year pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan, if any) shall not exceed $21,250, or, with respect to Participants whose compensation is denominated in currency other than United States dollars, if any, the equivalent amount as denominated in such local currency, as determined by the Committee.

(b) Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6. Purchase of Shares.

(a) In General. On each Offering Termination Date, each Participant shall be deemed to have purchased a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Shares deemed purchased by a Participant under the Plan (net of Shares withheld under Paragraph 11) shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(b) Terminating Events. The Company shall give Participants at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

(c) Fractional Shares and Participant Refunds. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares for any Offering Period, including amounts that remain credited to an Account after the application of the limit described in Paragraph 3(b), shall, to the extent not applied to pay withholding taxes under Paragraph 11, be:

(1) credited to the Participant’s Account for the next succeeding Offering, provided that the Participant continues to be an Eligible Employee and elects to participate in such next succeeding Offering; or

(2) returned to the Participant as soon as practicable following the Offering Termination Date, without interest, if the Participant is not an Eligible Employee for the next succeeding Offering, or if the Participant fails to elect to participate in such next succeeding Offering.

(d) Transferability of Rights to Purchase Shares. No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.

7. Termination of Participation.

(a) Account. Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants’ Accounts during an Offering Period.

(b) Suspension of Participation. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering, provided that a Participant’s Payroll Deductions shall be discontinued to the extent required in connection with a Participant’s hardship withdrawal under the rules of the NBCUniversal Capital Accumulation Plan, the Comcast Corporation Retirement-Investment Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal. All amounts credited to such Participant’s Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period by providing a Termination Form shall be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee. A Participant (other than a Participant whose payroll is administered by Universal Orlando) whose Payroll Deductions are suspended during an Offering Period because of a hardship withdrawal under the rules of the NBCUniversal Capital Accumulation Plan, the Comcast Corporation Retirement-Investment Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal shall automatically resume Payroll Deductions at the rate in effect immediately before the suspension for the next Offering Period that commences after the conclusion of the suspension, unless the Participant elects otherwise.

(c) Termination of Employment. Upon termination of a Participant’s employment for any reason, all amounts credited to such Participant’s Account shall be returned to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.

8. Interest.

No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account.

9. Shares.

(a) Maximum Number of Shares; Adjustments. Subject to adjustment as provided in this Paragraph 9, not more than 4,600,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2016, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with this Paragraph 9, shall be increased from 4,600,000 to 12,100,000. Shares delivered pursuant to the Plan may, at the Company’s option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares. A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant’s Brokerage Account.

(c) Crediting of Shares to Brokerage Account. Shares purchased under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(d) Restrictions on Purchase. The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

(e) Restrictions on Sale of Shares. The Board or the Committee may, in its discretion, require as conditions to the sale of any Shares credited to Participants’ Brokerage Accounts under the Plan (i) such conditions as it may deem necessary to assure that such sale of Shares is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of Shares before Shares credited to Participants’ Brokerage Accounts may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to Shares applied to pay withholding taxes pursuant to Paragraph 11 or to Shares credited to the Brokerage Account of a Participant who has terminated employment on account of death or disability.

10. Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11. Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.

Any tax liabilities incurred in connection with a Participant’s participation in the Plan may, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with a taxable event, be satisfied by withholding a portion of the Shares otherwise creditable under the Plan having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld under applicable law.

12. Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13. Administration.

The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14. Amendment and Termination.

The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, provided further that the Company may seek shareholder approval of the Plan or any amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation, and provided further that the Board or the Committee may condition the effectiveness of any Election Form on such shareholder approval.

15. Effective Date.

The Plan was originally adopted on January 29, 2011. The first Offering Period under the Plan commenced on July 1, 2011. The Effective Date of this amendment and restatement of the Plan is February 22, 2016.

16. Government and Other Regulations.

(a) In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law. The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

17. Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18. Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Comcast Corporation

One Comcast Center

1701 JFK Boulevard

Philadelphia, PA 19103

Fax: 215-286-7794

Attention: General Counsel

Or any other address provided pursuant to notice provided by the Committee.

If to the Participant:

At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19. Successors.

The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20. Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

21. Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

22. Applicable Law.

This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

Executed on the 22nd day of February, 2016.

COMCAST CORPORATION

BY: /s/ DAVID L. COHEN

ATTEST: /s/ ARTHUR R. BLOCK

Appendix E

Reconciliations of Non-GAAP Financial Measures

For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, please see our Current Reports on Form 8-K filed with the SEC on February 3, 2016 and February 24, 2015. Please also refer to Exhibit 99.2 to the Current Report on Form 8-K filed on February 3, 2016 for the reasons we believe that the presentation of financial measures not in accordance with generally accepted accounting principles in the United States (GAAP) provides useful information to investors regarding our financial condition and results of operations, and to the extent material, the additional purposes, if any, for which our management uses these non-GAAP financial measures.

Reconciliation of Consolidated Operating Cash Flow

(in millions)

	Year Ended December 31,
	2015	2014	2013
Operating Income	$15,998	$14,904	$13,563
Depreciation expense	6,781	6,337	6,254
Amortization expense	1,899	1,682	1,617

Consolidated Operating Cash Flow	$24,678	$22,923	$21,434

Reconciliation of Consolidated Free Cash Flow

(in millions)

	Year Ended December 31,
	2015	2014	2013
Net Cash Provided by Operating Activities	$18,778	$16,945	$14,160
Capital expenditures	(8,499)	(7,420)	(6,596)
Cash paid for capitalized software and other intangible assets	(1,370)	(1,122)	(1,009)
Principal payments on capital leases	(17)	–	–
Distributions to noncontrolling interests and dividends for redeemable subsidiary preferred stock	(232)	(220)	(215)
Nonoperating items	275	(16)	2,149

Consolidated Free Cash Flow	$8,935	$8,167	$8,489

E-1

CO-PS-2016-R

ONE COMCAST CENTER

PHILADELPHIA, PA 19103

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2016. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/comcast2016

You may attend the Meeting and vote during the Meeting when the polls are open via the Internet. We recommend, however, that you vote before the Meeting even if you plan to participate in the Meeting, since you can change your vote during the Meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2016. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07565-P71916                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMCAST CORPORATION				For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
A	Company Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1:			☐	☐	☐
1.	Election of Directors
	01 -	Kenneth J. Bacon	07 - Jeffrey A. Honickman
	02 -	Madeline S. Bell	08 - Eduardo Mestre
	03 -	Sheldon M. Bonovitz	09 - Brian L. Roberts
	04 -	Edward D. Breen	10 - Johnathan A. Rodgers
	05 -	Joseph J. Collins	11 - Dr. Judith Rodin
	06 -	Gerald L. Hassell						B Shareholder Proposals — The Board of Directors recommends a vote “AGAINST” Proposals 7, 8, 9 and 10 if properly presented at the annual meeting:	For	Against	Abstain
The Board of Directors recommends a vote “FOR” Proposals 2 through 6:				For	Against	Abstain		7. To provide a lobbying report	☐	☐	☐
2.	Ratification of the appointment of our independent auditors			☐	☐	☐		8. To prohibit accelerated vesting of stock upon a change in control	☐	☐	☐
3.	Approval of our Amended and Restated 2002 Restricted Stock Plan			☐	☐	☐		9. To require an independent board chairman	☐	☐	☐
4.	Approval of our Amended and Restated 2003 Stock Option Plan			☐	☐	☐		10. To stop 100-to-one voting power	☐	☐	☐
5.	Approval of the Amended and Restated Comcast Corporation 2002 Employee Stock Purchase Plan			☐	☐	☐
6.	Approval of the Amended and Restated Comcast- NBCUniversal 2011 Employee Stock Purchase Plan			☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.						☐
C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Within the Box Below
Please sign as name(s) appear(s) hereon. Give full title if you are signing for a corporation, partnership or other entity, or as an attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

2016 Annual Meeting of Shareholders

Thursday, May 19, 2016

10:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/comcast2016

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the impact on the environment and save our company money on the costs incurred in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials, proxy statements, proxy cards and Annual Reports on Form 10-K electronically via e-mail or the Internet. To sign up, please follow the instructions on the reverse side to vote by Internet before the Meeting and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For further details regarding electronic delivery, please see the “General Information — Notice of Electronic Availability of Proxy Materials” section of our proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Internet Availability of Proxy Materials, the proxy statement and the Annual Report are available at www.proxyvote.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

E07566-P71916

COMCAST CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 19, 2016.

I hereby appoint Arthur R. Block and David L. Cohen and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Comcast Corporation at the annual meeting of shareholders to be held live via the Internet at www.virtualshareholdermeeting.com/comcast2016 at 10:00 a.m. Eastern Time on May 19, 2016, and at any adjournment or postponement thereof, upon all matters described in the proxy statement that may properly come before the meeting, in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote on such matter in their discretion, including for any replacement nominee nominated for director by the Board of Directors of Comcast Corporation if a director nominee on this proxy card becomes unavailable to serve. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.

I acknowledge receipt of the notice of annual meeting of shareholders, the proxy statement and the Annual Report on Form 10-K of Comcast Corporation.

The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If you are voting with this proxy card, please mark your choices on the other side of this proxy card, sign it where indicated on the other side and return it promptly to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Except in the case of shares held in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan, if your card is signed and returned without instructions, the shares will be voted in favor of all of the director nominees and any replacement nominee, in favor of Proposals 2 through 6 and against Proposals 7, 8, 9 and 10. If you hold shares in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and do not vote, or you sign and return your proxy card without voting instructions, the plan trustee will vote these shares in the same proportion on each matter as it votes shares held in the plan for which voting instructions were received. If you are voting shares held in the Comcast Corporation Retirement-Investment Plan, the Comcast Spectacor 401(k) Plan, the Comcast Employee Stock Purchase Plan, or the Comcast-NBCUniversal Employee Stock Purchase Plan, voting by Internet, telephone, mail or in person by ballot will vote all of the shares held by you in such plans, as well as any shares held by you as a shareholder of record. If you hold shares that are not represented by this proxy card, you will receive additional proxy card(s) by mail that will allow you to vote the remaining shares.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side